As filed with the Securities and Exchange Commission on November 30, 2010
Registration No. 333-166479

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1/A
AMENDMENT No. 2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WOWJOINT HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	3537	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1108 A Block Tiancheng Mansion
#2 Xinfeng Road
Deshengmenwai Street
Xicheng District, Beijing
China 100088
Tel: +86 (010) 8957 9330 (ext. 8011)
Fax: +86 (010) 8957 9553
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services LLC 20 Robert Pitt Drive, Suite 214 Monsey, NY 10952 Tel: +1 (888) 528 2677
 (Address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:
Robert G. Wray
Skadden, Arps, Slate, Meagher & Flom LLP
1-6-1 Roppong, Izumi Garden Tower 21F
Minato-ku, Tokyo  106-6021
+81 (0)3-3568-2634
+81 (0)3-3568-2626 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Security Being Registered	Amount Being Registered (1)		Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Ordinary Shares, par value $0.001 per share, underlying warrants (4)	4,256,250		—	—	—	(10)
Ordinary Shares, par value $0.001 per share, underlying warrants (5)	1,944,444	(3)	$7.55	$14,680,552.60	$1,046.73
Warrants to purchase Ordinary Shares, par value $0.001 per share (5)	1,944,444		—	—	—	(11)
Ordinary shares, par value $0.001 per share (6)	1,064,062		3.75	3,990,232.50	284.51	(9)
Ordinary shares, par value $0.001 per share (7)	598,500		3.75	2,244,375.00	160.03	(9)
Warrants to purchase Ordinary Shares, par value $0.001 per share(6)	1,064,062		—	—	—	(11)
Ordinary shares, par value $0.001 per share(6)	1,064,062		$3.75	$3,990,232.50	$284.51	(9)
Underwriter Unit Purchase Option	1		$—	$—	—	(10)
Units underlying Underwriter Unit Purchase Option ("Underwriter Units") (8)	225,000		$—	—	—	(10)
Ordinary shares, par value $0.001 per share, included as part of Underwriter Units(8)	225,000		—	—	—	(11)
Warrants included as part of the Underwriter Units(8)	225,000		—	—	—	(11)
Ordinary shares, par value $0.001 per share, underlying the Warrants included in the Underwriter Units(8)	225,000		—	—	—	(10)
Total				24,905,392.60	$1,775.78	*

(1)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, the ordinary shares offered hereby also include such presently indeterminate number of shares of the Registrant’s ordinary shares as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee.

(3)
Calculated pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended, based on the average high and low price of the ordinary shares and warrants of the registrant as quoted on the Over-The-Counter Bulletin Board on April 30, 2010.

(4)
Represents ordinary shares issuable upon exercise of the warrants that were originally issued to public investors in the registrant’s initial public offering, initially registered by the registrant on the registration statement on Form F-1 (File No. 333-150489) declared effective on May 15, 2008.

(5)
Represents warrants and ordinary shares issuable upon exercise of the warrants being registered for resale that were issued to private placement investors of the registrant prior to the registrant’s initial public offering.

(6)
Represents ordinary shares, warrants and ordinary shares underlying the warrants being registered for resale that were originally issued to the founding shareholders of China Fundamental Acquisition Corporation in a private placement, as described in this registration statement

(7)	Represents ordinary shares being registered for resale that were issued to investors in connection with the acquisition of Beijing Wowjoint Machinery Co., Ltd.

(8)
Represents units being registered for resale that are issuable in connection with the exercise of the underwriter unit purchase option and the underlying ordinary shares, warrants and ordinary shares underlying the warrants as described in this registration statement

(9)
Calculated pursuant to Rule 457(c) and Rule 457(g) under the Securities Act of 1933, as amended, based on the average high and low price of the ordinary shares and warrants of the registrant as quoted on NASDAQ on July 22, 2010.

(10)
All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the original registration statement for the initial public offering.

(11)	Pursuant to Rule 457(i), no additional fee is due as a fee is being paid for registration of the ordinary shares underlying the warrants.

*	Previously paid

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to Registration Statement No. 333-150489 declared effective by the Securities and Exchange Commission on May 15, 2008. This Registration Statement, which is a new Registration Statement, upon effectiveness, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-150489, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 30, 2010

Wowjoint Holdings Limited

This prospectus relates to 1,944,444 warrants issued to private placement investors preceeding our initial public offering, and 1,944,444 ordinary shares underlying these warrants that may be sold from time to time by the selling security holders named in this prospectus. It also relates to up to 4,256,250 ordinary shares which are issuable by Wowjoint Holdings Limited upon the exercise of warrants issued in our initial public offering pursuant to a prospectus dated May 15, 2008. It also relates to 1,064,222 ordinary shares and 1,064,222 warrants (and 1,064,222 ordinary shares underlying these warrants) that were originally issued to the founders of China Fundamental Acquisition Corporation; 598,500 ordinary shares originally issued in a private placement in connection with the acquisition of Beijing Wowjoint Machinery Co., Ltd.; and 225,000 units and the 225,000 ordinary shares and 225,000 warrants (as well as the 225,000 shares underlying the warrants) comprising the units subject to a unit purchase option issued to the underwriter in the initial public offering of China Fundamental Acquisition Corporation.

It is anticipated that the company and the selling security holders will sell these ordinary shares and warrants from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. We will not receive any proceeds from the sales of ordinary shares or warrants by the selling security holders. However, we will receive proceeds from the exercise of the warrants in the event that any warrants are properly exercised for cash. Any such proceeds will be used for general corporate purposes.

Information regarding the selling security holders and the times and manner in which they may offer and sell the shares under this prospectus and the respective lock-up periods for these securities is provided under “Selling Security Holders and the Securities being Offered” in this prospectus.

Our ordinary shares, warrants and units (consisting of one ordinary share and one warrant to purchase one ordinary share) are currently traded on the NASDAQ Stock Market under the trading symbols BWOW, BWOWW and BWOWU, respectively. On November 29, 2010, the closing sale price of ordinary shares, warrants and units was $3.28, $0.35 and $4.10, respectively. You are urged to obtain current market quotations of our securities before purchasing any of the securities being offered for sale pursuant to this prospectus.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. YOU SHOULD INVEST IN OUR SECURITIES ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. FOR A DISCUSSION OF SOME OF THE RISKS INVOLVED, SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2010.

This prospectus is not an offer to sell any securities other than the securities offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY	1

RISK FACTORS	6

PER SHARE MARKET INFORMATION	14

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	15

USE OF PROCEEDS	17

DILUTION	17

CAPITALIZATION	18

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA OF BEIJING WOWJOINT	19

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BEIJING WOWJOINT	20

SELECTED FINANCIAL INFORMATION OF CHINA FUNDAMENTAL	28

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CHINA FUNDAMENTAL	29

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

BUSINESS	33

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES	41

PRINCIPAL SHAREHOLDERS	45

SHARES ELIGIBLE FOR FUTURE SALE	47

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	48

DESCRIPTION OF SECURITIES	50

SELLING SECURITY HOLDERS AND THE SECURITIES BEING OFFERED	57

DETERMINATION OF OFFERING PRICE	59

TAXATION	60

PLAN OF DISTRIBUTION	64

EXPENSES RELATED TO THIS OFFERING	65

LEGAL MATTERS	66

EXPERTS	66

WHERE YOU CAN FIND ADDITIONAL INFORMATION	66

INDEX TO FINANCIAL STATEMENTS	F-1

i

PROSPECTUS SUMMARY

This summary highlights key information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus, including “Risk Factors,” our consolidated financial statements and the related notes thereto, and the other documents to which this prospectus refers, before making an investment decision.

Unless otherwise stated in this prospectus,

•	references to “Wowjoint,” “we,” “us” or “the Company” refer to Wowjoint Holdings Limited (together with its subsidiaries and affiliated entities, except where the context indicates otherwise);

•	references to “CFAC” or “China Fundamental” refer to China Fundamental Acquisition Corporation, our former name;

•
references to “Beijing Wowjoint” refer to Authentic Genius Limited (“AGL”) and its consolidated subsidiary, Beijing Xin Fu Industry Consulting Co., Ltd. (“BXFI”) and its variable interest entity ("VIE"), Beijing Wowjoint Machinery Co., Ltd. (“Beijing Wowjoint”) and Giant Nova Holdings Limited;

•	references to the “acquisition” or the “business combination” refer to the purchase by China Fundamental of all of the outstanding shares of AGL and Giant Nova Holdings Limited on February 22, 2010;

•
references to the financial statements of Beijing Wowjoint, either audited or unaudited, refer to those of AGL and its consolidated subsidiary, BXFI and its variable interest entity, Beijing Wowjoint and Giant Nova Holdings Limited;

•
references to “our original shareholders” refer collectively to Chun Yi Hao, Hope Ni, Q.Y. Ma and Tan Xiao Wei, each of whom purchased China Fundamental shares and warrants prior to its initial public offering;

•	references to “PRC” or “China” refer to the People’s Republic of China;

•	references to “dollars” or “$” refer to the legal currency of the United States; and

•	references to “public shareholders” refer to the holders of shares purchased in China Fundamental’s initial public offering.

Overview

Wowjoint Holdings Limited, or Wowjoint, was incorporated in the Cayman Islands on December 12, 2007 under the name China Fundamental Acquisition Corporation as a blank check company for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that had its principal operations in Asia, with a primary focus on potential acquisition targets in the PRC.

On February 22, 2010, China Fundamental acquired all of the outstanding securities of Beijing Wowjoint and its associated companies from its shareholders, resulting in Beijing Wowjoint becoming a wholly owned subsidiary of China Fundamental. The acquisition followed the favorable vote of the public shareholders of China Fundamental in accordance with the approved procedures established at the time of China Fundamental’s initial public offering in May 2008. Prior to the acquisition of Beijing Wowjoint, China Fundamental did not have an operating business. China Fundamental Acquisition Corporation changed its name to Wowjoint Holdings Limited shortly after the acquisition of Beijing Wowjoint.

We believe that Wowjoint is one of the leading providers in the design, engineering and manufacturing of customized infrastructure equipment and machinery used in the construction of railways, highways, metro subways, bridges and viaducts in China, based on the range of major railway projects in which we have been involved or have been asked to bid on. We provide end-to-end solutions in various engineering applications involving the lifting, carrying and transporting of large-scale and heavy precast concrete beams, and other heavy goods. Our main product lines include launching gantries, tyre trolleys, special carriers, integrated launching carriers, marine hoists and special purpose equipment. Our equipment and machinery are designed to overcome specific construction obstacles by meeting our customers, stringent engineering requirements wherever our products are deployed regardless of terrain, soil and climate conditions. We had approximately 257 employees as of November 30, 2010, of which 58 are highly trained engineers and technicians engaged in the design, engineering, manufacturing, installation and testing of highly specialized lifting and carrying equipment.

Our principal executive office is located in Beijing, People’s Republic of China. Our telephone number is +86 (010) 8957-9330.

Wowjoint Corporate Structure

Wowjoint and our associated companies together form the corporate operating structure. Giant Nova Holdings Limited is a British Virgin Island company, AGL is a Hong Kong incorporated company which became a wholly owned subsidiary of Wowjoint following the business combination, BXFI, is a China incorporated Wholly Foreign Owned Enterprise (“WFOE”), with t he scope of BXFI's business license including business consulting, technical and engineering advice and technical services. Beijing Wowjoint is a China incorporated domestic enterprise. Giant Nova Holding Company is a company with limited capitalization that conducts no business operations. The following diagram illustrates the current corporate structure and the places of incorporation of Wowjoint and our associated companies:

All of our business operations are conducted through Beijing Wowjoint.  Until recently, we did not have an equity interest in the business of Beijing Wowjoint, but rather our business was operated through contractual arrangements with Beijing Wowjoint, which were not as effective in providing operational control as direct ownership. In August 2010, we announced the ownership of Beijing Wowjoint Machinery Co., Ltd. had been transferred to BXFI.  After the transfer was completed, we directly own 100% of BWMC, our operating entity.

The Offering

Securities being offered by us and the selling security holders:
This prospectus relates to 1,944,444 warrants issued to private placement investors preceeding our initial public offering, and 1,944,444 ordinary shares underlying these warrants that may be sold from time to time by the selling security holders named in this prospectus. It also relates to up to 4,256,250 ordinary shares which are issuable by Wowjoint Holdings Limited upon the exercise of warrants issued in our initial public offering pursuant to a prospectus dated May 15, 2008. It also relates to 1,064,222 ordinary shares and 1,064,222 warrants (and 1,064,222 ordinary shares underlying these warrants) that were originally issued to the founders of China Fundamental Acquisition Corporation; 598,500 ordinary shares originally issued in a private placement in connection with the acquisition of Beijing Wowjoint Machinery Co., Ltd.; and 225,000 units and the 225,000 ordinary shares and 225,000 warrants (as well as the 225,000 shares underlying the warrants) which may be issued upon exercise of the unit purchase option comprising the units issued to the underwriter in the initial public offering of China Fundamental Acquisition Corporation.

NASDAQ Symbols:

Ordinary shares	BWOW

Units	BOWU

Warrants	BWOWW

Exercisability	Each warrant is exercisable for one ordinary share.

Exercise price	$5.00 per share

Exercise period	The warrants will expire at 5:00 p.m., New York City time, on May 15, 2012 or earlier upon redemption.

However, no warrant will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the ordinary shares issuable upon exercise of the warrant is current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Accordingly, such warrants could expire worthless if we fail to maintain an effective registration statement relating to the ordinary shares issuable upon exercise of the warrants or fail to obtain an exemption under the securities laws of the state of residence of the holder of the warrants.

Use of proceeds:
We will not receive any of the proceeds from the sale of the shares under this prospectus, although we would receive proceeds from the exercise of warrants in the event that any warrants are properly exercised for cash. Any amounts we receive from the exercise of warrants will be used for general working capital purposes.

Ordinary shares outstanding as of November 30, 2010:	7,949,965 shares (including ordinary shares forming part of outstanding units, but excluding up to 500,000 earn-out shares issuable if various performance targets are achieved)

Warrants outstanding as of November 30, 2010:	7,264,756 warrants (including warrants comprising part of the outstanding units)

Risks Affecting Wowjoint

Investing in our securities involves a high degree of risk. In considering an investment in Wowjoint’s securities, you should carefully read this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 6.

Enforceability of Civil Liabilities

We are a Cayman Islands company and our executive offices are located outside of the United States in the People’s Republic of China. Most of our directors, officers and some of the experts named in this prospectus reside outside the United States. In addition, almost all of our assets and the assets of our directors and officers are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

Furthermore, there is substantial doubt that the courts of the Cayman Islands or the People’s Republic of China would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

Summary Historical Financial and Operating Data

The following summary of consolidated financial and operating data, are derived from our unaudited consolidated financial statements as of and for the six month period ended June 30, 2010 and 2009; our audited consolidated financial statements as of and for the four month period ended December 31, 2009 and 2008; and our audited consolidated financial statements as of and for the fiscal years ended August 31, 2009 and 2008. The consolidated financial statements were prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP. Our unaudited financial statements for the six months ended June 30, 2010 and 2009; our audited financial statements for the four months ended December 31, 2009 and 2008; and our audited statement of operations the fiscal years ended August 31, 2009 and 2008; are included elsewhere in this prospectus.

Our results of operations in any past period may not necessarily be indicative of the results that may be expected for any future period. See “Risk Factors” included elsewhere in this proxy statement. The summary consolidated financial information for those periods and as of those dates should be read in conjunction with those consolidated financial statements and the accompanying notes, if available, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Beijing Wowjoint” included elsewhere in this prospectus.

Summary of statement of operation data:
(US$ in thousands except per share and operating data)

	Six months ended June 30,		Four months ended December 31,		Year ended August 31,
	2010	2009	2009	2008	2009	2008
	Unaudited	Unaudited	Audited	Unaudited	Audited	Audited
Revenue	4,294	24,780	1,696	17,208	44,622	36,233
Gross profit	879	7,714	(4,469)	4,918	13,323	6,055
Operating income	(1,325)	6,417	(6,222)	4,210	10,897	4,359
Net income	(1,187)	5,807	(5,336)	3,819	9,784	3,939
Basic net income per share(1)	(0.17)	1.02	n/a	n/a	n/a	n/a
Diluted net income per share(1)	(0.17)	1.02	n/a	n/a	n/a	n/a

(1)	Earnings per share information is not presented for the periods prior to January 1, 2010, as its inclusion would not be meaningful as Wowjoint was a privately held company during those periods.

Summary of statement of cash flow data:
(US$ in thousands)

	Six months ended June 30,		Four months ended December 31,		Year ended August 31,
	2010	2009	2009	2008	2009	2008
	Unaudited	Unaudited	Audited	Audited	Audited	Audited
Net cash provided by/(used in) operating activities	(38)	708	(1,224)	(522)	767	1,905
Net cash provided by/(used in) investing activities	(193)	(110)	(50)	(238)	(347)	(2,138)
Net cash provided by/(used in) financing activities	6,706	(277)	19	260	(5)	537

Summary of balance sheet data:
(US$ in thousands)

	As of June 30,		As of December 31,		Year ended August 31,
	2010	2009	2009	2008	2009	2008
	Unaudited	Unaudited	Audited	Audited	Audited	Audited
Cash and cash equivalents	7,242	1,293	675	956	1,895	1,438
Working capital(1)	15,109	14,782	9,780	9,196	14,978	5,532
Total assets	31,811	34,371	24,800	28,166	29,920	33,688
Total shareholders’ equity	18,281	17,812	12,643	11,989	17,943	8,151

(1)	Working capital is calculated as current assets minus current liabilities.

The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience.

	Spot Exchange Rate
Period	Period Ended	Average(1)	Low	High
	(RMB per US$1.00)
2005	8.0702	8.1826	8.2765	8.0702
2006	7.8041	7.9579	8.0702	7.8041
2007	7.2946	7.5806	7.8127	7.2946
2008	6.8225	6.9477	7.2946	6.7800
2009
January	6.8392	6.8360	6.8403	6.8225
February	6.8395	6.8363	6.8470	6.8241
March	6.8329	6.8360	6.8438	6.8240
April	6.8180	6.8306	6.8361	6.8180
May	6.8278	6.8235	6.8326	6.8176
June	6.8302	6.8334	6.8371	6.8264
July	6.8319	6.8317	6.8342	6.8300
August	6.8299	6.8323	6.8358	6.8299
September	6.8262	6.8277	6.8303	6.8247
October	6.8264	6.8267	6.8292	6.8248
November	6.8265	6.8271	6.8300	6.8255
December	6.8259	6.8275	6.8299	6.8244
2010
January	6.8268	6.8260	6.8295	6.8258
February	6.8274	6.8274	6.8274	6.8274
March	6.8258	6.8262	6.8270	6.8254
April	6.8270	6.8256	6.8275	6.8229
May	6.8305	6.8275	6.8305	6.8245
June	6.7807	6.8127	6.8323	6.7807
July	6.7735	6.7762	6.7808	6.7709
August	6.8069	6.7873	6.8069	6.7670
September	6.6905	6.7361	6.8102	6.6869
October	6.6705	6.6675	6.903	6.6397
November (through November 12)	6.6368	6.6766	6.6906	6.6233

Source: Federal Reserve Statistical Release
(1)	Annual averages are calculated from month-end rates. Monthly averages are calculated using the average of the daily rates during the relevant period.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this prospectus, before you decide whether to invest in our securities. You should pay particular attention to the fact that we are a Cayman Islands company, but with substantial operations in China. As a result, we are subject to legal and regulatory environments that differ in many respects from those of the United States.

Risks Associated with Our Business and Industry

Actual overall risks or costs of our contracts may exceed our initial evaluation and lead to cost overruns, resulting in a reduction in revenues, lower profitability or even losses on such contracts.

Wowjoint bases a number of contracts in part on cost estimates that are subject to a number of assumptions, including assumptions about future economic conditions, cost and availability of raw materials and labor. However, these assumptions may prove to be inaccurate. In addition, we may not be able to reduce our costs through our cost management scheme. Any deficiencies in internal cost control or unreasonable price increases in raw materials could result in cost overruns.

We currently generate, and expect to continue to generate, a substantial portion of our revenues from fixed-price contracts. For the year ended August 31, 2009, and in the period since then through June 30, 2010, a substantial majority of our revenues were derived from fixed-price contracts. The terms in these contracts require us to complete the delivery of equipment and machinery for a fixed price and therefore expose us to cost overruns. Cost overruns, whether due to inefficiency, inaccurate estimates or other factors, result in lower profit or a loss on a contract. As a result, we will only realize profits on these contracts if we successfully estimate our costs and avoid cost overruns. Other variations and risks inherent in the performance of fixed price contracts, such as delays caused by technical issues, any inability to obtain the requisite permits and approvals, may cause our actual overall risks and costs to differ from our original estimates despite any buffer we may have built into our bids for increases in labor and material costs. While there have only been two occasions involving small projects where our costs have equaled or exceeded our revenues from the project, as a project based company, we expect to encounter cost overruns or delays on our current and future contracts. If such cost overruns or delays occur, we could experience an increase in cost exceeding our budget or be subject to penalties with a consequent reduction in, or elimination of, the profits on our contracts.

Some of our contracts contain price adjustment clauses, which allow us to recoup additional costs incurred as a result of unexpected increases in raw material costs. However, we are typically required to bear a portion of the increased costs. From time to time, we may be required to perform extra or “change order” work under our contracts despite the absence of prior agreements with our customers on the scope or price of the work to be performed. Even though our contracts generally contain adjustment clauses for customers to pay for the extra work, we may be required to fund the cost of such work until the change order is approved and funded by the customer. We account for the costs of contract performance pending approval and funding of a change order by a customer by temporarily recording such costs as deferred cost and then adjusting to cost of sales in the period when revisions to a sale contract are determined. In addition, the performance of the extra work may cause delays in our other contract commitments and may have a negative impact on our ability to meet specified deadlines.

We rely on third parties to complete part of our equipment manufacturing, which may be adversely affected by the sub-standard performance or non-performance of such third parties.

We typically engage third-party subcontractors to perform a portion of the work under our contracts, in order to minimize the need to employ a large workforce that includes skilled labor and semi-skilled labor, as well as to maximize our-cost efficiency and flexibility. However, we may not be able to monitor the performance of these subcontractors as efficiently as our own in-house staff. In addition, our inability to engage qualified subcontractors could affect our ability to maintain the quality of our products. Subcontracting exposes us to risks associated with non-performance, delayed performance, or sub-standard performance by subcontractors. We may also suffer losses or a lesser profit margin if the amounts we pay our subcontractors exceeds our original estimates. As a result, we may experience deterioration in quality or delivery of our equipment, incur additional costs due to the delays or at a higher price in sourcing the services, or be subject to liability under the relevant contract for our subcontractor’s performances. Such events could impact upon our profitability, financial performance and reputation, and result in litigation or damage claims.

We may experience delays in collecting accounts receivable, receiving progress payments or the release of retention money by our customers, which may affect our liquidity.

Like other companies in the construction and construction equipment industry in China, we typically receive progress payments from our customers with reference to the value of work completed at specified milestones, as well as receiving final payments upon the delivery of complete equipment. We receive installment payments in the process of equipment manufacturing and usually a significant percentage of contract value would be billed upon the delivery of the equipment to our customers.

Usually, we are either requested by our customers to secure a letter of credit issued by a licensed commercial bank or a portion of the contract value is withheld by the customer as retention money, normally 5% to 10%, to be paid or released after the warranty period (generally one year after the completion of the respective equipment and products).

In the event that we encounter delays or defaults in the payment of accounts receivable or progress payments by our customers, we may be required to invest working capital to maintain our day to day operations. We cannot assure you that amounts due under accounts receivable, progress payments or retention money will be remitted by our customers on a timely basis or that those delays or defaults in payment will not affect our financial condition and results of operations.

Our revenues depend on gaining new customers and we do not have long-term purchase commitments from our customers.

Our revenues result from individual equipment sales, which produce limited amount of ongoing revenues from equipment maintenance and other services. In order to maintain and expand our business, we must be able to replenish new orders in our pipeline on a continuous basis. Our potential customers could choose products of our competitors instead. Should they do so, we could suffer a decline in revenues and profitability.

We expect to rely increasingly on our proprietary products and if we become involved in an intellectual property dispute, we may be forced to spend a significant amount of time and financial resources to resolve such intellectual property dispute, diverting time and resources away from our business and operations.

Our business is based on a number of proprietary products, which are protected by patents filed in the PRC. We expect our future growth will rely on these proprietary products to meet customers’ demands. For example, given the expansion of China’s rail system into China into mountainous and heavily forested areas, we expect that sales of our integrated launching gantry, which is designed and well suited for such terrain, to represent an increasing portion of our overall sales in the next several years. However, if third parties should infringe on any of our intellectual property rights, regarding the patents on our integrated launching gantry, or other products, as has happened on several occasions, we may need to devote significant time and financial resources in legal actions brought through the China court system to attempt to halt the infringement. For example, there is currently one ongoing lawsuit in the Beijing appeals court which we have filed in connection with infringements of our patents. An earlier ruling of this lawsuit ended in our favor, whereby the Beijing court awarded us RMB1.0 million.  A second lawsuit that is also being heard by a court in Beijing, was recently settled, whereby we agreed to grant the infringing party the use of our patent in return for it entering into a multi-year contract with us. Conversely, in the event of an infringement claim by third parties against us, we may be required to spend a significant amount of time and financial resources to defend against such claim. However we may not always be successful in lawsuits which we initiate or in defending ourselves against claims made against us by others. Moreover, any litigation could result in substantial costs and diversion of our management resources and could materially and adversely affect our business and operating results.

We currently rely upon receiving an adequate supply of raw materials at acceptable prices and quality in a timely manner.

The success of our operations depends on our ability to obtain sufficient quantities of raw materials and supplies at acceptable prices and quality in a timely manner. We have historically relied on a few suppliers and should we subsequently lose any of these suppliers, we will be forced to seek other suppliers. Such suppliers may be difficult to replace. We are exposed to the market risk of fluctuations in certain commodity prices for raw materials and supplies, such as steel and electronic parts utilized in our products. The price and availability of such raw materials and supplies may vary significantly from year to year due to factors such as China’s import restrictions, consumer demand, producer capacity, market conditions and costs of materials. We do not have long-term contracts with our suppliers or guarantees of supply. Should the prices of raw materials rise, we may experience lower than expected profit margins on our existing contracts.

We may be exposed to potential product liability claims, which may affect our profitability and result in damages to our reputation.

A majority of our products are large scale heavy duty machines, which require skilled labor to operate. Failures in the design, quality control, installation and assembly, and operation of these machines, as well as accidents, geological catastrophes and other construction field hazards, may result in injuries to personnel, losses of lives and damages to property despite repeated testing by us before and after delivery of these machines to our customers. Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims and we currently do not carry product liability insurance. In the event a product liability claim is brought against us, the lawsuit may, regardless of merit or eventual outcome, result in damages to our reputation, loss of contracts, inhibit our ability to win future contracts, and lead to substantial costs in litigation, product recalls and loss of revenue.

China’s financial markets are not as sophisticated as markets in developed countries and regions, such as the United States, Europe Union, Hong Kong, Taiwan and Singapore. The choice and selection of insurance policies to cover the potential liability of our products may not be widely available, which may result in our inability to obtain adequate insurance coverage against product liability risks.

Our success depends on stringent quality controls and timely delivery of our products, and failure in such could adversely impact our financial performance and result in damages to our reputation.

We design, manufacture and install our products based on the specific requirements of each customer. Our ability in obtaining future orders depend on our ability to maintain and uphold the performance, reliability and quality standards required by our customers. We may experience delays in the collection of accounts receivables, additional expenses in warranty and maintenance services, and reduced, cancelled or discontinued orders. Additionally, performance, reliability or quality claims by our customers, with or without merit, could result in costly and time-consuming litigation, which would require significant time and attention of management and may result in significant monetary damages.

We depend upon customers concentrated in the infrastructure construction industry. A reduction in government spending in infrastructure development could adversely affect our performance.

From a macro-economic perspective, a major risk we face is the relatively large reliance on the PRC government's investment in transportation and infrastructure sectors. The PRC government's judgment on the national economic conditions and expectations on the economic development trend together with the utilization status of existing infrastructures and the expected needs for future expansion, may result in changes in public budget for infrastructure development, especially in the investment scale in transport infrastructure such as railways and highways, and in the outsourcing volume of infrastructure construction projects by the government bodies, which may pose an adverse impact on our business volume.

The majority of our sales are generated from customers involved in the construction of railways and highways. In particular, China Railway Construction Corporation, China Railway Group Limited, China Communications Company Limited and Sinohydro Corporation have accounted for a sizeable portion of our total revenues in recent years. For example, in the period from September 1, 2007 to June 30, 2010, China Communications Group, China Railway Construction Corporation, China Railway Group represented 34.5%, 29.5% and 25.8%, respectively, of our total sales. Any reduction or delay in the capital spending by these companies or in the PRC’s infrastructure development could cause a significant decline in our sales and profitability.

Our current products are custom-made for specific projects. A majority of our revenues is non-recurring, which provides no guarantee of future success.

We are a solution provider of customized heavy duty large scale equipment for infrastructure construction projects. Each of our products is relatively unique to the construction projects in which it is designed to operate. Although most designs provide flexibility and capacity to be modified, we are usually engaged by our customer on a per project basis. Thus, a majority of our sales are non-recurring in nature and often do not result in repetitive purchases. For example, in the year ended August 31, 2009, approximately 89% of our contracts were considered non-recurring in nature. Therefore, we cannot assure you that our sales and profitability are sustainable in the future.

Our plans to enter the international construction machinery and equipment market may not prove successful.

To date, we have conducted the majority of our business within China. We have been exploring business opportunities in selected markets outside China and strategically expanding our global footprint. Expansion into new markets outside China exposes us to substantial risks, such as currency fluctuations, regulatory problems, punitive tariffs, trade embargoes, differences in general business environments, higher competition from established incumbent players in these markets, legal and regulatory requirements, potential adverse tax consequences, insufficient experience dealing with local payment and business practices, competition and protectionism. In addition, the additional demands on our management from these activities may detract from efforts in the domestic Chinese market, causing our operating results in China to be adversely affected.

We  may not be able to retain, recruit and train adequate management and engineering personnel, and our inability to attract and retain qualified personnel may limit our developments.

Our success is dependent to a large extent on our ability to retain the services of our executive management personnel, who have contributed to our growth and expansion. The industry experience of our executive officers, directors and other members of our senior management is essential to our continuing success. Accordingly, the loss of their services, particularly those of Mr. Yabin Liu and Mr. Fude Zhang, may be difficult to replace and could have an adverse affect on our operations and future business prospects.

In addition, our continued operations are dependent upon our ability to identify and recruit adequate engineering personnel in China. We require trained graduates of varying levels of experience and a flexible work force of semi-skilled operators. Given the current rate of economic growth in China, competition for qualified personnel will be substantial. Wage rates that we must offer our employees to retain qualified personnel may not enable us to remain competitive.

Wowjoint currently enjoys certain preferential tax treatment in China; there is no assurance that this will continue.

Pursuant to the PRC Income Tax Laws, prior to January 1, 2008, Chinese companies were subject to Enterprise Income Taxes (“EIT”) at a statutory rate of 33%, which consisted of 30% national income tax and 3% local income tax. Beginning January 1, 2008, the new EIT law replaced the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pay a reduced rate of 15%. Companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next five years or until the tax holiday term is completed, whichever is sooner.

We currently qualify as a High Technology company which is available to companies that consistently invest in the research and development of new technology or products or own proprietary intellectual property rights in key areas supported by the PRC government, and meet certain minimum revenue and employment requirements. As a result, we are entitled to preferential tax treatment and enjoy the benefit of a reduced income tax rate at 15%. We have received a 50% tax exemption (Tax Exemption Certificate) from the tax authorities in the PRC for corporate enterprise income tax for the years ended August 31, 2007 through August 31, 2009. The approved income tax rate for the company is 7.5%. The reduced income tax rate was applicable until December 31, 2009. Our current income tax rate is 15%.

Our business and financial performance may be adversely affected if the PRC government reduces or postpones public spending on infrastructure construction.

Our largest customers are business entities such as project and construction companies established and directed by the central and local governments of the PRC. The future growth of the infrastructure construction industry in China depends primarily upon the continued need for major infrastructure projects. The nature, extent and timing of those projects will, however, be determined by the interplay of a variety of factors, including the PRC government’s spending on infrastructure in China, as well as the general conditions and prospects for China’s economy. Since the majority of funding for infrastructure construction projects in China comes from governmental budgets, implementation of the projects relies, to a significant degree, on the PRC government’s public policies and spending. Changes in public policies or government budgets may therefore impact our business operations and financial performance.

The PRC government’s spending on infrastructure has historically been, and will continue to be, cyclical in nature and vulnerable to China’s economic growth and direction. The PRC government has, in recent years, implemented various policies in an effort to control the growth rate of certain industries and to limit inflation, which has affected the level of public spending on infrastructure construction projects. A significant decrease or delay in public spending on infrastructure construction in China could reduce the number of available construction projects, which in turn could reduce the demand for heavy duty construction equipment, and thus reduce the market demand for our core business.

If we cannot compete successfully for market share against other non-standard construction equipment and machinery companies, we may not achieve sufficient revenues and our business could suffer.

The market for our products and services is characterized by intense competition and rapid technological advances. Our products and services compete with a multitude of products and services developed, manufactured and marketed by others. We will also compete with new market entrants in the future. Existing or future competing products may be of higher quality, contain more sophisticated technology, provide greater utility or lower costs and other benefits, or may offer comparable performance at a lower cost. We must therefore continue to develop innovative new solutions and products for our customers to remain competitive. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues, and our business could suffer.

We are subject to increasing environmental regulations

Our facilities, operations and products are subject to increasingly stringent environmental laws and regulations, including laws and regulations governing emissions to air, discharges to water and the generation, handling, storage, transportation, treatment and disposal of general, non-hazardous and hazardous waste materials. While we believe we are in compliance in all material respects with these environmental laws and regulations, we cannot provide assurances that we will not be adversely affected by costs, liabilities or claims with respect to existing or subsequently acquired operations or under present laws and regulations or those that may be adopted or imposed in the future.

Wowjoint may face risks related to health epidemics and other outbreaks, which could adversely affect our operations.

Our business could be materially and adversely affected by the outbreak of avian flu, severe acute respiratory syndrome or another epidemic. From time to time, there have been reports on the occurrences of avian flu in various parts of China, including a few confirmed human cases and deaths. Any prolonged recurrence of avian flu, severe acute respiratory syndrome or other adverse public health developments in China or elsewhere in Asia may have a material and adverse effect on our business operations.

Risks to Our Organization

Affiliates of Realink Group Limited, or Realink, beneficially own a majority of our voting shares.

Affiliates of Realink Group Limited, or Realink, may be deemed to beneficially own approximately 54.7% of our voting power. Because of its control of our voting power, Realink is able to indirectly exert considerable influence and control over us, including the appointment of management and the outcome of all matters requiring shareholder approval. Realink’s affiliates may be able to cause, prevent or delay a change of control of us or a change in the composition of our board of directors and could preclude any unsolicited acquisition of us. In addition, because affiliates of Realink may substantially determine the outcome of a shareholder vote, Realink’s affiliates could deprive shareholders of an opportunity to receive a premium for their shares as part of a sale of us, and that voting control could ultimately affect the market price of our ordinary shares.

Prior to China Fundamental’s acquisition of Beijing Wowjoint in February 2010, China Fundamental had no operations, and Beijing Wowjoint had not operated as a public company. Fulfilling our obligations incidental to being a public company will be expensive and time consuming.

Prior to China Fundamental’s  acquisition of Beijing Wowjoint in February 2010, China Fundamental had no operations, and Beijing Wowjoint had not operated as a public company. Each of China Fundamental and Beijing Wowjoint had maintained relatively small finance and accounting staffs. Although China Fundamental had maintained disclosure controls and procedures and internal control over financial reporting as required under the Federal securities laws with respect to its very limited activities, it has not been required to maintain and establish these disclosure controls and procedures and internal control as will be required with respect to a business such as Beijing Wowjoint with its substantial operations. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), we will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on our finance and accounting staffs and on our financial, accounting and information systems, and will significantly increase our insurance, legal and financial compliance costs and other expenses. In addition, we must also implement corporate governance practices of public companies. We expect these and other rules and regulations applicable to public companies to increase our accounting, legal and financial compliance costs and to make certain corporate activities more time-consuming and costly. While we cannot yet accurately predict the amount of additional costs we may incur or the timing of such costs, we anticipate that our additional annual cash needs as a result of being a public company will exceed US$1 million per annum. We have also been required to hire additional accounting and financial staff, including a new chief financial officer and comptroller, with appropriate public company experience and technical accounting knowledge, resulting in higher expenses. If we are unable to comply with the requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the reports from our independent registered public accountant required by the Sarbanes-Oxley Act, which may preclude us from keeping our filings with the SEC current. Non-current reporting companies are subject to various restrictions and penalties.

We must comply with Section 404 of the Sarbanes-Oxley Act in a relatively short timeframe, which will require us to document and test our internal controls over financial reporting for fiscal 2010 and beyond. Any delays or difficulty in satisfying these requirements could adversely affect our future results of operations and stock price.

Section 404 of the Sarbanes-Oxley Act requires us to document and test the effectiveness of our internal controls over financial reporting in accordance with an established control framework and to report on our management’s conclusion as to the effectiveness of these internal controls over financial reporting beginning with the fiscal year 2010. We are also required to have an independent registered public accounting firm test the internal controls over financial reporting and report on the effectiveness of such controls for the fiscal year 2010 and subsequent years. Any delays or difficulty in satisfying these requirements could adversely affect future results of operations and our share price. We may also incur significant costs to comply with these requirements.

We may in the future discover areas of internal controls over financial reporting that need improvement. There can be no assurance that remedial measures will result in adequate internal controls over financial processes and reporting in the future. Any failure to implement the required new or improved controls, or difficulties encountered in their implementation, could materially adversely affect our results of operations or could cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal controls over financial reporting, or if our independent registered public accounting firm is unable to provide an unqualified report regarding the effectiveness of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, investors may lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. In addition, failure to comply with Section 404 of the Sarbanes-Oxley Act could potentially subject us to sanctions or investigation by the SEC or other regulatory authorities.

The price of our securities may continue to be volatile and may decrease in response to various factors, which could adversely affect our business and cause our shareholders to suffer significant losses.

Our securities are illiquid, and their prices have been and may continue to be volatile in the indefinite future. Only a limited market has developed for the purchase and sale of our securities. We cannot predict how liquid the market for our securities might become. Therefore, the purchase of our securities must be considered a long-term investment acceptable only for prospective investors who are willing and can afford to accept and bear the substantial risk of the investment for an indefinite period of time. Because there is a limited public market for the resale of our securities, an investor in our securities may not be able to liquidate his investment, and our securities may not be acceptable as collateral for a loan.

Since trading of our ordinary shares began on May 16, 2008, the high and low sale prices of our ordinary shares through November 29, 2010 were $7.98 and $2.50, and the high and low prices of our warrants for the same period were $2.00 and $0.05, respectively. The price of our securities could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;

•	competitive pricing pressures;

•	our ability to obtain working capital or financing;

•	additions or departures of key personnel;

•	limited “public float” in the hands of a small number of persons, whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our shares;

•	sales of our shares;

•	our ability to execute our business plan;

•	operating results that fall below expectations due to lower than expected revenues, higher than anticipated expenses or other factors;

•	loss of any strategic relationship;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our securities.

Because we do not intend to pay dividends on our shares, shareholders will benefit from an investment in our shares only if they appreciate in value.

We currently intend to retain all future earnings, if any, for use in the operations and expansion of our business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deem relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities and other financing arrangements. Accordingly, realization of a gain on shareholders’ investments will depend on the appreciation of the price of our shares. There is no guarantee that our shares will appreciate in value.

Offers or availability for sale of a substantial number of our ordinary shares may cause the price of our securities to decline.

The ability of our security holders, including those named as selling security holders in this prospectus, to sell substantial amounts of our securities in the public market creates a circumstance commonly referred to as an “overhang” and in anticipation of significant sales the market price of our securities could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Exercise of our outstanding warrants could decrease our share price.

If our outstanding warrants are exercised, the underlying ordinary shares will be eligible for future resale in the public market. “Market overhang” from the warrants may cause investors to assume that there will be additional ordinary shares outstanding that were purchased at the warrant exercise price, which that will likely be below our then current  share price. That possibility could reduce the market price of our ordinary shares.

Prior to the consummation of its initial public offering, China Fundamental issued 1,944,444 warrants at a price of $0.90 to affiliates of the management of China Fundamental and other institutional investors which are being registered under the registration statement of which this prospectus forms a part. The shares underlying the private placement warrants are being registered pursuant to our registration statement, and the prospect that these warrants may be exercised for $5.00 may reduce the market price at which the our ordinary shares trade.

In addition 1,064, 063 ordinary shares and the same number of warrants that were originally purchased by China Fundamental’s management prior to the initial public offering are currently held in escrow. These securities will be released from escrow on August 22, 2010 (i.e., six months after the closing of the business combination).  The release and registration of these securities will increase our public “float”, which may cause a decrease in our share price.

Outstanding private placement warrants to purchase an aggregate of 1, 944, 444 ordinary shares became exercisable after the business combination on February 22, 2010. If they are exercised, a substantial additional number of our ordinary shares will be eligible for resale in the public market, which may reduce the market price.

In connection with its initial public offering, China Fundamental issued a unit purchase option to the representatives of the underwriters which is exercisable for 225,000 units. The units and the securities underlying the underwriters’ unit purchase option have registration rights and may be sold according to Rule 144.

If certain performance targets are met, up to 500,000 earn-out shares will be issuable. “Market overhang” from these ordinary shares as a result of that potential dilution could reduce the market price of the ordinary shares.

If certain performance targets are met, up to 500,000 earn-out shares will be issuable to the shareholders of Realink.  In particular,

•
200,000 earn-out shares will be issued in the event that our closing price per share is at or above $10.00 for 180 days out of 360 days during the period from the acquisition closing date, February 22, 2010, to the second anniversary of the closing date.

•
200,000 earn-out shares will be issued in the event that our closing price per share is at or above $13.80 for 180 days out of 360 days during the period from the acquisition closing date to the third anniversary of the closing date.

•
100,000 earn-out shares will be issued in the event that our average daily trading volume is no less than 200,000 ordinary shares for three consecutive months during the period from the closing date of the acquisition to the second anniversary of the closing date.

If these shares are issued, a substantial additional number of our ordinary shares will be eligible for resale in the public market, which may reduce the market price for our securities.

We may choose to redeem our outstanding warrants at a time that is disadvantageous to the warrant holders.

Subject to there being a current prospectus under the U.S. Securities Act of 1933, we may redeem all of our outstanding warrants at any time at a price of $.01 per warrant, upon a minimum of 30 days prior written notice of redemption if, and only if, the last sale price of our shares equals or exceeds $10.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Calling all of our outstanding warrants for redemption could force the warrant holders:

•	to exercise the warrants and pay the exercise price for such warrants at a time when it may be disadvantageous for the holders to do so;

•	to sell the warrants at the then current market price when they might otherwise wish to hold the warrants; or

•	to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

Our warrant holders may not be able to exercise their warrants, which may create liability for us.

Holders of the warrants issued in our initial public offering and private placement will be able to receive ordinary shares upon exercise of the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the ordinary shares underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have agreed to use our best efforts to maintain a current registration statement covering the shares underlying the warrants to the extent required by federal securities laws, and we intend to comply with such agreement, we cannot assure you that we will be able to do so. In addition, some states may not permit us to register the shares issuable upon exercise of its warrants for sale. The value of the warrants will be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current or if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws. Since our obligations in this regard are subject to a “best efforts” standard, it is possible that, even if we are able to successfully assert a defense to a claim by warrant holders due to the impossibility of registration, a court may impose monetary damages on us to compensate warrant holders due to the change in circumstances that led to us being unable to fulfill our obligations.

The Company may be classified as a passive foreign investment company for United States federal income tax purposes, which could subject United States investors in our ordinary shares to adverse tax consequences.

Depending upon the value of our ordinary shares and the nature of our assets and income over time, we could be classified as a passive foreign investment company (a "PFIC") for United States federal income tax purposes.  Because there are uncertainties in the application of the relevant rules and PFIC status is a fact-intensive determination made on an annual basis, no assurance can be given that we are not or will not become classified as a PFIC.  If we were to be classified as a PFIC in any taxable year, a U.S. Holder (as defined in "Taxation – United States Federal Income Tax Considerations) would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of United States federal income tax that a U.S. Holder could derive from investing in a non-United States corporation that does not distribute all of its earnings on a current basis.  Further, if we are classified as a PFIC for any year during which a U.S. Holder holds our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ordinary shares.  For more information see the section titled “Taxation – Certain U.S. Federal Income Tax Considerations”.

We may be classified as a “resident enterprise” under PRC Enterprise Income Tax Law, or “EIT Law,” and be subject to PRC taxation on its worldwide income.

China passed a new EIT Law effective on January 1, 2008. Under the EIT Law, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with its “de facto management bodies” located within China is considered a “resident enterprise,” meaning it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementation rules to the EIT law define “de facto management bodies.” Further, on April 22, 2009, the PRC State Administration of Taxation issued the Notice of the State Administration of Taxation on Issues about the Determination of Chinese-controlled Enterprises Registered Abroad as Resident Enterprises on the Basis of their De Facto Management Bodies (“Notice 82”). However it remains unclear how the PRC tax authorities will interpret and implement such rules. Our senior management will primarily be located in the PRC, and almost all of our revenues currently arise from our operations in China.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, under the EIT Law and its implementing rules, as well as Notice 82, dividends paid to us are each treated as a “resident enterprise” under EIT Law and may qualify as “tax-exempt income,” and witholding tax may be exempted in this case. However, due to the uncertainty about how the PRC tax authorities will interpret and implement the above-mentioned new rules, such dividends may be subject to withholding tax (generally at a rate of 10% or, if the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income is applicable, 5%). Finally, the new “resident enterprise” classification could result in a 10% PRC tax being imposed on dividends we pay to our non-PRC security holders that are not PRC tax “resident enterprises” and gains derived by them from transferring our securities, if such income is considered PRC-sourced income by the relevant PRC tax authorities.

It is unclear how the relevant governmental authorities will interpret and implement the laws and regulations pertaining to offshore and cross-border taxes. Given this uncertainty, there is a risk that we could be subject to unfavorable tax treatment.

If any such PRC taxes apply, a non-PRC security holder may be entitled to a reduced rate of PRC taxes under an applicable income tax treaty and/or a foreign tax credit against such security holder’s domestic income tax liability (subject to applicable conditions and limitations). You should consult with your own tax advisors regarding the applicability of any taxes, the effects of any applicable income tax treaties, and any available foreign tax credits.

PER SHARE MARKET INFORMATION

Our ordinary shares, warrants and units have been traded on the NASDAQ Global Market since May 5, 2010 under the symbols BWOW, BWOWW and BWOWU, respectively. Prior to May 5, 2010, our ordinary shares, warrants and units were quoted on the Over-the-Counter Bulletin Board under our trading symbols WJHCF, WJHWF and WJHUF, respectively. Prior to April 9, 2010, our ordinary shares, warrants and units quoted on the Over-the-Counter Bulletin Board under the symbols CFQCF, CFQWF and CFQUF, respectively. The change in our trading symbols related to the change in our name from China Fundamental Acquisition Corporation to Wowjoint Holdings Limited. Each unit consists of one ordinary share and one warrant. The units were first quoted on the Over-the-Counter Bulletin Board on May 16, 2008. Our ordinary shares and warrants commenced trading separately from our units on July 23, 2008.

The following table sets forth, for the calendar quarter indicated the quarterly high and low sale prices for our units, ordinary shares and warrants, respectively. The Over-the-Counter Bulletin Board quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions. The table below also reflects the high and low closing sales prices on the NASDAQ Global Market for the period from May 5, 2010 to October 8, 2010.

	Ordinary Shares		Warrants		Units
Quarter Ended	High	Low	High	Low	High	Low
June 30, 2008	N/A	N/A	N/A	N/A	$8.25	$8.10
September 30, 2008	$7.49	$6.95	$1.56	$1.00	8.95	8.00
December 31, 2008	6.90	6.23	0.85	0.10	7.75	6.56
March 31, 2009	7.29	6.80	0.14	0.05	7.50	7.35
June 30, 2009	7.62	7.25	0.55	0.05	7.85	7.35
September 30, 2009	7.71	7.50	0.55	0.25	8.00	7.55
December 31, 2009	7.90	7.64	1.50	0.46	10.35	8.00
March 31, 2010	7.98	6.80	2.00	1.05	11.00	8.50
June 30, 2010	8.00	4.40	1.94	0.45	11.00	7.99
September 30, 2010	5.10	2.53	0.69	0.29	7.99	6.50
December 31, 2010 (through November 29, 2010)	4.02	2.68	0.55	0.29	7.99	4.04

The closing price of our ordinary shares on the Nasdaq Global Market on November 29, 2010, was $3.28 per share.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements include information about our possible or assumed future results of operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements.

The risk factors and cautionary language referred to in this report provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements, including among other things:

•	the diversion of management time on acquisition and integration related issues;

•	difficulties in integrating the merged businesses and management teams;

•	changes in Chinese government’s anticipated infrastructure construction plans;

•	changes in demand for non-standard special construction machinery and equipment used in bridge, road and railway construction;

•	changes in demand for customized heavy duty special construction machinery and equipment used in constructions of bridges, roads and railways;

•	the impact of inflation generally, as well as the rising costs of materials, such as steel;

•	loss of key customers;

•	changes in our operating expenses, partially attributable to fluctuating prices of raw materials such as steel;

•	changes in RMB exchange rate against major currencies that may negatively impact on the purchase of import materials or the export of finished products;

•	unanticipated decreases in revenues or increase in expenses;

•	legislation or regulatory environments, requirements or changes adversely affecting the construction machinery and equipment businesses in which we are engaged;

•	statements about industry trends in construction machinery and equipment, including infrastructure development and economic growth factors affecting supply and demand;

•	economic conditions in China generally and in particular in the construction machinery and equipment markets in which we operate; and

•	geo-political events and regulatory changes.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements contained in this prospectus, or the documents to which it refers you in this prospectus, to reflect any change in its expectations with respect to such statements or any change in events, conditions or circumstances on which any statement is based.

USE OF PROCEEDS

We will not receive any proceeds from any sale of ordinary shares or warrants by the selling security holders. However, we will receive proceeds from the exercise of the warrants, including those originally issued in China Fundamental’s initial public offering, in the event that any warrants are properly exercised for cash. Any such proceeds will be used for working capital. All net proceeds from sales of the ordinary shares issuable upon exercise of the warrants will be received by those persons selling such shares and not us.

DILUTION

We are not offering or selling any of the ordinary shares in this offering. All of the offered ordinary shares are held by selling security holders and, accordingly, no dilution will result from the sale of the securities.

CAPITALIZATION

The following table sets forth the capitalization of Wowjoint Holdings Limited as of September 30, 2010.

You should read this capitalization table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Beijing Wowjoint,” the financial statements and related notes, and the unaudited pro forma condensed combined financial statements and related notes, all appearing elsewhere in this document.

As of September 30, 2010
($000) (unaudited)
Debt – short term	$746

Shareholders’ equity:

Preferred shares, $0.001 par value; 1,000,000 shares authorized, none issued	-

Ordinary shares, $0.001 par value, authorized - 49,000,000 shares; issued and outstanding 7,949,965 shares	8

Additional paid-in capital	10,300

Statutory surplus reserves	2,675

Retained earnings	4,649

Accumulated other comprehensive income	1,184

Total shareholders’ equity	18,816

Total capitalization	$19,562

Selected Historical Financial and Operating Data

The following selected consolidated financial and operating data are derived from our unaudited consolidated financial statements as of and for the six month period ended June 30, 2010 and 2009; our audited consolidated financial statements as of and for the four month period ended December 31, 2009 and 2008; and our audited consolidated financial statements as of and for the fiscal years ended August 31, 2009 and 2008. The consolidated financial statements were prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP. Our unaudited financial statements for the six months ended June 30, 2010 and 2009; our audited financial statements for the four months ended December 31, 2009 and 2008; and our audited statement of operations the fiscal years ended August 31, 2009 and 2008; are included elsewhere in this prospectus.

Our results of operations in any past period may not necessarily be indicative of the results that may be expected for any future period. See “Risk Factors” included elsewhere in this proxy statement. The summary consolidated financial information for those periods and as of those dates should be read in conjunction with those consolidated financial statements and the accompanying notes, if available, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Beijing Wowjoint” included elsewhere in this prospectus.

Summary of statement of operation data:
(US$ in thousands except per share and operating data)

	Six months ended June 30,		Four months ended December 31,		Year ended August 31,
	2010	2009	2009	2008	2009	2008
	Unaudited	Unaudited	Audited	Unaudited	Audited	Audited
Revenue	4,294	24,780	1,696	17,208	44,622	36,233
Gross profit	879	7,714	(4,469)	4,918	13,323	6,055
Operating income	(1,325)	6,417	(6,222)	4,210	10,897	4,359
Net income	(1,187)	5,807	(5,336)	(3,819)	9,784	3,939
Basic net income per share(1)	(0.17)	1.02	n/a	n/a	n/a	n/a
Diluted net income per share(1)	(0.17)	1.02	n/a	n/a	n/a	n/a

(1)	Earnings per share information is not presented for the periods prior to January 1, 2010, as its inclusion would not be meaningful as Wowjoint was a privately held company during those periods.

Summary of statement of cash flow data:
(US$ in thousands)

	Six months ended June 30,		Four months ended December 31,		Year ended August 31,
	2010	2009	2009	2008	2009	2008
	Unaudited	Unaudited	Audited	Audited	Audited	Audited
Net cash provided by/(used in) operating activities	(38)	708	(1,224)	(522)	767	1,905
Net cash provided by/(used in) investing activities	(193)	(110)	(50)	(238)	(347)	(2,138)
Net cash provided by/(used in) financing activities	6,706	(277)	19	260	(5)	537

Summary of balance sheet data:
(US$ in thousands)

	As of June 30,		As of December 31,		Year ended August 31,
	2010	2009	2009	2008	2009	2008
	Unaudited	Unaudited	Audited	Audited	Audited	Audited
Cash and cash equivalents	7,242	1,293	675	956	1,895	1,438
Working capital(1)	15,109	14,782	9,780	9,196	14,978	5,532
Total assets	31,811	34,371	24,800	28,166	29,920	33,688
Total shareholders’ equity	18,281	17,812	12,643	11,989	17,943	8,151

(1)	Working capital is calculated as current assets minus current liabilities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF BEIJING WOWJOINT

The following is a discussion of Beijing Wowjoint’s financial condition and results of operations comparing the fiscal years ended August 31, 2008 and 2009. You should consider the foregoing when reviewing the consolidated financial statements and this discussion. You should read this section together with the consolidated financial statements including the notes to those financial statements for the years mentioned above. This discussion includes forward-looking statements which, although based on assumptions that the management of Wowjoint considers reasonable, are subject to risks and uncertainties. The actual results and timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

Wowjoint Holdings Limited, or Wowjoint, is a holding company whose primary business operations are conducted through Beijing Wowjoint.

Wowjoint, a Cayman Islands limited life company, was organized on December 12, 2007, as a blank check company under the name China Fundamental Acquisition Corporation for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that had its principal operations in the People’s Republic of China, or PRC. To avoid being required to liquidate, as provided in its charter, CFAC needed to consummate a business combination by May 21, 2010.

Pursuant to the terms of the Share Purchase Agreement, China Fundamental acquired all of the outstanding securities of Beijing Wowjoint on February 22, 2010, and China Fundamental Acquisition Corporation was renamed Wowjoint Holdings Limited.

Prior to the business combination with Beijing Wowjoint, China Fundamental had no operating business, and Beijing Wowjoint had not operated as a public company.

We believe that Beijing Wowjoint is one of the leading solution providers in the construction of transportation infrastructure, specializing in the design, engineering and manufacturing of customized lifting and carrying equipment for the construction of railway, highway, subway and ports. Its diverse products are manufactured with proprietary designs and are marketed under the brand name of “Wowjoint”. Since its inception in March 2004, Beijing Wowjoint has experienced significant growth.  Its total net revenue increased 23.2% to US$44.6 million in fiscal year 2009 from US$36.2 million in fiscal year ended August 31, 2008. Its net income increased 148.4% to US$9.8 million in fiscal 2009 from US$3.9 in fiscal 2008. The significant increase in net income is mainly attributable to improved gross margins by effective cost control and an increase in sales of higher margin products. However, revenues for the six month period ended June 30, 2010 were $4.3 million as compared to $24.8 million for the six month period ended June 30, 2009, down 82.7%.  The substantial decline in revenue is primarily attributable to a shift by China in its fiscal policies resulting in curtailment in government spending on large infrastructure projects.  For the six months ending June 30, 2010, the company reported a net loss of $1.2 million compared to net income of $5.8 million for the six months ending June 30, 2009, due to the lower revenues and higher costs associated with being a larger and public company.

We believe that Beijing Wowjoint has maintained a strong market share in China with leading market positions in its four main product lines in the past three years. Its product mix includes launching gantries, tyre trolleys, special carriers and integrated launching carriers collectively representing 83.5% of its total net revenue for the fiscal year ended August 31, 2009, compared to 92.9% for fiscal 2008. The market demand for these products has been growing in China due to rapid development of railway networks in China. Major routes will include Shanghai-Kunming, Datong-Xian, and Lanzhou-Xinjiang. Beijing Wowjoint sees strong demand for its patented proprietary product, the integrated launching carrier, a compact model made for deployment in mountainous and hazardous regions. The integrated launching carrier offers the combined functions of the launching gantry, trye trolley and special carrier with the additional ability to go through tunnels while carrying precast concrete road segments. Beijing Wowjoint believes the upcoming railway construction already planned in China’s mountainous southwest and northwest regions, which is due to be completed by 2020 at the latest will create a strong demand for our integrated launching carrier, which we believe is well suited for such projects as it is specially designed for more mountainous and forested terrain of southwest China, and provides substantial cost savings versus purchasing a launcher, trolley, and carrier separately.

Beijing Wowjoint’s strategy is to maintain and enhance its market penetration in railway construction and other key infrastructure development projects in China, such as highway, subways and ports, while expanding its sales internationally. In the fiscal years ended August 31, 2009 and 2008, Beijing Wowjoint derived 2.5% and 4.3% of its total net revenues, respectively, from sales to international markets, including Russia, Germany, the United Arab Emirates and Italy.  It will continue to focus on select international markets, including the United States.  The company believes that by expanding international sales, it will be able to offset some of the risks associated with the non-recurring nature of our contracts from the domestic Chinese market.

The fiscal year ended August 31, 2009 was a turbulent year with the financial crisis in the middle of the fiscal year drastically changing the landscape of the global economy.

While economic activity continued to slow down in advanced economies during the first half of the fiscal year, China's economy continued to grow at a fairly robust rate, due in part to the strong fiscal stimulus program, of which a significant portion was directed towards public infrastructure, and in particular, rail infrastructure.  According to the National Bureau of Statistics, the stimulus package was $586 billion, of which 45%, or over $250 billion, was directed towards infrastructure, particularly in the first half of the year when increases in government spending were most apparent, resulting in more favorable terms, relatively quick turnaround and faster payment of invoices.  In light of such situation, our business grew in fiscal 2009, although China initiated a policy of fiscal constraint in the latter part of 2009 to deliberately cool the country's economy, including infrastructure investment, which resulted in the suspension of spending on a number of major infrastructure projects. This negatively impacted our financial results for the four month transition period ending December 31, 2009 as well as our results for the six months ending June 30, 2010.  The decline in the Chinese government’s macro policy greatly reduced the number of contracts which were available to bid on during the transition period ending December 31, 2009 and the six months ended June 30, 2010.  While the number of contracts available for bidding and the number of possible sales declined significantly, no funding was cancelled, deobligated or terminated.  Nor did the Chinese government announce the cancellation of any construction plans.  We believe that all plans are simply delayed and that the greatly reduced number of contracts available for bid is simply a reflection of the government’s move towards tightening, which has since eased.  Since the easing of the tightening earlier this year, the company has gradually rebuilt its backlog, and our last announced backlog was at over $13.0 million – all of which is on track to be funded and which we expect to recognize as revenues over the course of the next few months.  During the fiscal year, we continued our efforts to increase sales of new equipment, realize sales at higher prices and reinforce our product support operations. As increased commodity prices pushed up the prices of materials used to produce our products, such as steel materials and other purchased parts, we worked to absorb such increased costs by slightly increasing the sale prices of our products and reducing production costs through improvements in production efficiency (such as by shortening the manufacturing time of products by utilizing newer equipment and achieving a more efficient layout in our facilities).

To partially offset some of the risks associated with the amount of revenues derived from our fixed price contracts and the non-recurring nature of our contracts, we are also looking to enter into longer term service contracts to provide additional services to our clients, which they are increasingly demanding.  In addition, we are actively seeking to expand in international markets to help offset any loss of revenues in the domestic Chinese market.

Many of Beijing Wowjoint’s customers are state-owned enterprises which depend substantially on government funding of railway construction and other infrastructure projects. Chinese economic growth has begun to slow in recent months as the impact of last summer's stimulus policies have started to fade, and as the PRC government has adopted measures designed to keep China's economy from overheating. As the global economic climate continues to improve, the Chinese government may halt, decrease or delay railway construction and maintenance as part of their macroeconomic policy.  Any decrease or delay in government funding of railway construction and maintenance, other infrastructure projects and overall government spending could cause the number of contracts up for bid to fall, traditional upfront payments of 20% - 40% to be lowered and payment terms to be stretched, adversely affecting its results of operations.

While recent events have demonstrated that the Chinese government has slowed spending, which has in turn directly impacted our financial results, the Chinese government has not announced the cancellation of any railway construction projects.  The company believes that the Chinese government has simply delayed its spending as it shifted its focus towards slowing down the economy.

Principal materials and components that Beijing Wowjoint uses in its various manufacturing processes include steel, castings, engines, tires, hydraulics, cylinders, drive trains, electric controls and motors, and a variety of other commodities and fabricated or manufactured items.  Extreme movements in the cost and availability of these materials and components may affect its financial performance.  Beijing Wowjoint has been able to successfully reduce input costs for many of its materials, although it remains concerned by the potential for steel prices to rise.  With the move of the major mining companies to reprice ore on a quarterly basis rather than annually, this will make steel purchasing more volatile.  At this point, it is difficult to predict the impact that such pricing actions may have on its business.

Basis of Presentation

The following discussion and analysis of Beijing Wowjoint’s financial condition and results of operations is based on the selected financial information at and for the years ended August 31, 2009 and 2008 and has been prepared based on the financial statements of the companies comprising AGL, its consolidated subsidiary, BXFI and variable interest entity (“VIE”), Beijing Wowjoint, after elimination of inter-company transactions. This information should be read in conjunction with the financial information and notes thereto included in the consolidated financial statements and notes thereto included elsewhere in this prospectus.

On August 25, 2009, AGL, via its wholly owned subsidiary, BXFI, entered into contractual agreements with Beijing Wowjoint and its shareholders, by which BXFI was deemed the primary beneficiary of Beijing Wowjoint, and Beijing Wowjoint being a variable interested entity of AGL, was deemed a subsidiary of AGL under the requirements of the U.S. generally accepted accounting principles (“GAAP”); as further described in “Wowjoint Corporate Structure”. According to GAAP, a variable interest entity is required to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns.  The financial and operational results of Beijing Wowjoint and its branch were included in the consolidated statements of operations from the effective date of acquisition.

The assets, liabilities, and non-controlling interest of a consolidated variable interest entity were accounted for as if the entities were consolidated based on voting interests and the usual accounting rules for which the VIE operates are applied as they would to a consolidated subsidiary as follows:

•	Carrying amounts of Beijing Wowjoint and its branches, (the “VIE”) were consolidated into the financial statements of BXFI as the primary beneficiary (the “Primary Beneficiary” or “PB”);

•	Inter-company transactions and balances, such as revenues and costs, and receivables and payables, between or among the Primary Beneficiary and the VIE, were eliminated in their entirety;

•	There was no direct ownership interest by the Primary Beneficiary in the VIE, equity of the VIE was eliminated with an offsetting credit to minority interest.

In mid-2010, the ownership of Beijing Wowjoint Machinery Co., Ltd. was transferred to BXFI.  After the transfer was completed, we directly own 100% of BWMC, our operating entity.

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP. The basis of accounting differs from that used in the statutory accounts of Beijing Wowjoint, which are prepared in accordance with the accounting principles of PRC (“PRC GAAP”). Beijing Wowjoint’s functional currency is the Chinese Renminbi (“RMB”); however, the accompanying consolidated financial statements have been translated and presented in United States Dollars (“USD”).

Consolidated Income Statements

In May 2010 the company changed its fiscal year-end from August 31 to December 31.

The following table sets forth our financial results for the years ended August 31, 2009 and 2008, the first six months of our newly established fiscal year and the four month transition period ended December 31, 2009.

	Six Months Ended June 30,		Four Months Ended December 31,		Years Ended August 31,
US$ (in thousands)	2010	2009	2009	2008	2009	2008
Sales	4,294	24,780	1,696	17,208	44,622	36,233
Cost of goods sold	3,416	17,066	6,165	12,290	31,299	30,178
Gross Profit	879	7,714	(4,469)	4,918	13,323	6,055
General and administrative expenses	1,863	1,134	1,386	654	(2,168)	(1,551)
Selling expenses	341	163	366	54	(258)	(145)
Other expenses	9	140	56	82	(274)	(48)
(Loss)/Income before income taxes	(1,335)	6,277	(6,277)	4,128	10,623	4,311
Income taxes / benefits	(147)	471	(942)	310	(839)	(372)
Net (loss) income	(1,187)	5,806	(5,336)	3,819	9,784	3,939

Description of Selected Income Statement Items

Sales.   Beijing Wowjoint generates revenue from the sales of customized heavy duty machines, including launching gantries, special carriers, tyre trolleys, integrated launching carriers, marine hoists, and other special purpose equipment, as well as from technical services provided for the modification and maintenance of these machines. Over the past three years, single quarters have sometimes accounted for a large percentage of our total annual revenues, reflecting the lumpiness of the construction equipment business, where order are typically large and require a long lead time for delivery.

Cost of goods sold.  Cost of goods sold consists of costs directly attributable to the manufacture of machines, including the cost of steel, electric control systems and hydraulic systems, such as hydraulics, cylinders, engine, salaries for labor engaged in production activities, electricity, depreciation, and related expenses. Costs directly attributable to technical services include parts and components purchased for the modification or maintenance of machines and salaries for labor engaged in providing such services.

General and administrative expenses. General and administrative expenses mainly include employee benefits, other administrative expenses, such as planning and financial and human resources, rent, office equipment depreciation, research and development expenses and allowance for doubtful accounts.  We expect general and administrative expenses to continue to increase.  We will incur additional expenses related to the costs of compliance associated with being a public company, including audit fees, legal fees and investor relations expenses since the acquisition has been consummated.

Selling expenses.  Selling expense is mainly comprised of payroll costs, employee performance incentives, travel/entertainment and other benefits associated with sales.

Other expense.  Other expense consists of interest expense on bank loans, banking expenses, foreign currency exchange loss on export sales and other expenses incurred not directly related to Beijing Wowjoint’s business operation.

Income taxes. Pursuant to the PRC Income Tax Laws, beginning January 1, 2008, the new EIT law replaced the existing laws for DES and the FIEs. The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pay a reduced rate of 15%. Beijing Wowjoint is qualified as a high tech company and received tax holiday treatment for a reduced rate of 7.5% for both fiscal 2009 and 2008. This rate ended on December 31, 2009. Starting January 1, 2010, Beijing Wowjoint is subject to a tax rate of 15% for three calendar years until December 31, 2012.

Factors Affecting Beijing Wowjoint’s Results of Operations and Financial Condition

Beijing Wowjoint’s financial condition and results of operations have been and will continue to be affected by a number of factors, including those set forth below.

The PRC’s economic growth

Beijing Wowjoint has benefited significantly from the overall economic growth and the demand for railway and highway construction equipment in the PRC.  During the fiscal years ended August 31, 2009 and 2008, Beijing Wowjoint derived 97.5% and 95.7% of its revenue from domestic sales in the PRC.  According to the National Bureau of Statistics of China, the PRC economy grew at a compound annual growth rate of approximately 12.1% from 1997 to 2007.  Beijing Wowjoint anticipates that the demand for its equipment in China will continue to increase as the Chinese government carries out its economic stimulus packages and the National Highway Plan. However, any adverse changes in economic conditions or regulatory environment in China may have a material adverse effect on Beijing Wowjoint’s future performances. For example, China initiated a policy of fiscal constraint in the latter part of 2009 to deliberately cool the country’s economy, including infrastructure investment, which resulted in the suspension of spending on a number of major infrastructure projects, including several in which we were involved. As a result, China’s economy grew at a slower 10.3% rate in the second quarter of 2010, down from the previous three months.

Competitive pricing of Beijing Wowjoint’s products

Beijing Wowjoint has been able to increase its gross profit margin through competitive pricing of its products and effective cost management. To increase sales volumes, Beijing Wowjoint’s pricing policy is to offer competitive pricing with relatively lower gross profit margin on certain product lines, if those product lines have higher competition and lower technical innovation. Beijing Wowjoint may also price its newly introduced products competitively in their first year of introduction in order to promote the market awareness of such products. In order to maintain price competitiveness and sales volumes, Beijing Wowjoint reviews its pricing strategy regularly to make adjustments based on various factors, including the market response, the expected product margin, the prices of its competitors’ products and the expected demand from customers.

Relationship with quality outsource contract manufacturers

In 2009, Beijing Wowjoint outsourced approximately 27.6% of its machinery production by amount of cost of goods sold to contract manufacturers in comparison to approximately 28.0% of amount of cost of goods sold to contract manufacturers in 2008.  Beijing Wowjoint was able to establish long term relationships with a number of outsource contract manufacturers over the years and has been selective in choosing outsource contract manufacturers capable of supplying quality products on a timely manner at more competitive prices.  For risks relating to reliance on outsource contract manufacturing, see “Risk Factors – Risks Associated with Our Business and Industry.”

Effective cost management

The major raw materials used in the manufacturing of Beijing Wowjoint’s products are steel, electric control systems and hydraulic systems, such as hydraulics, cylinders and engines.  To meet its production requirements and maintain a reasonable profit margin, Beijing Wowjoint must obtain sufficient quantities of good quality materials from its suppliers in a timely manner and at commercially reasonable prices.  Beijing Wowjoint believes that it will be able to offset a portion of any such increased costs through improvement in its production efficiency and improved economies of scale. Historically, Beijing Wowjoint has been successful in reducing the cost of raw materials as a percentage of the cost of sales. Beijing Wowjoint seeks to capitalize on its purchasing and bargaining power to continue to obtain favorable prices from its major suppliers. Beijing Wowjoint uses a cost-plus pricing policy to determine the sales prices of its products.

Level of income tax and preferential tax treatment

Beijing Wowjoint’s profit is affected by the income tax that it pays and any preferential tax treatment that it is able to receive.  Pursuant to the PRC Income Tax Laws, beginning January 1, 2008, the new EIT law replaced the existing laws for DES and the FIEs. The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pay a reduced rate of 15%. Beijing Wowjoint is qualified as a high tech company and received tax holiday treatment for a reduced rate of 7.5% for both fiscal year 2008 and 2009. This rate ended on December 31, 2009. Starting January 1, 2010, Beijing Wowjoint is subject to a tax rate of 15% for three calendar years until December 31, 2012.

Costs of being a public company

Prior to the business combination, Beijing Wowjoint had not operated as a public company. Beijing Wowjoint has incurred significant accounting, legal and other expenses in connection with the business combination since its year ended August 31, 2009, and it expects that compliance with its obligations as a public company will require significant management time and continued increases in general administrative expenses, including insurance, legal and financial compliance costs.

Recent Developments

On November 15, 2010, the company announced its financial results for the period ended September 30, 2010.

Comparison of the unaudited three months ended September 30, 2010

Sales for the company's third quarter ended September 30, 2010 were $8.7 million as compared to $2.6 million in the second quarter of 2010, and $2.7 million in the three month period ended September 30, 2009. The sharp year-over-year and sequential rebound in revenue is attributable to an improved pace of spending on large infrastructure projects by the PRC government following an extended slowdown period in late 2009. The recent uptick in government budgets for large infrastructure projects has continued into the fourth quarter, which has boosted Wowjoint's orders and backlog, which increased to $20 million by the end of the third quarter. Technical services sales continued to be solid, increasing by 6.6% from the second quarter of 2010 to $1.7 million. These services, which accounted for approximately 19% of total sales in the third quarter of 2010, provide a stable source of cash flows while machinery sales are much more volatile. International based revenues accounted for approximately 10% of total sales.

Cost of goods sold for the three months ended September 30, 2010 was approximately $6.8 million as compared to $1.9 million for the three months ended September 30, 2009, due to increased sales. For the third quarter of 2010, the company reported gross profit of $1.9 million, or 22.1% of total revenues compared to gross profit of $0.6 million, or 23.3% of total revenues for the second quarter of 2010 and $0.8 million, or 28.3% of total revenues, for the third quarter of 2009. The decline in gross margins was due to fewer high margin machinery contracts,

Operating expenses for the three months ended September 30, 2010 were approximately $1.5 million, compared to $0.6 million in the same period of 2009. Selling expenses for the three months ended September 30, 2010 totaled $0.4 million compared to $0.2 million in the same period of 2009, as the company expanded its marketing efforts by hiring additional personnel in the U.S. and China, which contributed to its increased contract backlog. General and administrative expenses increased to $1.1 million from $0.4 million in the three months ended September 30 of 2010 and 2009, respectively, with the increase primarily due to higher public company expenses and additional staffing costs to improve the company’s internal systems.

For the three months ended September 30, 2010, the company reported net income of $0.3 million, or $0.04 per share based on 7.9 million weighted average shares outstanding, compared to net income of $0.1 million, or $0.02 per share, for the three months ended September 30, 2009.

Comparison of the unaudited nine months ended September 30, 2010

Sales for the nine month period ended September 30, 2010 were $13.0 million as compared to $27.5 million in the nine month period ended September 30, 2009.

Cost of goods sold for the nine months ended September 30, 2010 was approximately $10.2 million as compared to $19.0 million for the nine months ended September 30, 2009. For the first nine months of 2010, the company reported gross profit of $2.8 million, or 21.5% of total revenues compared to gross profit of $8.5 million, or 30.8% of total revenues for the 2009 nine-month period. Key reasons for the lower gross margins include a lower profit revenue mix and greater price sensitivity among customers during this period.

Operating expenses for the nine months ended September 30, 2010 were approximately $3.7 million, compared to $1.9 million in the same period of 2009. Selling expenses for the nine month period increased to $0.8 million from $0.3 million in the same period of 2009, as the company increased spending in the pursuit of new business opportunities, including in international markets such as the U.S. and Korea. General and administrative expenses were $2.9 million and $1.5 million for the 2010 and 2009 periods, respectively, with the increase due to additional expenses related to being a public company.

For the nine months ended September 30, 2010, the company reported a net loss of $0.9 million, or $0.12 per share based on 7.4 million weighted average shares outstanding, compared to net income of $5.9 million for the nine months ended September 30, 2009.

Balance sheet items

Cash and cash equivalents totaled $2.0 million at September 30, 2010, as compared to $0.7 million at December 31, 2009. Accounts receivable were $13.0 million at September 30, 2010 as compared to $13.4 million at December 31, 2009.  Inventories amounted to $7.1 million and working capital was $15.2 million on September 30, 2010. The company had total stockholders' equity of $18.8 million, with total assets of $31.3 million versus total liabilities of $12.5 million on September 30, 2010.

Analysis of Results from Operations

Comparison of the unaudited six months ended June 30, 2010 and 2009

Sales. Sales for the Company's six months ended June 30, 2010 were $4.3 million as compared to $24.8 million in the first six months of 2009. The year-over-year decline in revenue is primarily attributable to a reduction in government spending beginning in late 2009 on large infrastructure projects, resulting in a significant reduction in new contracts being awarded for railway, highway and bridge projects. Since spring of 2010, government budgeting for large infrastructure projects has increased, which has in turn positively impacted Wowjoint's sales pipeline and backlog. Technical services sales as a component of revenue rose substantially to $1.6 million, or 38% of revenue, as compared to $0.5 million, or 1.9% of revenue, in the six month period ended June 30, 2009. These services consisted primarily of technical aftermarket support such as disassembling, relocating, and reassembling equipment.

Cost of goods sold. Cost of goods sold for the six months ended June 30, 2010 was approximately $3.4 million as compared to $17.1 million for the six months ended June 30, 2009, due to lower revenue and increased technical services sales. For the first six months of 2010, the Company reported gross profit of $0.9 million, or 20.4% of total sales compared to gross profit of $7.7 million, or 31.1% of total sales for the first six months of 2010.

Gross margins. For the first six months of 2010, the Company reported gross profit of $0.9 million, or 20.4% of total sales compared to gross profit of $7.7 million, or 31.1% of total sales for the 2009 six-month period. Key reasons for the lower gross margins include a lower profit revenue mix and greater price sensitivity among customers during this period.

General and administrative expenses. General and administrative expenses for the six months ended June 30, 2010, increased to $1.9 million from $1.1 million in the six months ended June 30, 2009, with the increase primarily due to costs related with being a public company.

Selling expenses. Selling expenses for the six months ended June 30, 2010 totaled $0.3 million compared to $0.2 million in the same period of 2009, as the Company expanded its marketing efforts, which contributed to its increased contract backlog.

Income before income taxes. As a result of the foregoing factors, income before taxation fell to a loss of $1.3 million for the six months ended June 30, 2010, as compared to income before income taxes of $6.3 million for the six months ended June 30, 2010.

Income taxes. Income tax was approximately $(0.1) million for the six months ended June 30, 2010, as compared to $0.5 million for the six months ended June 30, 2009.

Net income. For the six months ended June 30, 2010, the Company reported a net loss of $1.2 million, or a loss of $0.17 per share based on 7.2 million weighted average shares outstanding, compared to net income of $5.7 million, or $1.02 per share, for the six months ending June 30, 2009.

Comparison of the unaudited four months ended December 31, 2009 and 2008

Sales.  Sales decreased by $15.5 million, or 90.1% to $1.7 million in the four months ended December 31, 2009 from $17.2 million in the comparable period ended December 31, 2008.  The sharp decline resulted from a shift in macro policy by the Chinese government in the last four months of 2009, whereby government agencies greatly reduced their spending on infrastructure.  This is in sharp contrast to the spending in the previous period, where the Chinese government was in an expansive mode, to counter the impact of the global financial crisis.

Cost of goods sold.  Costs of goods sold decreased by 50.2% to $6.2 million in the four months ended December 31, 2009 on declining sales, compared to $12.3 million for the four months ended December 31, 2008.  Costs in the fours months ended December 31, 2009 consisted of production costs associated with normal orders, such as the costs of direct raw materials, direct labor, and other overhead expenses, as well as additional production costs and material costs associated with anticipated customer orders and cost overruns on certain projects.

Gross margins.  For the four month period ended December 31, 2009, the Company reported gross margins of (263.5%) compared to gross margins of 28.6% in 2008.  Key reasons for the negative gross margins include a sharp decline in Chinese government spending on rail infrastructure, additional production costs associated with anticipated customer orders and cost overruns on certain projects.

General and administrative expenses.  General and administrative expenses amounted to approximately $1.4 million for the four months ended December 31, 2009, an increase of $0.7 million or 111.9% as compared to $0.7 million for the four months ended December 31, 2008 due to additional staff hires as well as bad-debt write-offs.

Selling expenses.  Selling expenses for the four months ended December 31, 2009 increased to $0.4 million from $0.1 million for the four month ended December 31, 2008, or 577.8% due to additional costs related to the pursuit of new business opportunities, in particular overseas opportunities such as those in the U.S. or Korea.

Income before income taxes.  As a result of the foregoing factors, income before taxation decreased by $10.4 million to ($6.3) million for the four months ended December 31, 2009, as compared to $4.1 million for the four months ended December 31, 2008.

Income taxes.  Income tax was approximately ($0.9) million for the four months ended December 31, 2009, as compared to $0.3 million for the four months ended December 31, 2008.

Net income.  Net income decreased $9.1 million to ($5.3) million for the four months ended December 31, 2009, as compared to $3.8 million for the four months ended December 31, 2008.

Comparison of Fiscal Years Ended August 31, 2009 and 2008

Sales. Sales increased by US$8.4 million, or 23.2%, to US$44.6 million in the year ended August 31, 2009, from US$36.2 million in the year ended August 31, 2008, as a result of a 17.2% (US$6.2 million) increase in machinery sales and a 607.5% (US$2.2 million) increase in technical services. The significant increase in technical services was primarily due to the increased demand by Beijing Wowjoint customers for technical services to the equipment previously sold by Beijing Wowjoint for new applications.

Cost of goods sold.  Cost of goods sold increased by US$1.1 million, or 3.7%, to US$31.3 million in the year ended August 31, 2009 from US$30.2 million in the year ended August 31, 2008. The cost of machinery sales are primarily composed of the cost of direct raw materials, direct labor and other overhead expenses. The increase in cost of goods sold was mainly due to the increase in sales volume and a corresponding increase in cost of raw materials to manufacture products. Costs of goods sold as a percentage of revenue decreased to 70.1% in fiscal year 2009 from 83.3% in fiscal year 2008 mainly due to a 607% increase in the sales of technical services. The related cost of technical services rose to $1.3 million in fiscal year 2009 from $0.2 million in fiscal year 2008.

Beijing Wowjoint’s main production materials are steel, electric control systems, cylinder and hydraulic systems and electronic devices.

Gross margin.  As a percentage of total sales, the overall gross margin was 29.9% for the year ended August 31, 2009, compared to 16.7% for the same period the previous year, a net increase of 78.7%. The increase in gross margin was primarily due to increased sales in technical service, sales of high-margin products and more efficient cost control. Beijing Wowjoint successfully improved the gross margin on launching gantries, tyre trolleys and special carriers, by 18.4%, 7.7% and 15.5%, respectively, to 31.5%, 35.5% and 32.1% in fiscal 2009. Beijing Wowjoint also achieved more sales of technical services as a percentage of revenue.

General and administrative expenses. General and administrative expenses amounted to approximately US$2.2 million for the year ended August 31, 2009, an increase of approximately US$0.62 million, or 39.7% compared to approximately US$1.6 million the previous year. This increase was the result of increased allowance for doubtful accounts to US$0.80 million in fiscal 2009 from US$0.45 million in fiscal 2008. The increase also reflected the increase in employee benefits to US$1.2 million in fiscal 2009 from US$0.90 million in fiscal 2008, a net increase of 31.7%.

Selling expenses. In the year ended August 31, 2009, selling expenses were approximately US$0.26 million, an increase of US$0.11 million, or 78.6%, from US$0.15 million the year before.  The increase was due to the hiring of additional sales persons and increased marketing related expenses.

Income before income taxes. As a result of the foregoing factors, income before taxation increased by US$6.3 million, or 146.4%, to US$10.6 million in the year ended August 31, 2009, compared with US$4.3 million for fiscal 2008.

Income taxes.  Income tax was approximately US$0.84 million in fiscal 2009 compared with US$0.37 million for fiscal 2008.  Beijing Wowjoint had a tax rate of 7.5% for both 2009 and 2008.

Net income. Net income increased US$5.8 million, or 148.4%, to US$9.8 million in fiscal year 2009 from US$3.9 million in fiscal year 2008, as a result of the various factors described above. The net income margins were 21.9% and 10.9% for the fiscal year ended August 31, 2009 and 2008, respectively.

Analysis of Cash Flow

The following table presents a summary of Beijing Wowjoint’s cash flows and beginning and ending cash balances for the years ended August 31, 2009 and 2008:

	Six Months Ended June 30,		Four Months Ended December 31,		Years Ended August 31,
US$ (in thousands)	2010	2009	2010	2009	2009	2008
Net cash provided by (used in) operating activities	(38)	708	(1,224)	(522)	767	1,905
Net cash used in investing activities	(193)	(110)	(50)	(239)	(347)	(2,138)
Net cash provided by (used in ) financing activities	6,526	(277)	19	260	(5)	537
Net cash flow	6,475	320	(1,255)	(500)	415	304
Cash and cash equivalents at beginning of period	675	955	(1,895)	(1,438)	1,438	197
Cash and cash equivalents at end of period	7,242	1,293	675	956	1,895	1,438

Six months ended June 30, 2010 and 2009

Net cash provided by operating activities.  Beijing Wowjoint’s net cash flow used in operating activities for the six months ended June 30, 2010 was US$0.04 million, a decrease of US$0.7 million compared to cash flow of US$0.7 million for the six months ended June 30, 2010.  The decrease compared to the previous period was primarily due to a combination of lower net income, an increase in inventories, which was partially offset by a decrease in accounts receivables and increases in advances from customers.

Net cash used by investing activities.  Beijing Wowjoint’s net cash used in investing activities totaled US$0.2 million for the six months ended June 30, 2010, compared to US$0.1 million for the six months ended June 30, 2009.  The cash was used to purchase additional property, plant and equipment.

Net cash provided by financing activities.  Beijing Wowjoint’s net cash provided by financing activities amounted to US$6.7 million and US$(0.3) million for the six months ended June 30, 2010, and the six months ended June 30, 2009 respectively.  Cash flow generated by financing activities during the six months ended June 30, 2010 consisted primarily of the net proceeds from the reverse acquisition.

Four months ended December 31, 2009 and 2008

Net cash provided by operating activities.  Beijing Wowjoint’s net cash flow provided by operating activities totaled US$(1.2) million for the four months ended December 31, 2009, a decrease of US$(0.7) million compared to US$(0.5) million for the four months ended December 31, 2008.  The decrease was primarily due to losses as well as the decrease of deferred taxes, which was partially offset by a decrease in accounts receivables as compared to the previous period and an increase in other working capital inflows as receivables and advances were collected.

Net cash used by investing activities.  Beijing Wowjoint’s net cash used in investing activities totaled US$(0.0) million for the four months ended December 31, 2009, compared to US$(0.2) million for the four months ended December 31, 2008.  The cash was used to purchase additional property, plant and equipment.

Net cash provided by financing activities.  Beijing Wowjoint’s net cash provided by financing activities amounted to US$0.0 million and US$0.3 million for the four months ended December 31, 2009, and the four months ended December 31, 2008 respectively.  Cash flow generated by financing activities consisted primarily of short-term loans and related party transactions.

Beijing Wowjoint has financed its liquidity by operating cash flow and a small amount of short-term bank loans.

Fiscal Years Ended August 31, 2009 and 2008

Net cash provided by operating activities. Beijing Wowjoint’s net cash flow provided by operating activities totaled US$0.76 million for the fiscal year ended August 31, 2009, a decrease of US$1.1 million compared to US$1.9 million for the fiscal year ended August 31, 2008. The decrease was primary due to (i) a decrease of US$10.6 million in billings in excess of costs and estimated earnings, as a result of the progress of uncompleted contracts. (ii) a decrease of US$5.1 million in advance from customers offset by a decrease of US$7.5 million in advances to suppliers, and (iii) a decrease of US$2.1 million in inventories.

Net cash used in investing activities. Beijing Wowjoint’s net cash used in investing activities was US$0.35 million for the year ended August 31, 2009, compared to US$2.1 million used in investing activities for the prior year. The cash used in investing activities in 2009 for the purchase of equipment was US$0.35 million compared to US$1.1 million used to purchase property, plant and equipment in the prior year.

Net cash provided by financing activities. Cash flows from financing activities amounted to US$0.005 million and US$0.53 million for the years ended August 31, 2009 and 2008, respectively. Cash flow generated by financing activities consists of proceeds from bank loans, restricted cash, due to and from related parties. Beijing Wowjoint received US$0.73 million in proceeds from bank loans in 2009 compared to US$0.98 million from bank loans in 2008.

LIQUIDITY AND CAPITAL RESOURCES

To date, our principal source of liquidity has been cash generated from our operating activities.

As of June 30, 2010, we had total assets of $31.8 million, of which cash amounted to $7.2 million, accounts receivable amounted to $10.7 million, other receivables amounted to US$0.1 million, and costs and estimated earnings in excess of billing on uncompleted contracts amounted to $1.7 million. While working capital was approximately $15.2 million, equity amounted to $18.3 million. The current ratio was approximately 2.12:1.

We maintain a RMB50 million ($7.3 million) rolling credit facility from Beijing Bank. Under the credit facility, we:

(1)	must pay the principal and related interests when due;

(2)	without written consent, cannot provide guarantees to third parties if the amount of guarantee exceeds 30% of its total assets or 50% of its net assets; and

(3)	must not conduct any activities which may be materially detrimental to interests of Bank of Beijing

Except for the above terms, there are no quantified financial covenants or financial ratios specified in the credit agreement. We are not subject to any covenants limiting its ability to incur additional indebtedness.

We are in compliance with all restrictive covenants and financial ratios under the credit agreement. As of September 30, 2010, approximately $0.7 million was outstanding under the credit facility, leaving $6.7 million available.

Source of Funds and Liquidity Management

Our principal capital resources policy is to maintain sufficient capital resources to be able to respond promptly to future capital needs in connection with our operations and to maintain an appropriate level of liquidity.

Our short-term funding needs have historically been met mainly by cash flows from operating activities, as well as by bank loans.  As of September 30, 2010, we maintained a credit line of RMB 50.0 million ($7.4 million) with Bank of Beijing to secure liquidity. We are not subject to any covenants limiting its ability to incur additional indebtedness.

On February 22, 2010, China Fundamental consummated its acquisition of Beijing Wowjoint pursuant to the terms of the share purchase agreement. In connection with the acquisition, the holders of 1,374,089 of the ordinary shares sold in China Fundamental's initial public offering properly elected to redeem their shares for cash at $7.96 per share, for an aggregate of approximately $10.9 million. China Fundamental also entered into "forward contracts" to purchase 1,696,258 ordinary shares in privately negotiated transactions from shareholders who would otherwise have voted against the business combination, for an aggregate of approximately $13.6 million. The redemptions and the closing of such purchase were subsequently effected using funds that were held in China Fundamental's trust account.

After payment of redeeming shareholders and forward contracts, and payment of transaction related expenses including deferred underwriting commissions and legal fees and other expenses, approximately $7.1 million was available for use by the combined company for working capital purposes.

As a result of merger, we have a strong net cash position of $7.2 million as of June 30, 2010.  In spite of our declining sales during the first half, our inventories rose from $3.6 million on December 31, 2009 to $7.3 million as of June 30, 2010. In addition, costs and estimated earnings in excess of billings, decreased from $2.3 million to $1.7 million over this period.  We anticipate billing these amounts and obtaining additional revenues from these within this current calendar year.

Going forward, we anticipate that our additional annual cash needs resulting from being a public company will exceed US$1 million per year resulting from the hiring of additional accounting and financial staff; higher insurance and legal costs; the adoption of improved corporate governance procedures; and the upgrade of our information systems. Over the next two years, in order to achieve our business strategies, we also plan to make investments of approximately RMB20 million ($2.9 million) to purchase land and construct a new plant in the Beijing region. We are also seeking to enhance production efficiency and develop new products, while also seeking opportunities to expand our international operations, especially as high speed rail continues to develop globally. The company might also consider complementary acquisitions, although none are currently under consideration. These capital investments and expansion plans will be financed primarily by funds on hand, operating cash flows and borrowings under our existing RMB50 million credit facility with Bank of Beijing.

Based on the funds on hand, cash flows from our operating activities, and the available funds  under our bank line, we believe that we have sufficient means to satisfy our near term liquidity needs and future obligations in the longer term.

OFF-BALANCE SHEET ARRANGEMENTS

Beijing Wowjoint does not have any outstanding off-balance sheet arrangements and has not entered into any transactions that are established for the purpose of facilitating off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Beijing Wowjoint prepares its consolidated financial statements in accordance with U.S. GAAP, which requires it to make judgments, estimates and assumptions that affect the reported amount of its assets and liabilities and the disclosure of its contingent assets and liabilities at the end of each fiscal period, as well as the reported amounts of revenues and expense during each fiscal period.  Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets and valuation allowances for receivables. Beijing Wowjoint continually evaluates these judgments and estimates based on its own historical experiences, knowledge and assessment of current business and other conditions, and its expectations regarding the future based on available information and assumptions that it believes to be reasonable. Since the use of estimates is an integral component of the financial reporting process, Beijing Wowjoint’s actual results could differ depending on the estimates used.

While Beijing Wowjoint’s significant accounting policies are more fully described in Note 2 of its consolidated financial statements appearing at the end of this form, Beijing Wowjoint management believes that the following accounting policies are the most critical to aid you in fully understanding and evaluating its reported financial results.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  Beijing Wowjoint generates revenue from two main categories (i) machinery sales, which includes sales of equipment and components, and (ii) technical services.

1)
Revenue from equipment sales is recognized on the percentage of completion method, measured by references to the proportion of contract costs incurred to date to the total estimated costs at completion.  Equipment sales revenue represents the invoiced value of goods, net of a value-added tax (“VAT”). All of Beijing Wowjoint’s products sold in the PRC are subject to a Chinese value-added tax at a rate of 17 percent of the gross sales price. This VAT may be offset by VAT paid by Beijing Wowjoint on raw materials and other materials included in the cost of producing its finished product.

2)	Revenue from the rendering of technical services is recognized in accordance with the terms stated in the agreements with its customers.

3)
Where contract costs incurred to date plus recognized profits less recognized losses exceed progress billings, the surplus is treated as an amount due from contract consumers. Where progress billings exceed contract costs incurred to date plus recognized profits less recognized losses, the surplus is treated as an amount due to contract customers.

Impairment allowances for accounts and other receivables

Beijing Wowjoint estimates that the impairment allowances for accounts and other receivables by assessing the collectability of the receivables based on the age of the balance, the related customer’s credit history and prevailing market conditions. Allowances are applied to accounts and other receivables where events or changes in circumstances indicate that the balance may not be collectible. Beijing Wowjoint reassesses the impairment allowances at each balance sheet date.

Property, Plant and Equipment

Property, plant and equipment (other than construction-in-progress) are recorded at cost less accumulated depreciation and are depreciated over the estimated useful lives of the related assets using the straight-line method.  Estimated useful lives of the assets are as follows:

Useful Life
Land use rights	40
Plant	20
Furniture and fixtures	5
Equipment	5
Automobiles	5

Foreign Currency Translation

Beijing Wowjoint uses the local currency (RMB) as its functional currency.  Translation adjustments are reported as other comprehensive income in the statements of operations and accumulated as other comprehensive income in equity section of consolidated balance sheets.  Financial information is translated into U.S. Dollars at prevailing or current rates, respectively, except for revenues and expenses which are translated at average current rates during the reporting periods.

QUANTITATIVE AND QUALITATIVE MARKET RISKS

Beijing Wowjoint is exposed to certain market risks that exist as part of its ongoing business operations and it uses various means, where appropriate, to manage these risks.  As a matter of policy, it does not engage in trading or speculative transactions.

Interest Rate Risk.  Beijing Wowjoint is exposed to interest rate risk due primarily to its short-term bank loans.  Although the interest rates are fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.   Beijing Wowjoint monitors interest rates in conjunction with its cash requirements to determine the appropriate level of debt balances relative to other sources of funds.  Beijing Wowjoint has not entered into any hedging transactions in an effort to reduce its exposure to interest rate risk.

At August 31, 2009, Beijing Wowjoint performed a sensitivity analysis for its financial instruments that have interest rate risk.  It calculated the pretax earnings effect on its interest sensitive instruments.  Based on this sensitivity analysis, Beijing Wowjoint has determined that an increase of 10% in our average floating interest rates at August 31, 2009 would have increased interest expense by $3,887  for the year ended August 31, 2009.

Foreign Exchange Risk.  The value of the RMB against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions.  Since July 2005, the RMB has no longer been pegged to the U.S. dollar.  Although the People’s Bank of China, China’s central bank, regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term.  Moreover, it is possible that, in the future, PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Because substantially all of Beijing Wowjoint’s earnings and cash assets are denominated in RMB, but its reporting currency is the U.S. dollar, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect its balance sheet and its earnings per share in U.S. dollars.  In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect Beijing Wowjoint’s financial results reported in U.S. dollar terms without giving effect to any underlying change in its business or results of operations.

Very limited hedging transactions are available in China to reduce Beijing Wowjoint’s exposure to exchange rate fluctuations.  To date, Beijing Wowjoint has not entered into any hedging transactions in an effort to reduce its exposure to foreign currency exchange risk.  While Beijing Wowjoint may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and it may not be able to successfully hedge its exposure at all. In addition, Beijing Wowjoint’s foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict its ability to convert RMB into foreign currencies.

Commodities Risk

Principal materials and components that Beijing Wowjoint uses in its various manufacturing processes include steel, castings, engines, tires, hydraulics, cylinders, drive trains, electric controls and motors, and a variety of other commodities and fabricated or manufactured items.  Extreme movements in the cost and availability of these materials and components may affect its financial performance.  Beijing Wowjoint has been able to successfully reduce input costs for many of its materials, although it remains concerned by the potential for steel prices to rise.  With the move of the major mining companies to reprice ore on a quarterly basis rather than annually, this will make steel purchasing more volatile.  At this point, it is difficult to predict the impact that such pricing actions may have on its business.

Inflation.  Inflationary factors, such as increases in the cost of its raw materials and overhead costs, could impair Beijing Wowjoint’s operating results.  Although Beijing Wowjoint does not believe that inflation has had a material impact on its financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on its ability to maintain current levels of gross margin and selling, general and administrative expenses as a percentage of sales revenue if the selling prices of its products do not increase with these increased costs.

ALLOWANCES FOR DOUBTFUL RECEIVABLES

Allowances for doubtful receivables are comprised of allowances for accounts receivable and allowances for other receivables. The company made provision for doubtful debts in the aggregate amount of $548,118 and $107,789 during the four month period ended December 31, 2009 and 2008, and $355,685 and $ 228,277 during the year ended August 31, 2009 and 2008, respectively. The allowance for accounts receivable was raised in recent periods reflecting a longer collection period experienced by the company.

An analysis of allowances for accounts receivable is as follows:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Beginning of the period	$800,865	$445,220	$445,220	$286,100
Allowances made during the period	548,118	107,749	355,645	159,120
Closing balance	$1,348,983	$552,969	$800,865	$445,220

Analysis of allowances for other receivable is as follows:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Beginning of the period	$69,197	$69,157	$69,157	$—
Allowances made during the period	—	40	40	69,157
Write off during the period	(69,197)	—	—	—
Closing balance	$—	$69,197	$69,197	$69,157

SELECTED FINANCIAL INFORMATION OF CHINA FUNDAMENTAL

China Fundamental was formed in December 12, 2007, as a blank check company for the purpose of acquiring, through a merger, stock exchange, asset acquisition, reorganization or similar business combination, one or more operating businesses in China. The combined financial information set forth below are for periods prior to the acquisition of Beijing Wowjoint and should be read in conjunction with the audited financial statements of China Fundamental and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of China Fundamental” included elsewhere in this prospectus. For the selected financial information disclosed here, all financial information is audited and is stated in US dollars in thousands, except per share data.

	For the year ended December 31, 2009	For the year ended December 31, 2008	For the period from December 12, 2007 (inception) to December 31, 2007

Income statement data
Income (loss) from operation	(179.4)	(330.5)	(5.0)
Net income (loss)	(57.6)	65.5	(5.0)
Net income (loss) per share - basic and diluted	(0.01)	0.01	n/a

	As of December 31, 2009	As of December 31, 2008	As of December 31, 2007
	(audited)
Balance sheet data
Total assets	35,394.0	34,305.5	50.0
Total liabilities	2,552.5	1,406.4	30.0
Total ordinary shares subjection to redemption	11,867.9	11,867.9	0.0
Total shareholders’ equity	20,973.7	21,031.2	20.0

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CHINA FUNDAMENTAL

The following discussion should be read in conjunction with China Fundamental's financial statements and the related notes and schedules thereto and other financial information appearing elsewhere in this Prospectus and other reports and filings furnished to the SEC. Readers are also urged to carefully review and consider the factors that may affect our business including without limitation those discussed in the Risk Factors section.

Overview

The following discussion and financial information of China Fundamental Acquisition Corporation, now known as Wowjoint Holdings Limited, relates to periods prior to the business combination with Beijing Wowjoint.

China Fundamental was formed in December 12, 2007 as a blank check company for the purpose of acquiring, through a merger, stock exchange, asset acquisition, reorganization or similar business combination, one or more operating businesses in China.

Financing History

On May 15, 2008, China Fundamental completed its initial public offering of 3,750,000 units at a public offering price of $8.00 per unit. Each unit consisted of one ordinary share and one warrant exercisable for an additional ordinary share. These warrants (the “public shareholders’ warrants”) have an exercise price of $5.00 per warrant share. The warrants are exercisable on the later of China Fundamental's consummation of an initial business combination and May 15, 2009.

Immediately prior to the initial public offering, China Fundamental completed a private placement of warrants to various investors. The investors purchased warrants exercisable for 1,944,444 ordinary shares for an aggregate purchase price of $1,750,000, or $0.90 per warrant share. These warrants (the “private placement warrants”) have an exercise price of $5.00 per warrant share. In addition to the private placement of warrants, a warrant to purchase 482,859 shares was sold to Ralco Capital Limited, an entity owned and controlled by Mr. Hao, China Fundamental's former chief executive officer and a current director of Wowjoint, and warrants to purchase 481,027 shares were sold to Rising Year Group Limited, an entity owned and controlled by Ms. Ni, China Fundamental's former chairman.

Following the closing of the initial public offering (including the exercise of 90% of the overallotment option) and private placement of warrants, $33,908,250 was placed in a trust account at the London branch of JPMorgan Chase Bank, N.A. to be held until the earlier of (a) the consummation of a business combination or (b) the liquidation of China Fundamental. The amount placed in the trust account consisted of the proceeds of the initial public offering and the private placement of warrants, discussed above, as well as $1,197,749 of deferred underwriting discounts and commissions that was released to the underwriters on completion of the business combination with Beijing Wowjoint.

The Business Combination

On February 22, 2010, pursuant to the terms of the Share Purchase Agreement dated November 30, 2009, China Fundamental acquired all of the issued and outstanding shares of Beijing Wowjoint held by its shareholders in exchange for 5,700,000 ordinary shares of China Fundamental. 3,696,735 of these shares were placed in escrow for a four year period ending February 22, 2014. In addition, several shareholders of Beijing Wowjoint will be issued up to 500,000 additional ordinary shares if certain incentive targets are met.

In connection with the acquisition, the holders of 1,374,089 of the ordinary shares sold in China Fundamental's initial public offering properly elected to redeem their shares for cash at $7.96 per share, for an aggregate of approximately $10.9 million. China Fundamental also entered into "forward contracts" to purchase 1,696,258 ordinary shares in privately negotiated transactions from shareholders who would otherwise have voted against the business combination, for an aggregate of approximately $13.6 million. The redemptions and the closing of such purchase were subsequently effected using funds that were held in China Fundamental's trust account.

After the redemptions, settlement of forward contracts and payment of other expenses related to the business combination, approximately $7.1 million of the funds in the trust account were left over for use by Wowjoint.

Results of Operations for the period from inception (December 12, 2007) to December 31, 2008

For the period from December 12, 2007 (inception) to December 31, 2008, China Fundamental had net income of $60,481, which consisted of interest income earned mostly on the trust account investment of $395,995, offset by general and administrative expenses of $335,514, which includes insurance expense of $19,726, traveling expense of $31,633, formation costs of $148,871 and other operating expenses of $135,284.

For the period from December 12, 2007 (inception) to December 31, 2008, China Fundamental had no significant operations.

Results of Operations for the year ended December 31, 2009 compared to the year ended December 31, 2008

For the year ended December 31, 2009, China Fundamental had a net loss of $57,574, derived from interest income earned mostly on the trust account investment of $121,856, offset by general and administrative expenses of $179,430, which includes rent and office expense of $90,000, professional service expense of $22,703, insurance expense of $30,644, traveling expense of $24,616, and other operating expenses of $11,467.

For the year ended December 31, 2008, China Fundamental had net income of $65,478, which consisted of interest income earned mostly on the trust account investment of $395,995, offset by general and administrative expenses of $330,517, which includes rent and office expenses of $90,000, insurance expense of $19,726, traveling expense of $29,545 and other operating expenses of $3,731.

For the year ended December 31, 2009 and 2008, China Fundamental had no significant operations.

Liquidity and Capital Resources

The net proceeds from (1) the sale of 4,256,250 units at a public offering price of $8.00 per unit to the China Fundamental public shareholders in the initial public offering (including the underwriters' 90% exercise of their over-allotment option to the extent of 506,250 units), after deducting offering expenses including $1,191,749 for underwriting discounts and commissions (but not including $1,191,749 of deferred underwriting discounts and commissions) and (2) the sale of warrants to purchase 1,944,444 shares to China Fundamental's founders for a purchase price of $1,750,000, was $33,991,954. Of these net proceeds $33,908,250 was placed in a trust account.

At December 31, 2009, China Fundamental had approximately $33,952,053 held in the trust account and had cash outside of the trust account of approximately $50,259. Excluding $33,908,250 in net proceeds from the initial public offering in the trust account, China Fundamental had earned total interest of $517,851 from the inception to December 31, 2009, of which 43,803 still held in trust account. China Fundamental used the funds in the cash account and from the balance of interest earned on funds held in the trust account, to cover due diligence expenses; the costs of investigating a target business or businesses; legal, accounting and other expenses associated with structuring, negotiating and documenting an initial business combination; and office space, administrative services and secretarial support prior to consummating a business combination.

Certain Relationships and Related Party Transactions

On December 12, 2007, Ralco Capital Limited, 100% owned by China Fundamental’s then Chief Executive Officer and a current director of Wowjoint, Mr. Hao, and Rising Year Group Limited, 100% owned by the then Chairman of  China Fundamental’s board of directors, Ms. Ni, China Fundamental’s director, Dr. Ma, and special adviser, Mr. Tan purchased 1,257,813 ordinary shares and an equal number of warrants (allowing the holder to purchase one ordinary share at a price of $5.00 per share) of China Fundamental for an aggregate purchase price of $25,000. Ralco Capital Limited and Rising Year Group Limited transferred 45,000 of their ordinary shares and warrants to Oliveira and Globis, respectively, in February 2008. On April 14, 2008, China Fundamental repurchased from Ralco Capital Limited and Rising Year Group Limited an aggregate of 179,688 ordinary shares and warrants at nominal cost, leaving 1,078,125 ordinary shares and warrants outstanding (14,063 of which were subsequently forfeited as the underwriters exercised only 90% of their over-allotment option).

Pursuant to a registration rights agreement China Fundamental’s original shareholders are entitled to certain registration rights. Specifically, (i) the private placement warrants and the underlying ordinary shares are entitled to certain registration rights commencing upon the consummation of the business combination; and (ii) the original shareholders’ ordinary shares will be entitled to certain registration rights six months after the consummation of the business combination. China Fundamental is only required to use its best efforts to cause a registration statement relating to the resale of such securities to be declared effective and, once effective, only to use its best efforts to maintain the effectiveness of the registration statement. The holders of warrants do not have the rights or privileges of holders of China Fundamental’s ordinary shares or any voting rights until such holders exercise their respective warrants and receive ordinary shares. Permitted transferees that receive any of the above described securities from China Fundamental’s original shareholders are, under certain circumstances, entitled to the registration rights described herein. China Fundamental will bear the expenses incurred in connection with the filing of any such registration statements.

Commencing on December 12, 2007, China Fundamental agreed to pay Olympic Spring Limited, a company jointly and equally owned by Chun Yi Hao and Hope Ni, a total of $7,500 per month for office space, administrative services and secretarial support for a 24 month period This arrangement was agreed to by Olympic Spring Limited for China Fundamental’s benefit and was not intended to provide Olympic Spring Limited compensation in lieu of a management fee. China Fundamental believes that such fees were at least as favorable as it could have obtained from an unaffiliated third party.

China Fundamental reimbursed its officers and directors for reasonable out-of-pocket business expenses incurred by them in connection with certain activities on China Fundamental’s behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and up to an aggregate of $0.85 million of the interest income, net of taxes, on the balance in the trust account to be released to China Fundamental, there was no limit on the amount of out-of-pocket expenses that could be incurred. This formula was a result of a negotiation between China Fundamental and the underwriters and was meant to help maximize the amount of money in the trust account that would be returned to the investors if China Fundamental does not consummate a business combination within the permitted time.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to Olympic Spring Limited, no compensation or fees of any kind, including finders and consulting fees, were paid to any of China Fundamental’s directors, or to any of their respective affiliates for services rendered to China Fundamental prior to or with respect to the business combination.

Recent Accounting Pronouncements

Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles

In June 2009, the Financial Accounting Standards Board issued Statement “FASB” issued Statement No. 105, “Generally Accepted Accounting Principles” (“ASC No. 105”). ASC No. 105 will become the single source of authoritative non governmental U.S. GAAP, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature.  ASC No. 105 reorganizes the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant SEC guidance organized using the same topical structure in separate sections.  ASC No. 105 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  This statement will have an impact on China Fundamental’s financial statements since all future references to authoritative accounting literature will be references in accordance with ASC No. 105.

Subsequent Events

In May 2009, the FASB issued ASC No. 855, “Subsequent Events” (“ASC No. 855”). This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date and is effective for interim and annual periods ending after June 15, 2009.  The adoption of ASC No. 855 is not expected to have a material impact on China Fundamental’s financial statements.

Fair Value Measurements

Effective January 1, 2008, China Fundamental implemented ASC 820, Fair Value Measurement and Disclosure for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. In accordance with its provisions, China Fundamental has elected to defer implementation of ASC 820 as it relates to its non-financial assets and non-financial liabilities that are recognized and disclosed at fair value in the financial statements on a non recurring basis until January 1, 2009. The adoption of ASC 820 to China Fundamental's financial assets and liabilities and non-financial assets and liabilities, that are re-measured and reported at fair value at least annually, did not have an impact on China Fundamental's financial results.

Financial Instruments

Effective January 1, 2008, China Fundamental implemented ASC 825, Financial Instruments, which permits entities to choose to measure many financial instruments and certain other items at fair value. ASC 825 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The adoption of ASC 825 did not have an impact on China Fundamental's financial results.

Business Combinations

In December 2007, the FASB issued ASC No. 805, Business Combinations (“ASC No. 805”). ASC 805 establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. ASC 805 also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statement to evaluate the nature of financial effects of the business combination. ASC 805 is effective for financial statements issued for fiscal years beginning after December 15, 2008. China Fundamental expects ASC 805 will have an impact on its consolidated financial statements when effective, but the nature and magnitude of the specific effects will depend upon the nature, terms and size of the acquisitions consummated after the effective date. China Fundamental is still assessing the impact of this standard on its future consolidated financial statements.

Noncontrolling interests in Consolidated Financial Statements — and amendment of ARB No. 51

In December 2007, the FASB issued ASC 810, Noncontrolling interests in Consolidated Financial Statements — and amendment of ARB No. 51. The provisions of ASC 810 establish accounting and reporting standards for the noncontrolling interests of a subsidiary. The provisions of SFAS No. 160 are effective for China Fundamental in fiscal year 2009 and will be applied prospectively, except for the presentation of the noncontrolling interests, which for all periods would be reclassified to equity in the consolidated balance sheet and adjusted out of net income in the consolidated statements of operations. China Fundamental is currently evaluating the impact of the provisions of ASC 810 on its future consolidated financial statements.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. China Fundamental has identified the following as its critical accounting policies:

Cash and cash equivalents. China Fundamental considered all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Quantitative and Qualitative Disclosures About Market Risk

China Fundamental's primary exposure to market risk was interest income sensitivity, which was affected by changes in the general level of U.S. interest rates, including recent reductions instituted by the U.S. Federal Reserve Bank, particularly because the majority of China Fundamental's investments held in the trust account were in rate sensitive short-term marketable securities.

BUSINESS

Our History

Wowjoint Holdings Limited, formerly known as China Fundamental Acquisition Corporation, is a Cayman Islands company, originally organized as a blank check company on December 12, 2007, for the purpose of acquiring, through a stock exchange, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business, that has its principal operations in Asia. Following the business combination, our business operations are now conducted through Beijing Wowjoint.

Pre-IPO Private Placement

In May 2008, China Fundamental completed a private placement of 1,944,444 warrants to certain private placement investors, as a result of which China Fundamental received net proceeds of $1.75 million.

The Initial Public Offering

On May 21, 2008, China Fundamental consummated its initial public offering of 3,750,000 units. Each unit in the offering consisted of one ordinary share and one share purchase warrant, entitling the holder to purchase one ordinary share at an exercise price of $5.00. On May 27, 2008, the underwriters of China Fundamental’s initial public offering exercised their over-allotment option for an offering of an additional 506,250 units. China Fundamental received total net proceeds of approximately $33.9 million from its initial public offering. China Fundamental’s ordinary shares and warrants started trading separately as of July 23, 2008.

The Business Combination

On February 22, 2010, pursuant to the terms of the Share Purchase Agreement dated November 30, 2009, China Fundamental acquired all of the issued and outstanding shares of Beijing Wowjoint held by its shareholders in exchange for 5,700,000 ordinary shares of China Fundamental. 3,696,735 of these shares were placed in escrow for a four year period ending February 22, 2014. In addition, shareholders of Beijing Wowjoint will be issued up to 500,000 additional ordinary shares if certain incentive targets are met.

In connection with the acquisition, the holders of 1,374,089 of the ordinary shares sold in China Fundamental's initial public offering properly elected to redeem their shares for cash at $7.96 per share, for an aggregate of approximately $10.9 million. China Fundamental also entered into "forward contracts" to purchase 1,696,258 ordinary shares in privately negotiated transactions from shareholders who would otherwise have voted against the business combination, for an aggregate of approximately $13.6 million. The redemptions and the closing of such purchase were subsequently effected using funds that were held in China Fundamental's trust account.

We subsequently filed our Second Amended and Restated Memorandum and Articles of Association in the Cayman Islands that removed provisions that, giving effect to the business combination with Beijing Wowjoint, were no longer applicable. We also changed our name to Wowjoint Holdings Limited.

Following the acquisition of Beijing Wowjoint, our principal place of business is now located at its offices at 1108 A Block Tiancheng Mansion, #2 Xinfeng Road, Deshengmenwai Street, Xicheng District Beijing, and our telephone number is +86 (010) 8957-9330.

Beijing Wowjoint’s History and Current Business

Overview

We believe that Wowjoint is one of the leading providers in the design, engineering and manufacturing of customized infrastructure equipment and machinery used in the construction of railways, highways, metro subways, bridges and viaducts in China, based on the range of major railway projects in which we have been involved or have been asked to bid on. We provide end-to-end solutions in various engineering applications involving the lifting, carrying and transporting of large-scale and heavy precast concrete beams, and other heavy goods. Our main product lines include launching gantries, tyre trolleys, special carriers, integrated launching carriers, marine hoists and special purpose equipment. Our equipment and machinery are designed to overcome specific construction obstacles by meeting our customers, stringent engineering requirements wherever our products are deployed regardless of terrain, soil and climate conditions.

We had approximately 257 employees as of November 30, 2010, of which 58 are highly trained engineers and technicians engaged in the design, engineering, manufacturing, installation and testing of highly specialized lifting and carrying equipment.

Wowjoint’s diverse and cost efficient product offerings incorporate proprietary designs and are known for their high levels of versatility, reliability and performance. Our products are marketed under the “Wowjoint” brand name both domestically and internationally. Our management’s core strategy is to leverage our expertise in research and development of customized products by providing solutions to our customers’ unique needs, as evidenced by our continuous introduction of new product lines since our inception. We handle all aspects of market research, product design, engineering, manufacturing, sales and marketing, and conduct most of our manufacturing operations in our ISO 9001 manufacturing facilities near Beijing, China.

Beijing Wowjoint was founded in March 2004 by Mr. Yabin Liu and Mr. Fude Zhang. Our management and engineering team has significant experience in the transportation and transportation equipment industry. The same team has participated in providing solutions to the lifting, carrying and transporting pre-fabricated construction material for the construction of the well known Hangzhou Bay Bridge, the longest cross-sea bridge in the world.  Our equipment and services have been deployed and utilized in railway construction, including some of the most well-known high speed railways in China. From 2005 to 2010, Wowjoint equipment has been deployed in the construction of the Guangdong express railway, the Beijing to Tianjin intercity high-speed passenger train line, the Shijiazhuan to Taiyuan express railway, the Fuzhou to Xiamen high-speed railway, the Zhengxi intercity train line, the Wuhan to Guangzhou high-speed railway, the Beijing-Shanghai railway and the Harbin to Dalian high-speed railway, the Shijiazhuang to Wuhan railway, the Beijing to Shijiazhuang railway, the Shanghai-Hangzhou railway and the Chang-Jiu intercity railway projects. We have also recently begun to export our equipment to the United States, the Middle East and the European markets in relatively small volume.

Wowjoint Corporate Structure

Wowjoint and our associated companies together form the corporate operating structure. Giant Nova Holdings Limited is a British Virgin Island company, AGL is a Hong Kong incorporated company which become a wholly owned subsidiary of Wowjoint following the business combination. BXFI, is a China incorporated Wholly Foreign Owned Enterprise (“WFOE”), the scope of whose business licence includes business consulting, technical engineering advice and technical services. Beijing Wowjoint is a China incorporated domestic enterprise. The following diagram illustrates the corporate structure and the places of incorporation of Wowjoint and our associated companies:

All of our business operations are conducted through Beijing Wowjoint.  Until recently, we did not have an equity interest in the business of Beijing Wowjoint, but rather our business was operated through contractual arrangements with Beijing Wowjoint, which was not as effective in providing operational control as direct ownership. See “ – Former Corporate Structure.”

On August 4, 2010, we announced that we had replaced the variable interest entity contractual arrangement discussed above between our PRC operating subsidiary, Beijing Wowjoint and our offshore holding company, BXFI with a direct equity ownership structure whereby BXFI now directly owns 100% of Beijing Wowjoint.  Prior to the completion of the reorganization of our ownership structure, we did not have an equity interest in the business of Beijing Wowjoint and our business was operated through contractual arrangements with Beijing Wowjoint.  We believe that this direct ownership structure eliminates the risk that the previous contractual arrangements may not have been as effective in providing us with the operational control of Beijing Wowjoint as we anticipate our new direct ownership structure will provide and that our new direct ownership structure increases the overall transparency of, and removes any confusion with respect to, our corporate ownership structure.

The scope of BXFI's business license includes business consulting, technical and engineering advice and technical services.

Former Corporate Structure

Based on the former contractual arrangements as summarized below, BXFI provided consulting services to BWMC and was entitled to (1) receive a substantial portion of the economic benefits from Beijing Wowjoint (2) exercise effective control over Beijing Wowjoint; and (3) have an exclusive option to purchase all or part of the equity interest in Beijing Wowjoint when and to the extent permitted by PRC laws. By the virtue of the contractual agreements, BXFI consolidated the operating results, assets and liabilities in BWMC’s financial statements.

The followings are brief description of contracts formerly entered into between BXFI and BWMC:

(1) Exclusive Technical Consulting and Services Agreement. BXFI entered into an Exclusive Technical Consulting and Services Agreement with Beijing Wowjoint, pursuant to which BXFI exclusively provided consulting services to Beijing Wowjoint in exchange for services fees. This agreement enabled the transfer of a substantial portion of the economic interests from Beijing Wowjoint to BXFI.  The agreement had a 10 year term, which could not be terminated except in the case of gross negligence, fraud or other illegal acts or the bankruptcy of BXFI. BXFI indemnified Beijing Wowjoint against any loss, damage, obligation and expense arising out of any legal procedure against Beijing Wowjoint in connection with the performance of the agreement.

(2) Equity Pledge Agreement. BXFI, Beijing Wowjoint, and its shareholders entered into an Equity Pledge Agreement, pursuant to which each of the shareholders of Beijing Wowjoint had pledged all of their equity interests in Beijing Wowjoint to BXFI to guarantee the payment of service fees under the Exclusive Technical Consulting and Services Agreement. This agreement was in effect for ten years, unless terminated earlier. The agreement could not be terminated until the consulting and service fees due under the services agreement were paid off and Beijing Wowjoint no longer had any obligations under the services agreement. The pledgors under the agreement agreed to indemnify the pledgee against any taxes paid by the pledgee.

(3) Voting Rights Proxy Agreement. BXFI and shareholders of Beijing Wowjoint entered into a Voting Rights Proxy Agreement, pursuant to which each of the shareholders of Beijing Wowjoint had granted to BXFI and its designated representative the power to exercise all voting rights of such shareholder. The terms of this agreement were in effect, until the earlier of, termination by BXFI or the shareholders of Beijing Wowjoint, or until the equity interests held by the shareholders of Beijing Wowjoint were lawfully and effectively transferred to BXFI. This agreement was to remain in force until terminated by the parties in writing or until all of the equity interests held by the shareholders in Beijing Wowjoint had been transferred to BXFI and/or its designated persons.

(4) Exclusive Purchase Option Agreement. BXFI and shareholders of Beijing Wowjoint entered into an Exclusive Purchase Option Agreement, pursuant to which each of the shareholders of Beijing Wowjoint had irrevocably and unconditionally granted BXFI (or its designated representative) an exclusive call option to purchase, at any time, if and when permitted by PRC laws, all or any portion of the equity interests in Beijing Wowjoint at a price equal to five percent (5%) of the actual capital contribution made by each shareholder. This agreement was to be in effect until such time as BXFI obtains all equity interest in Beijing Wowjoint, up to a maximum of 20 years. The agreement was to remain in effect until the date when BXFI obtained all of the equity interests in Beijing Wowjoint, subject to a maximum term of 20 years.

These contractual agreements, whereby BXFI provided consulting services to Beijing Wowjoint in exchange for a substantial amount of service fees, enabled BXFI to receive a substantial portion of the economic interests of Beijing Wowjoint. BXFI also exercised control over Beijing Wowjoint and had an option to purchase all or part of the equity interest in Beijing Wowjoint when and to the extent permitted by PRC laws. Under the agreements, Beijing Wowjoint was to pay a consulting fee to BXFI in the amount of 12% to 20% of Beijing Wowjoint’s revenue per year.  The actual applicable fee rate in any given year was determined by BXFI at its sole discretion based on the financial and business condition of Beijing Wowjoint.

Investors in Beijing Wowjoint prior to the business combination consisted of our chairman and chief executive officer, Yabin Liu (37.8%); our chief technical officer and director, Fude Zhang (33.6%); our senior vice president of logistics and administration, Yasheng Liu (8.2%); our senior vice president of marketing and sales, Liguo Liu (4.1%); Anning Li (0.7%); Pingyi Wang (0.7%); Ting Ding (9.0%); and Beijing Wan Qiao Mechanical and Electrical Equipment Co., owned by non-executive management members of the company (6.0%).

Authentic Genius has limited capitalization and no operations other than its holdings in BXFI. All shares in AGL prior to the business combination were formerly held by Zhang Hui, a first cousin of Mr. Yabin Liu, our chief executive office and chairman of the board of directors.

Giant Nova Holding Limited is a company with limited capitalization that formerly held the interests of the shareholders of Beijing Wowjoint, and it serves no other business operations purpose.  The former shareholders of Giant Nova Holding Limited consisted of Realink Group Limited (76.4%), Wowjoint International Limited (5.9%), PJ Landscape Co., Limited (4.6%), Mui Hoo Lui Chung (4.6%), Red Stone Investment Group Limited (4.6%) and Willing Co., Limited (3.9%).

Competitive Advantages

We believe that, Wowjoint is one of the leading providers in the design, engineering and manufacturing of customized lifting and carring equipment used in the construction of railways, highways, bridges and viaducts in China. Based on our existing patents and technology, we believe that the founders of Beijing Wowjoint were among the first in China to introduce and promote the use of precast segmental concrete beam in the construction of elevated pavement in railways, highways. This construction technology, developed and practiced in Europe prior to being adopted by China, provides high efficiency and low cost to the construction of elevated pavement. Our management believes that the following competitive strengths differentiate us from other domestic and international competitors and are the key factors to our success:

Leading Provider of Customized Heavy-lifting and Carrying Equipment

We believe that Wowjoint is one of the leading providers in the design, engineering and manufacturing of customized infrastructure equipment and machinery used in the construction of railways, highways, metro subways, bridges and viaducts in China, based on the range of major railway projects in which we are currently involved or have been asked to bid on. From 2006 to 2009, Beijing Wowjoint held a market share of approximately 25% or more in three of its product lines: special carriers, tyre trolleys, launching gantries, and a market share close to 100% of its latest innovative product, the integrated launching carrier. According to the Eleventh Five Year Plan (2006 - 2010), China is investing heavily in transportation infrastructure including railways, highways, and urban metro transit systems. In November 2008, China’s infrastructure sector was given a further boost with the announcement of an economic stimulus package totaling approximately $588 million to be spent over a two year period, of which over $250 billion was dedicated to transportation infrastructure projects, according to the National Bureau of Statistics of China. Our management anticipates a growing demand for such infrastructure equipment and machinery, notwithstanding a scaling back of government spending on infrastructure projects in the latter part of 2009 and in the first quarter of 2010.

Strong In-House Design Capabilities

We employ an innovative and systematic approach to engineering solutions and product design and manufacturing oversight. Our design and engineering team consists of members educated in top universities in China, with 10-15 years of industry experience on average. Based on our success in winning project bids, we believe that we have built a recognized brand name in the industry by introducing innovative solutions to the infrastructure construction industry in China . Our engineering team works closely with our customers in order to understand their technical and engineering requirements. We have been able to continuously introduce new equipment to enhance cost saving and time reduction in the construction of elevated pavement in highways and railways.

Well Established Blue Chip Customer Base

Wowjoint has well-established relationships with Chinese blue chip customers, including China Railway Construction Corporation Limited (CRCC) (Hong Kong Exchange: 1186.HK), China Railway Group Limited (CRG) (Hong Kong Exchange: 0390.HK; Shanghai Exchange: 601390.SS), China Communications Company Limited (Hong Kong Exchange: 1800.HK) and Sinohydro Corporation. Of these, all are current customers or past customers with whom we maintain an active dialogue.  See “– Marketing, Sales and Customer Support.”

Business Strategy

Our strategy is to further strengthen our position as a leading solution provider to China’s rapidly developing infrastructure construction industry by providing customized lifting and carrying solutions to our customers. Outside China, we intend to build on the strengths that have made us successful in China. We intend to focus on a number of strategic initiatives for growth:

Product Innovation – Wowjoint’s product innovation is vital to sustaining our future success. We have successfully introduced new products in the application of lifting and carrying equipment and have a pipeline of new products, including a railway and elevated road maintenance and inspection vehicle and self-loading container carriers, and we are seeking to develop new products to widen our customer base and expand our market share.

Increase of Production Capacity – We intend to expand our production capacity by investing in additional workshops and production lines and by working closely with existing outsourcing partners to increase their production capacity. We also intend to invest in technological upgrades to increase the efficiency of our current production process, while also reducing manufacturing costs.

Expand Market Presence and Penetration – We seek to increase our market penetration by expanding the geographic reach of our products, with special emphasis on those countries that are planning high-speed railways, such as the United States, Korea, Brazil, and developing regions including India, Russia, the Middle East and Latin America. In this regard, in March 2010 we were awarded our first contract in the U.S. to provide customized mobilifters for utilization in a highway construction project in Florida. Wowjoint believes that these initiatives will help to reduce potential cyclical performances in one particular product category or geographic market.

Selective Acquisition Strategy –We plan to broaden our market reach and reduce the cyclical nature of our business through selective acquisitions, joint ventures and strategic alliances. In particular, we intend to consider potential acquisitions of railway maintenance and service related companies to expand our product offerings in the railroad and bridge maintenance equipment segment.

Product and Services

Wowjoint provides solutions to different construction projects by designing, engineering and manufacturing customized large scale equipment for the lifting, carrying, transportation and installation of heavy objects and precast materials. We offer a wide variety of product lines of modular, re-locatable and stationary custom heavy duty construction equipment and machinery and our products are used in various engineering fields such as the construction of railways, highway, viaducts and ports, as well as in the lifting and transporting of concrete beams and other heavy goods. Our products incorporate innovative, patented designs and are marketed under the “Wowjoint” brand name both domestically and internationally. Our major product categories include:

Production line	Sales for year ended August 31, 2009 (RMB)	Percentage of total sales
Launching gantry	15,133,798	33.9%
Special carrier	10,620,441	23.8
Special launching carrier	4,263,381	9.5
Special purpose equipment	3,148,412	7.1
Tyre trolley	7,324,482	16.4
After-sales service	1,558,797	3.5
Service revenue	2,572,848	5.8
Total	44,622,159	100.0%

Launching Gantry – Wowjoint manufactures a wide variety of heavy duty launching gantries that are used for the erection of bridges and viaducts. They are designed to place precast reinforced concrete segments or beams on piers and are used for the construction of (1) segmental cantilevers, (2) segmental one in span by span, (3) T or hollow beams, and (4) complete box beams road viaducts and bridges. Each product is designed to solve certain construction obstacles and problems encountered by our customers in order to increase construction efficiency, reduce construction costs and shorten the construction period. Our gantries can carry weight from 80 metric ton to 1600 metric tons.

Tyre Trolley – Wowjoint designs and manufactures a wide variety of heavy duty tyre trolleys that move prefabricated concrete segments or beams and provide enhanced maneuverability in erected pavement construction sites.  The tyre trolleys provide flexibility to move prefabricated concrete beams into tightly confined spaces within the pavement surface and work well in tandem with our launching gantry. Our tyre trolleys can transport weight from 40 metric ton to 1600 metric ton.

Special Carrier – Our straddle carriers/Mobilifts offer an economical solution to handle bulky loads inside large sheltered places. They are also suitable for loading and unloading cargos in container terminals or steel plants.

Integrated Launching Carrier – Wowjoint designs and manufactures a variety of integrated launching carriers which combine the functions of the launching gantry, the tyre trolley, and the special carriers depending on the needs of our clients.  These integrated platforms provide a cost saving to our customers and are often designed to work in mountainous or other more difficult conditions.

Marine Hoist – Wowjoint’s marine hoists are capable of lifting a 20 metric ton to 1,500 metric ton boat or yacht out of the water and maneuvering them onto dry land for service or long-term storage, or for the transporting of boats and ships over dams.  Our marine hoists feature easy maintenance and minimum downtime, and provide flexibility to move boats into tightly confined spaces within a boat yard or marina.

Special Purpose Equipment – We manufacture a wide variety of special purpose lifting and carrying equipment according to each customer’s specific requirements. The container lifting equipment is designed to hoist, stack and transport any material or 60 metric ton ISO standard containers. The straddle carrier loads and unloads the container utilizing a pair of hydraulic powered cranes mounted at each end of the vehicle chassis. The special purpose equipment series includes telescopic spreaders for straddle carriers and straddle carriers for handling containers.

Our products can be shipped worldwide to our international customers. Our products can be dismantled into smaller components and fitted into any standard shipping container for shipping. Upon arrival at the destination construction site, the components can then be assembled back onsite by our experienced engineers.

Technical and After-Sale Services

Wowjoint’s team of experienced engineers and technician provides after-sales services to our customers.  After the installation and testing of our equipment, our engineers train our customers to operate the equipment and identify and address safety and maintenance concerns.  Under the standard warranty attached to the sales of its equipment, we address any system or operational problems that may occur within the first year of the sales. In addition, we also provide technical services and consultation to our customers upon the expiration of the warranty. Revenues attributable to technical and after-sales services represented 9.3% of Beijing Wowjoint's fiscal 2009 revenues.

Marketing, Sales and Customer Support

Our customers include the leading names in the infrastructure construction industry in China. Our management has developed long-standing relationships with target customers in the railway, subway and highway construction.  We also maintain relationships with central and local municipal governments which normally sponsor new infrastructure projects that can utilize Wowjoint’s products. Wowjoint has well-established relationships with Chinese blue chip customers, including China Railway Construction Corporation Limited (CRCC) (Hong Kong Exchange: 1186.HK), China Railway Group Limited (CRG) (Hong Kong Exchange: 0390.HK; Shanghai Exchange: 601390.SS), China Communications Company Limited (Hong Kong Exchange: 1800.HK) and Sinohydro Corporation. Of these, all are current customers or past customers with whom we maintain an active dialogue.  China Communications Company China Railway Construction Corporation and China Railway Group are active current customers, accounting for 34.5%, 29.5% and 25.8%, respectively, of our total sales in the period from September 1, 2007 to June 30, 2010. Shifts in the customer relationships from period to period reflect the company’s results in its bidding for new infrastructure contracts, as well as an increase in international sales, which accounted for approximately 10% of total sales in recent periods. Our blue chip customer base demonstrates our ability to deliver in large-scale demanding infrastructure projects.

As of November 30, 2010, we had a dedicated marketing and sales team of 11 employees that proactively follow up on new sales leads. Upon receiving an expression of interest from potential customers, our sales team works closely with our engineering staff to address the customer’s specific engineering and technical requirements. Our sales team provides a price quote with inputs from our engineering and procurement teams. We have begun to recruit sales agents outside China to promote our products in the United States and Europe. We have begun to recruit sales agents outside of China to promote our products in the United States and Europe.

Research and Development

We rely upon our innovative in-house R&D team for the introduction of new products. We also work closely with Beijing Jiaotong University, a well-respected academic institution with strong research and engineering capabilities in the fields of transportation engineering and construction in China.

We had 58 engineers and technicians as of November 30, 2010, constituting a high concentration of engineering and technical talent as needed to sustain our growth and execute our business strategy.

Competition

Our competition comes mainly from China. Our main competitors are Beidaihe Tonglian Jixie Co., Ltd., China Railway Engineering Machinery Research & Design Institute, Zhengzhou Dafang Bridge-Machine Co., Ltd. and Zhengzhou Huazhong Building Machinery Co., Ltd. The principal competitive factors affecting our business include price, customer service and support, product availability, performance, functionality, brand reputation, reliability and product maintenance costs.

The engineering and manufacturing of heavy equipment is regulated by various agencies in China. The imposed licensing helps to limit new entrants into this industry.

Intellectual Property

All of our products are sold under the brands “北京万桥兴业”, “Beijing Wowjoint” and “Wowjoint”, which are widely known in the industry in China. We have registered the www.wowjoint.com domain name.

Patents and Licenses

The following table sets forth our registered patents as of November 30, 2010:

Country	Patent Nature	Filing Date	Patent No.	Patent Owner	Expiration Date

PRC	Special Launching Carrier with Bridge	November 29, 2004	ZL 2004 2 0115944.5	Wowjoint	November 29, 2014

PRC	Launching Gantry with Shorter Bridge	January 6, 2005	ZL 2005 2 0000044.0	Wowjoint	January 6, 2015

PRC	Special Carrier	August 12, 2005	ZL 2005 2 0103809.3	Wowjoint	August 12, 2015

PRC	Slab Mobilift	October 8, 2005	ZL 2005 2 0127691.8	Wowjoint	October 8, 2015

PRC	Launching Gantry Suitable for Going Through Tunnel	May 19, 2006	ZL 2006 2 0115344.8	Wowjoint	May 19, 2016

PRC	Portable Beam Launcher	September 19, 2008	ZL 2008 2 0122562.3	Wowjoint	September 19, 2018

PRC	Transforming Mobilift	September 19, 2008	ZL 2008 20122564.2	Wowjoint	September 19, 2018

PRC	Bi-Directional Driving Transporter	September 3, 2009	ZL 2009 20222388.4	Wowjoint	September 3, 2019

PRC	Cantilever Folding Slab mobilift	May 31, 2009	ZL 2009 20108328.X	Wowjoint	May 31, 2019

PRC	Prefastening double turnable levels device for fixing on pier	November 13, 2009	ZL 2009 20279144.X	Wowjoint	August 25, 2019

PRC	Prefastening double cam device for fixing on pier	November 13, 2009	ZL 2009 20279145.4	Wowjoint	November 13, 2019

PRC	Embracing device for fixing on pier	November 27, 2009	ZL 2009 20270273.2	Wowjoint	November 27, 2019

The following table sets forth Wowjoint’s patent applications as of November 30, 2010:

Country	Patent	Application Type (1)	Filing Date	Application No.	Patent	Expected Approval Date

PRC	Bi-Directional Driving Transporter (Invention)	Invention	Sept. 3, 2009	200910092201.8	Wowjoint	Sept. 30, 2012

PRC	Adjustable divided lifting device	Utility Model	Nov.20, 2009	200920258858.2	Wowjoint	Dec. 15, 2010

PRC	Adjustable divided lifting device	Invention	Nov.20, 2009	200910221555.8	Wowjoint	Dec. 10, 2012

PRC	Embracing device for fixing on pier	Invention	Nov.27, 2009	200910250127.8	Wowjoint	Dec. 27, 2012

PRC	Multi-function special launching carrier for mountain Area and its erection method	Invention	Mar.5, 2010	201010119279.7	Wowjoint	Mar. 5, 2013

PRC	Multi-function special launching carrier for mountain Area	Utility Model	Mar.5, 2010	201020125764.0	Wowjoint	Mar. 5, 2011

PRC	Movable supported launching carrier	Utility Model	Mar. 5, 2010	201020125755.1	Wowjoint	Mar. 5, 2011

PRC	Movable supported launching carrier and its erection method	Invention	Mar. 5, 2010	201010119289.0	Wowjoint	Mar. 5, 2013

PRC	Special Launching machine with seting platform and its erection method	Utility Model	May 19, 2010	201020205815.0	Wowjoint	May 19, 2011

PRC	Special Launching machine with seting platform and its erection method	Invention	May 19, 2010	201010185308.X	Wowjoint	May 19, 2013

PRC	Special launching carrier with movable platform and its erection method	Utility Model	Aug. 5, 2010	201020286817.7	Wowjoint	Aug. 5, 2011

PRC	Special launching carrier with movable platform and its erection method	Invention	Aug. 5, 2010	201010249633.8	Wowjoint	Aug. 5, 2013

PRC	Turning device for Launching Machine	Utility Model	Sept. 29, 2010	201020561809.9	Wowjoint	Sept. 29, 2011

USA	Bridge Deck Replacement Machine and the Method of Bridge Deck Replacement Using the Same		Apr. 30, 2010	12/771,370	Wowjoint	June 30, 2011

(1)
The patent applications relate to improvements on existing products either in appearance, structure or a combination of appearance and structure, to allow the product to be utilized more efficiently and effectively.

Regulation

Like other large-scale machinery and infrastructure design and construction companies in China, we are subject to extensive regulations and policies by governmental agencies including but not limited to the Ministry of Rail and the Ministry of Communications, and including both national, provincial, and local authorities.  Our operations are subject to numerous environmental, health and safety laws and regulations as well as quality control standards.  These rules, regulations, policies and standards may be onerous and may require us to use substantial financial or other resources to meet these requirements.  Failure to comply may result in substantial penalties or fines, suspension of any of our licenses, a failed evaluation of our machines, and termination of our contracts.

We are subject to extensive work safety laws and regulations such as the PRC's "Labor Law," "Work Safety Law," "Building Construction Law" and "Manufacturing Safety, Accident, Reporting and Investigation Regulations" that require us to implement national or industrial standards prescribed for the purpose of ensuring work safety, and must provide work conditions that comply with such standards.  Failure to comply with these rules may result in significant fines or penalties.  We are also subject to extensive and increasingly stringent environmental protection laws and regulations by the Chinese government, including the PRC's "Environment Law" and its "Environmental and Pollution Prevention Law," as well as the rules and regulations of provincial and local government authorities.  The Chinese government, provincial, or local government authorities may chose to shut down any facility that fails to comply with orders requiring such facility to correct any work safety, industrial, or environmental concerns.

For projects that are subcontracted to us, we will be responsible to the general contractor for the quality of the work, and will be jointly responsible for the quality of the work meeting the standards of the Ministry of Rail.  Failure to meet the standards may require us to take corrective action, or subject us to potential administrative penalties, restrictions on future participation in projects, and the potential prosecution for any criminal liabilities.

On occasion, we also subcontract work out to various contractors, who would also have to meet the relevant rules and regulations.  In the event that they are not compliant, it is possible that we may be liable for any violations by our subcontractors.

Permits and Licenses

The industry of engineering and manufacturing of heavy duty equipment is regulated for safety reasons. All companies involved in the engineering and manufacturing of heavy duty equipment are required to be licensed. The government agencies overseeing the issuance of licenses are the Committee of Safety for the Special Equipment of the State Quality Supervision Inspection and Quarantine and the Supervisor of Technical Quality.

As of September 30, 2010, Wowjoint had been granted six licenses to manufacture heavy duty lifting and carrying equipment, one license to install heavy duty lifting and carrying equipment and one license to maintain and repair heavy duty lifting and carrying equipment. As of September 30, 2010, Wowjoint had one license pending.

Facilities

Wowjoint currently occupies three separate facilities with an aggregate area of 333,659 square feet. One operation location, 10 miles from Beijing Capital Airport, Beijing, China, is where design, engineering and manufacturing activities take place. Our marketing and sales teams are housed in another building in the west district of Beijing, China. Of the total space, we own a facility of 143,517 square feet and lease all of our remaining space.

Employees

As of November 30, 2010, we had approximately 257 full-time employees, including 58 technical and R&D staff, 15 sales personnel, 57 manufacturing staff, 13 quality control personnel and 11 purchasing personnel. Since Beijing Wowjoint’s incorporation in 2004, we have substantially increased our headcount and we believe we have a good relationship with our employees.

Environmental and Other Regulations

We are subject to Chinese national and local environmental protection regulations which currently impose fees for the discharge of any waste substance, charge fines for pollution, and provide for the closure by the Chinese government of any facility that fails to comply with orders requiring it to cease or improve upon certain activities causing environmental damage. Due to the nature of our business, we produce certain amounts of waste water, gas, and solid waste materials during the course of our production. We believe that our environmental protection facilities and systems are adequate for us to comply with the existing national, provincial and local environmental protection regulations. However, Chinese national, provincial or local authorities may impose additional or more stringent regulations which would require additional expenditure on environmental matters or changes in our processes or systems.

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings arising in the ordinary course of business. We are not currently a party to any such claims or proceedings which, if decided adversely to Wowjoint, would either, individually or in the aggregate, have a material adverse effect on our business, financial condition, results of operations or cash flows.

DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

Directors and Senior Management

Our current directors and executive officers are as follows:

Name	Age	Position
Yabin Liu	52	Chief Executive Officer and Chairman of the Board of Directors
Fude Zhang	54	Chief Technical Officer and Director
Anthony Hung	35	Chief Financial Officer (acting)
Yasheng Liu	49	Senior Vice President of Logistics and Administration
Liguo Liu	39	Senior Vice President of Marketing and Sales
Chun Yi Hao	50	Director
Jibing Li	56	Director
Chun Liu	69	Director

Yabin Liu became our chief executive officer and chairman of the board of directors upon consummation of the acquisition. Mr. Liu has extensive experience in the railway and railway related construction equipment industry in China. He has served as chief executive officer of Beijing Wowjoint since its inception in 2004. Since 1996, Mr. Liu has been serving as general manager of Beijing Wan Qiao Mechanical and Electrical Equipment Co., Ltd., a consulting company and a minority shareholder of Beijing Wowjoint. Since May 2009, Mr. Liu has been serving as president and sole director of Bright Bridge Construction, Inc., a dormant Nevada company, expected to engage in the marketing of Wowjoint’s equipment to the North American market. From 1994 to 1996, Mr. Liu served as chief coordinator with China Academy of Railway Sciences to promote international academic exchange in railway construction technologies. From 1982 to 1994, he served with the China Academy of Railway Sciences in various academic research positions as engineer, associate professor and director in charge of academic research.

Mr. Liu’s introduction of the first 900T special carrier and the first 900T launching gantry for traversing through tunnels were named by Bridge Design & Construction of England as the newest innovative technology introduced to the construction of erected paved roads. Mr. Liu was named honorary professor by his school Beijing Jiaotong University on September 2008. His research has been published numerous times in both English and Chinese. Mr. Liu received his Bachelors degree in mechanics from Beijing Jiaotong University

Fude Zhang became our chief technical officer and a director upon consummation of the acquisition. Mr. Zhang has served as deputy general manager with Beijing Wowjoint since its inception in 2004. Prior to that, Mr. Zhang served as deputy general manager of Beijing Wan Qiao Mechanical and Electrical Equipment Co., Ltd. From 1989 to 1996, he worked in various engineering positions including engineer and chief engineer at Beijing Internal Combustion Engine of the Beijing Railway Bureau. From 1982 to 1989, he worked as engineer and chief engineer at the Huairou North Locomotive Depot of the Beijing Railway Bureau. Mr. Zhang received his Bachelors degree in mechanics from Beijing Jiaotong University.

Anthony Hung became our chief financial officer in March 2010. Prior to joining Wowjoint, Mr. Hung was a member of the investment banking team at Deutsche Bank AG Hong Kong for four years, where he managed transactions and client coverage in the infrastructure, energy (solar and renewables) and technology sectors. Previously Mr. Hung was a private equity associate with Bastion Capital Corporation, in Los Angeles, CA, where he analyzed and helped manage existing and potential portfolio investments. Prior to Bastion, Mr. Hung was co-founder of Ave3D Inc., a Santa Clara, CA based 3D internet software company.  Before founding Ave3D, Mr. Hung served as a member of the Technology Investment Banking Group of Bear, Stearns & Co. Inc. in New York, NY. Mr. Hung received his Master of Business Administration degree at the University of California at Berkeley, and his Bachelor of Science degree from New York University, Stern School of Business. On November 3, 2010, Mr. Hung resigned from his position for personal reasons, although Mr. Hung will continue to work with us to assist in the completion of various projects which he began as chief financial officer, in addition to providing full support to transition a new chief financial officer into the position.

Liguo Liu  became our senior vice president of marketing and sales upon consummation of the acquisition. Mr. Liu has served as vice general manager of sales with Beijing Wowjoint since its inception in 2004. In 1998, Mr. Liu joined Beijing Wan Qiao Mechanical and Electrical Equipment Co., Ltd. as an engineer. From 1994 to 1997, he worked at Hebei Qinhuangdao Municipal Engineering Corp Second Corp, where he performed mainly as an engineer responsible for the quality of engineering and construction of the local municipal construction projects. Mr. Liu received his Bachelors degree in construction machinery from Hebei Zhangjiakou Constructional Engineering University.

Yasheng Liu became our senior vice president of logistics and administration upon consummation of the acquisition. Mr. Liu has served as manager of business development with Beijing Wowjoint since its inception in 2004. Prior to that, Mr. Liu was a general manager with Hua Jin Industrial Development Co., responsible for the company’s daily operation. Hua Jin was then involved in the manufacture of light industrial goods, vehicle leasing, restaurant operation, and import/export. Mr. Liu has a Bachelors degree in business from the Central Party School. Mr. Yasheng Liu is the younger brother of Mr. Yabin Liu.

Chun Yi Hao served as CFAC’s chief executive officer and director since its inception in December 2007 until the consummation of the business combination and remains a director of Wowjoint. Since April 2008, Mr. Hao has served as an advisor to Tongxin International Ltd. (Nasdaq: TXIC), a successor to SPAC Asia’s Automotive Acquisition Corp (AAAC.OB), where he served as the president of China operations. In January 2004, Mr. Hao co-founded Asia Development Capital LLC, a private equity and a consulting company targeting the Asia automotive market. Mr. Hao was a founding member and director of Pentad, Ltd., a Hong Kong electronics outsourcing firm, established in 2003. From 1999 to 2002, he served as director of Coastal Power, a power generating and investment facility firm where he was responsible for management of its investment portfolio in China. From 1994 through 1998, at Delphi Asia, a US-based company, he served as the China country divisional financial manager and controller, responsible for overseeing various financial aspects of its China investment strategy. Mr. Hao received his Bachelors of Arts from the Beijing Languages Institute, a Master of Arts Degree from the University of Notre Dame and an M.B.A. from Pace University.

Jibing Li began serving as director to Wowjoint upon the consummation of the acquisition. Mr. Li has been involved widely in the financial and strategic planning with both private and public listed companies both in the US and China. From 2004 to 2009, Mr. Li has been a chief economist with UTStarcom, Inc. (Nasdaq: UTSI). From 2001 to 2004, he served as chief economist and general manager of strategic planning with China Unicom (NYSE: CHU; Hong Kong Exchange: 0762). From 1998 to 2001, he also served as head of research with China Telecom. Prior to Mr. Li’s return to work in China, he held various positions as economist with Virginia State Corporation Commission and Montana Public Service Commission. Mr. Li is a Ph.D. candidate of Beijing University and the School of Business of the University of Wyoming (pending dissertation). He received his Master’s degree in economics from the School of Business of the University of Wyoming and a Bachelor’s degree in mechanical and electrical engineering from Beijing Jiaotong University.

Chun Liu began serving as director to Wowjoint upon the consummation of the acquisition. Mr. Liu has been providing freelance consulting to the industry of railway engineering since 2001. From 1999 to 2001, Mr. Liu was appointed deputy chief commander in charge of engineering of the construction of the express railway from Qinghuandao to Shenyang, an express railway with designed speeds of up to 250 kilometer/hour and a total length of 401 kilometers. He was responsible for the overall supervision of the engineering and construction of this first express railway built in China. After college and from 1965 to 1999, Mr. Liu was with China Railway Engineering Group in various positions as technician, engineer, senior engineer, chief engineer, commander in engineering and duty chief commander in engineering, all involved in the construction of conventional or high speed railways. He has been involved greatly in the development of the China railway system from its infancy to where the Chinese railway system is today. He has published various research papers in the field of railway engineering. He is a China Honor Scientist. Mr. Liu received his Bachelor’s degree in engineering from Tang Shan Railway Institute.

Board Committees

China Fundamental’s board of directors has established an audit committee, a compensation committee and a nomination governance committee.

Audit Committee.  Our audit committee consists of Jibing Li, Chun Yi Hao and Chun Liu. Mr. Li will be the chair of our audit committee, and we believe that Mr. Hao qualifies as an “audit committee financial expert”, as such term is defined in the rules of the Securities and Exchange Commission.

Our board of directors has adopted an audit committee charter, providing for the following responsibilities of the audit committee:

•	retaining and terminating our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•	discussing the annual audited financial statements with management and the independent auditors;

•	annually reviewing and reassessing the adequacy of our audit committee charter;

•	such other matters that are specifically delegated to our audit committee by our board of directors after the business combination from time to time;

•	meeting separately and periodically with management, the internal auditors and the independent auditors; and

•	reporting regularly to the board of directors.

Compensation Committee.  Our compensation committee consists of Messrs. Chun Yi Hao, Jibing Li and Chun Liu. Mr. Hao is the chair of our compensation committee. Messrs. Hao, Li and Liu do not have any direct or indirect material relationship with us other than as a director.

Our board of directors adopted a compensation committee charter, providing for the following responsibilities of the compensation committee:

•	reviewing and making recommendations to the board regarding our compensation policies and forms of compensation provided to our directors and officers;

•	reviewing and making recommendations to the board regarding bonuses for our officers and other employees;

•	reviewing and making recommendations to the board regarding share-based compensation for our directors and officers;

•	administering our share option plans, if they are established in the future, in accordance with the terms thereof; and

•	such other matters that are specifically delegated to the compensation committee by our board of directors after the business combination from time to time.

Nomination Committee.  Our nomination committee consists of Messrs. Chun Yi Hao, Jibing Li and Chun Liu. Mr. Chun Liu is the chair of our nomination committee. Messrs. Hao, Li and Liu do not have any direct or indirect material relationship with us other than as a director.

Our board of directors adopted a nomination committee charter, providing for the following responsibilities of the nominations committee:

•	overseeing the process by which individuals may be nominated to our board of directors after the business combination;

•	identifying potential directors and making recommendations as to the size, functions and composition of our board of directors after the business combination and its committees;

•	considering nominees proposed by our shareholders;

•	establishing and periodically assessing the criteria for the selection of potential directors; and

•	making recommendations to the board of directors on new candidates for board membership.

The business address of each party described above apart from Mr. Chun Yi Hao, is 1108 A Block Tiancheng Mansion, #2 Xinfeng Road, Deshengmenwai Street, Xicheng District Beijing.

Compensation

China Fundamental

To date, we have not provided any compensation to any of our directors. We are in the process of formulating policies that will determine compensation of our directors.

Directors of China Fundamental were reimbursed for all business-related expenses incurred while helping us to identify potential target businesses and perform due diligence on suitable business combinations.

Since China Fundamental did not have an operating business prior to the acquisition on February 22, 2010, its officers did not receive any compensation for their service and, since it had no other employees, China Fundamental did not have any compensation policies, procedures, objectives or programs in place.

Beijing Wowjoint

The following table shows information concerning the annual compensation for services provided by Beijing Wowjoint to its executives during the past three fiscal years:

Name	Year Ended August 31,	Salary		Bonus		All other compensation	Total compensation

Yabin Liu	2009	RMB	226,380	RMB	240,240	—	RMB	466,620
	2008	RMB	221,760	RMB	240,240	—	RMB	462,000
	2007	RMB	188,496	RMB	204,549	—	RMB	393,045
Fude Zhang	2009	RMB	210.070	RMB	209,080	—	RMB	419,150
	2008	RMB	205,920	RMB	209,080	—	RMB	415,000
	2007	RMB	175,032	RMB	174,510	—	RMB	349,542
Liguo Liu	2009	RMB	154,350	RMB	236,520	—	RMB	390,870
	2008	RMB	150,480	RMB	236,520	—	RMB	387,000
	2007	RMB	127,908	RMB	199,372	—	RMB	327,280
Yasheng Liu	2009	RMB	109,047	RMB	101,400	—	RMB	210,447
	2008	RMB	108,000	RMB	101,400	—	RMB	209,400
	2007	RMB	91,800	RMB	84,540	—	RMB	176,340

Wowjoint currently has no options or long-term compensation plans.

In developing future salary ranges, potential bonus payouts, equity awards and benefit plans, it is anticipated that our Compensation Committee will take into account: (1) competitive compensation among comparable companies and for similar positions in the market, (2) relevant ways to incentivize and reward senior management for improving shareholder value while building Wowjoint into a successful company, (3) individual performance, (4) how best to retain key executives, (5) our overall performance, (6) our ability to pay, and (7) other factors deemed to be relevant at the time.

Specific compensation plans for our key executives will be negotiated and established by the Compensation Committee. This will include, but may not be limited to, the Wowjoint executives who currently have employment contracts.

Compensation Committee Interlocks And Insider Participation

No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Director Independence

Our board of directors has determined that Messrs. Chun Yi Hao, Jibing Li and Chun Liu qualify as independent directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of November 30, 2010, by:

•	each person who is the owner of more than 5% of our ordinary shares outstanding after the consummation of the acquisition;

•	each person who became an executive officer or director of the Company upon consummation of the acquisition; and

•	all of our directors and executive officers as a group.

The information below gives effect to the issuance of the 5,700,000 ordinary shares that were issued upon the closing of the acquisition, but not to the 500,000 ordinary shares that are issuable upon achievement of certain incentive targets, as described in "Shares Eligible for Future Sale.".

Ordinary shares which an individual or group has a right to acquire within 60 days pursuant to the exercise the warrants noted above are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Name and Address of Beneficial Owner	Number of Shares of Ordinary Shares Beneficial Ownership	Percentage of Outstanding Ordinary Shares

Realink Group Limited(1)(2)	4,349,100	54.7%
Yabin Liu(1) (2)	1,931,087	24.3%
Fude Zhang(1) (2)	1,718,590	21.6%
Yasheng Liu(1) (2)	466,224	5.9%
Liguo Liu(1) (2)	233,199	2.9%
Jibing Li(2)	-0-	—
Chun Liu(2)	-0-	—
Ralco Capital Limited(4)	788,415	9.6%
Chun Yi Hao(4)	788,415	9.6%
Rising Year Group Limited(5)	776,583	9.4%
Hope Ni(3)(5)	776,583	9.4%
Amy Kong(2)	10,000	*
Paul Packer (6)	644,381	8.1%
Globis International Investments L.L.C.(6)	322,190	4.1%
Globis Capital Management L.P. (6)	322,191	4.1%
Globis Capital LLC(6)	322,191	4.1%
Globis Capital Partners L.P. (6)	225,534	2.8%
Globis Capital Advisors, L.L.C.(6)	225,534	2.8%
Globis Overseas Fund Ltd. (6)	96,657	1.2%
Oliveira Capital, LLC (7)	644,381	8.1%
Steven M. Oliveira(7)	644,381	8.1%
Craig Andrew Samuel (8)	485,000	5.8%
Chardan Capital Markets, LLC(9)	672,222	8.5%
All directors and officers as a group (7 individuals)	5,137,515	62.2%

* Less than 1%

(1)
Mr. Yabin Liu is 44.40% holder of Realink Group Limited, a British Virgin Island company, and he has voting power and dispositive power with respect to 44.40% of the ordinary shares owned by Realink Group Limited. Mr. Liu is the sole director of Realink Group Limited. Mr. Fude Zhang is 39.52% holder of Realink Group Limited, and he has voting power and dispositive power with respect to 39.52% of the ordinary shares owned by Realink Group Limited. Mr. Yasheng Liu is 10.72% holder of Realink Group Limited, and he has voting power and dispositive power with respect to 10.72% of the ordinary shares owned by Realink Group Limited. Mr. Yasheng Liu is the younger brother of Mr. Yabin Liu. Mr. Liguo Liu is 5.36% holder of Realink Group Limited, and he has voting power and dispositive power with respect to 5.36% of the ordinary shares owned by Realink Group Limited.  In addition, the shareholders of Realink Group Limited, have agreed that 3,696,735 of the ordinary shares held by them shall be held in escrow commencing as of the consummation of the acquisition. Such shares shall be held in escrow until February 22, 2014.  In addition, pursuant to an earn-out provision in the Share Purchase Agreement, the Company has agreed to issue to Realink Group Limited (“Realink”), one of shareholders of Beijing Wowjoint prior to the acquisition, up to 500,000 additional shares if certain performance targets are achieved by the Company.  The performance targets are set forth in the Prospectus in the Section entitled “Shores Eligible for Future Sale”, which information is incorporated herein by reference.

(2)	Unless otherwise indicated, the business address of each of the individuals is Beijing Wowjoint Machinery Co., Du Shi Industrial Park, Songzhuang Town, Tongzhou Dist, Beijing 101118 P.R. China.
(3)	Ms. Ni’s business address is 38 Taitam Road, Pacific View, Block 4, Apartment 16B, Hong Kong.
(4)
Mr. Hao is the sole shareholder of Ralco Capital Limited, and he has sole voting power and dispositive power with respect to the ordinary shares owned by Ralco Capital Limited.  Includes warrants to purchase 305,556 ordinary shares. Mr. Hao’s business address is Room 2301, World-Wide House, 19 Des Voeux Road, Central, Hong Kong.

(5)
Ms. Ni is the sole shareholder of Rising Year Group Limited, and she has sole voting power and dispositive power with respect to the ordinary shares owned by Rising Year Group Limited.  Includes warrants to purchase 305,556 ordinary shares.

(6)
The principal office and business address is 60 Broad Street, 38th floor, New York, NY 10004. Represents (i) Globis Capital Partners, L.P., a Delaware limited partnership (‘‘Globis Partners’’), with respect to ordinary shares directly held by it (includes warrants to purchase 209,989 shares); (ii) Globis Capital Advisors, L.L.C., a Delaware limited liability company (‘‘Globis Advisors’’), serves as the general partner of Globis Partners, with respect to ordinary shares directly held by Globis Partners (includes warrants to purchase 209,989 shares); (iii) Globis Overseas Fund, Ltd., a Cayman Islands exempted company (‘‘Globis Overseas’’), with respect to ordinary shares directly held by it (includes warrants to purchase 89,995 shares); (iv) Globis Capital Management, L.P., a Delaware limited partnership (the ‘‘Investment Manager’’), which serves as investment manager to, and has investment discretion over the securities held by, Globis Partners and Globis Overseas, with respect to ordinary shares directly held by Globis Partners and Globis Overseas(includes warrants to purchase 299,984 shares); (v) Globis Capital, L.L.C., a Delaware limited liability company (‘‘GC’’), which serves as the general partner of the Investment Manager, with respect to ordinary shares directly held by Globis Partners and Globis Overseas (includes warrants to purchase 299,984 shares); (vi) Globis International Investments LLC, a Delaware limited liability company (“Globis International”) with respect to ordinary shares directly held by it (includes warrants to purchase 299,984 shares), and (vii) Mr. Paul Packer (‘‘Mr. Packer’’), who is the Managing Member of Globis Advisors, GC, and Globis International with respect to ordinary shares directly held by Globis Partners, Globis Overseas and Globis International (includes warrants to purchase 599,968 shares).

(7)
Mr. Steven Oliveira has sole voting power and dispositive power with respect to the ordinary shares owned by Oliveira Capital, LLC. The business address of Mr. Steven Oliveira and Oliveira Capital, LLC is 18 Fieldstone Court, New City, New York 10956. Includes 44,413 ordinary shares and 44,413 warrants being held in escrow until August 22, 2010, and private placement warrants to purchase 555,555 shares.

(8)	The address of Mr. Samuel is 13990 Rancho Dorado Bnd, San Diego, CA 92130. Includes warrants to purchase 485,000 shares.
(9)
Chardan Capital Markets, LLC served as the lead underwriter in our initial public offering. Its business address is 17 State Street, Suite 1600, New York, NY 10004. The selling security holder acquired such securities in a private placement prior to China Fundamental’s initial public offering.

SHARES ELIGIBLE FOR FUTURE SALE

We had 7,936,199 ordinary shares outstanding as of November 30, 2010. Of these shares, 1,185,903 ordinary shares are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by one of China Fundamental’s affiliates within the meaning of Rule 144 under the Securities Act of 1933, as amended. Any of these shares held by affiliates, as that term is defined in Rule 144 under the Securities Act, which generally includes officers, directors or 10% shareholders, will be restricted from public sale as restricted stock.

In connection with our acquisition of Beijing Wowjoint, 5,700,000 ordinary shares were issued to Beijing Wowjoint’s shareholders. Of these, 3,696,735 ordinary shares have been placed in escrow for a period of four years from February 22, 2010, the consummation date of the business combination, to closely align the economic interests of the majority shareholders of Beijing Wowjoint and the company’s executive management team to the long term interest of the public investors of the company. Holders of these escrow shares may make a transfer of escrow shares or their beneficial interest therein (a) to relatives and trusts for estate planning purposes, (b) by virtue of the laws of descent and distribution upon death, or (c) to a special purpose vehicle controlled by such shareholder. As the shareholders whose shares are held in escrow and their permitted transferees will retain all other rights as shareholders with respect to their ordinary shares, including the right to vote their ordinary shares, these shares are included in the beneficial ownership table below.

In addition, up to 500,000 earn-out shares are issuable upon the achievement of several performance targets. In particular,

•
200,000 earn-out shares will be issued in the event that our closing price per share is at or above $10.00 for 180 days out of 360 days during the period from the acquisition closing date to the second anniversary of the closing date.

•
200,000 earn-out shares will be issued in the event that our closing price per share is at or above $13.80 for 180 days out of 360 days during the period from the acquisition closing date to the third anniversary of the closing date.

•
100,000 earn-out shares will be issued in the event that our average daily trading volume is no less than 200,000 ordinary shares for three consecutive months during the period from the closing date of the acquisition to the second anniversary of the closing date.

The earn-out shares described above are not subject to escrow.

There were 4,256,250 outstanding warrants issued in our initial public offering, each for the purchase of one share at an exercise price of $5.00. The shares issuable upon exercise of the warrants will also be freely tradable, provided that there is a registration statement in effect at the time of their exercise. Concurrently with our initial public offering, we sold to our underwriters an option to purchase up to a total of 225,000 units, exercisable at $10 per unit. The securities underlying the underwriter’s unit purchase option and underlying securities have registration rights and may be sold according to Rule 144.

In addition, our pre-IPO shareholders own warrants to purchase 3,008,506 shares, which warrants and the underlying shares are also restricted securities under Rule 144.

In connection with its initial public offering, China Fundamental issued a unit purchase option to the representatives of the underwriters which is exercisable for 225,000 units. The units and the securities underlying the underwriters’ unit purchase option have registration rights and may be sold according to Rule 144.

None of these restricted securities will be eligible for sale under Rule 144 prior to March 10, 2011 (one year following the filing of certain information with the SEC (Form 10 information) after the consummation of China Fundamental’s initial business combination).

In addition, a warrant to purchase 60,000 of our ordinary shares at a strike price equal to $10.00 will be issued to our investor relations firm, Hayden Communications International, Inc., as compensation for certain investor relations services to be provided.

Therefore, as of November 30, 2010, there were an aggregate of 7,549,750 shares that may be issued in the future upon exercise of outstanding warrants and purchase options.

Rule 144.  Rule 144 is unavailable for the resale of restricted securities initially issued by a blank-check or shell company, both before and after an initial business combination, despite technical compliance with the requirements of Rule 144. Accordingly, such restricted securities can be resold only through a registered offering or pursuant to another exemption from registration. Notwithstanding the foregoing, a person who beneficially owns restricted securities of a company which:

1.	has ceased to qualify as a blank-check or shell company;

2.	is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3.
has filed all reports and other materials required to be filed by Section 13 or 15(d), as applicable, during the preceding 12 months (or such shorter period that the company was required to file such reports and materials); and

4.	has filed certain information with the SEC (Form 10 information) reflecting that it is no longer a blank-check or shell company may, after one year has elapsed from the filing of the Form 10 information, within any three-month period resell a number of such restricted securities that do not, with respect to the shares, exceed the greater of either of the following:

1.	1% of the total number of shares then outstanding; or

2.	the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited based on the availability of current public information about Wowjoint, and, in the case of sales by affiliates, by manner of sale provisions and notice requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

China Fundamental

On December 12, 2007, Ralco Capital Limited, 100% owned by China Fundamental’s former chief executive officer, Mr. Hao and Rising Year Group Limited, 100% owned by the former chairman of its board of directors, Ms. Ni, its former director, Dr. Ma, and former special adviser, Mr. Tan, purchased 1,257,813 ordinary shares and warrants of the China Fundamental for an aggregate purchase price of $25,000. Ralco Capital Limited and Rising Year Group Limited transferred 45,000 of their ordinary shares and warrants to Oliveira and Globis, respectively, in February 2008. On April 14, 2008, China Fundamental repurchased from Ralco Capital Limited and Rising Year Group Limited an aggregate of 179,688 ordinary shares and warrants at nominal cost, leaving 1,078,125 ordinary shares and warrants outstanding. Rising Year Group Limited subsequently transferred 10,000 of its ordinary shares to Ms. Amy Kong, currently a senior vice president of the company.

Pursuant to a registration rights agreement China Fundamental’s pre-IPO shareholders are entitled to certain registration rights. Specifically, (a) the private placement warrants and the underlying ordinary shares are entitled to certain registration rights commencing upon the consummation of a business combination; and (b) the initial shareholders’ ordinary shares will be entitled to certain registration rights six months after the consummation of a business combination. We are only required to use our best efforts to cause a registration statement relating to the resale of such securities to be declared effective and, once effective, only to use our best efforts to maintain the effectiveness of the registration statement. The holders of warrants do not have the rights or privileges of holders of our ordinary shares or any voting rights until such holders exercise their respective warrants and receive ordinary shares. Permitted transferees that receive any of the above described securities from our initial shareholders will, under certain circumstances, be entitled to the registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements.

China Fundamental agreed to pay Olympic Spring Limited, a company jointly and equally owned by Chun Yi Hao and Hope Ni, a total of $7,500 per month for office space, administrative services and secretarial support for a 24 month period commencing in May 2008. This arrangement was agreed to by Olympic Spring Limited for China Fundamental’s benefit and was not intended to provide Olympic Spring Limited compensation in lieu of a management fee. China Fundamental believes that such fees were at least as favorable as it could have obtained from an unaffiliated third party.

Chun Yi Hao and Hope Ni had provided China Fundamental with loans in the aggregate amount of $70,000. These loans were provided to pay the expenses of this offering referenced in the line items above for the SEC registration fee, FINRA registration fee, and certain accounting and legal fees and expenses. The loans were non-interest bearing and unsecured. The loans were repaid in June 2008 out of the proceeds of the initial public offering not placed in the trust account.

China Fundamental reimbursed its officers and directors for reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf such as identifying and investigating possible target businesses and business combinations. Subject to availability of proceeds not placed in the trust account and up to an aggregate of $0.85 million of the interest income, net of taxes, on the balance in the trust account to be released to it, there was no limit on the amount of out-of-pocket expenses that could be incurred. This formula was a result of a negotiation between China Fundamental and the underwriters and was meant to help maximize the amount of money in the trust account that would be returned to the investors if it does not consummate a business combination within the permitted time.

Other than the $7,500 per month administrative fees and reimbursable out-of-pocket expenses payable to Olympic Spring Limited, no compensation or fees of any kind, including finders and consulting fees, were paid to any of China Fundamental’s directors, or to any of their respective affiliates for services rendered to China Fundamental prior to or with respect to the business combination.

Our board of directors has approved the procedure whereby all ongoing and future transactions between us and any of our directors or their respective affiliates, will be on terms believed by it at that time, based upon other similar arrangements known to it, to be no less favorable than are available from unaffiliated third parties. Such transactions will require prior approval in each instance by a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at its expense, to its attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to it than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Beijing Wowjoint

The “Amount due from related parties” and “Due to related parties” reflected in Beijing Wowjoint’s consolidated financial statements for the year ended August 31, 2009, represented the advances to or from Beijing Wowjoint’s shareholders. The amounts were unsecured, non-interest bearing and due on demand. As of August 31, 2009 and 2008, amount due from related parties amounted to $31,104 and $420,267, respectively. As of August 31, 2009 and 2008, amount due to related parties amounted to $0 and $156,606, respectively. These amounts have since been repaid.

DESCRIPTION OF SECURITIES

We are a Cayman Islands company and affairs are governed by our memorandum and articles of association and the Companies Law and the common law of the Cayman Islands. The following are summaries of all of the material provisions of our amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares, as well as our units, ordinary shares and warrants themselves.

Our memorandum and articles of association currently authorizes share capital consisting of 49,000,000 ordinary shares, $0.001 par value, and 1,000,000 shares of undesignated preferred share, $0.001 par value. As at September 30, 2010, 7,949,965 ordinary shares were outstanding, including ordinary shares forming part of outstanding units. No preferred shares were outstanding as of that date.

The following description summarizes the material terms of our shares. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our second amended memorandum and articles of association (the “memorandum and articles of association”), which are included as an exhibit to this prospectus, and to the applicable provisions of Cayman Islands law.

Units

Public Shareholders’ Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one share of ordinary shares at a price of $5.00 per ordinary share, subject to adjustment. Holders of the warrants must pay the exercise price in full upon exercise of the warrants. Holders will not be entitled to receive a net cash settlement upon exercise of the warrants. The ordinary shares and warrants comprising the units began to trade separately on July 22, 2008.

Underwriters’ Option to Purchase Units

In connection with China Fundamental’s initial public offering, we issued the representatives of our underwriters the option to acquire 225,000 units, each consisting of one ordinary share and one warrant. The option is exercisable at $5.00 per share.

Ordinary Shares

Except for such voting rights that may be given to one or more series of preferred shares issued by the board of directors pursuant to the power granted by our articles of association or required by law, holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action. Holders of ordinary shares will be entitled to one vote per share on matters to be voted on by shareholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. Upon our dissolution, our public shareholders will be entitled to receive pro rata all assets remaining available for distribution to shareholders after payment of all liabilities and provision for the liquidation preference of any preferred shares outstanding at the time. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that public shareholders had the right to have their ordinary shares redeemed for cash equal to their pro rata share of the trust account, plus any interest, if they had voted (i) against the extended period, and it was approved, or (ii) against the business combination and the business combination was approved and completed.

Our initial shareholders have agreed, subject to certain exceptions described below, not to sell or otherwise transfer any of their ordinary shares until August 22, 2010, six months from the date of the consummation of the business combination with Beijing Wowjoint. However, our initial shareholders are permitted to transfer their ordinary shares to our officers and our directors, and other persons or entities associated with such persons, but the transferees receiving such securities will be subject to the same agreement as our initial shareholders.

The payment of dividends, if any, on our ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there is currently none.

In connection with China Fundamental's initial public offering, all of  its existing shareholders at the time, including the purchaser of  its private placement warrants, placed  the ordinary shares and warrants they owned before the offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers (as discussed below), these securities, excluding the private placement warrants,  are not transferable during the escrow period and will not be subject to  release from escrow until August 22, 2010 — six months after our consummation of a business combination.

Holders of these securities  held in escrow are not be able to sell or transfer their securities except (1) to an entity’s beneficiaries upon its liquidation, (2) to relatives and trusts for estate planning purposes, (3) by virtue of the laws of descent and distribution upon death, (4) pursuant to a qualified domestic relations order, (5) to  China Fundamental's existing shareholders and persons affiliated with them or (6) by private sales with respect to up to 33% of the existing shareholders’ ordinary shares made at or prior to the consummation of  the business combination at prices no greater than the price at which the ordinary shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement. The existing shareholders and their permitted transferees will retain all other rights as shareholders with respect to the existing shareholders’ ordinary shares, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared.

1,064,063 ordinary shares and the same number of warrants originally issued to China Fundamental's founders at the time China Fundamental was established in December 2007 are currently subject to this escrow agreement.

A total of  1,944,444 private placement warrants were also subject to this escrow, and were not transferable during the escrow period.  However, these private placement warrants became eligible for release from the escrow  upon the consummation of  the business combination on February 22, 2010 and are being registered for resale on behalf of selling security holders, along with the ordinary shares underlying the warrants

Preferred Shares

Our second amended memorandum and articles of association provides that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of our ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. This is because the terms of the preferred shares would be designed to make it prohibitively expensive for any unwanted third party to make a bid for our shares. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. Notwithstanding the foregoing, our articles of association prohibits us from issuing preferred shares prior to our initial business combination, except in connection with the consummation of our initial business combination that has been approved by a majority of the votes cast by our public shareholders.

Warrants

As of November 30, 2010, we had 7,264,756 warrants outstanding, including warrants forming part of publicly traded units.

Each warrant entitled the registered holder to purchase one ordinary share at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the consummation of a business combination; or

•	May 15, 2009,

provided in each case that there is an effective registration statement covering the ordinary shares underlying the warrants in effect.

The warrants will expire on May 15, 2012 at 5:00 p.m., New York time. Now that the warrants have become exercisable, we may call the warrants for redemption, including the warrants underlying the unit purchase option if the unit purchase option has been exercised and the warrants are outstanding:

•	in whole but not in part,

•	at a price of $0.01 per warrant,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•	if, and only if, an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is current and available throughout the 30-day redemption period, and

•
if, and only if, the reported last sale price of the ordinary shares equals or exceeds $10.00 per share for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder shall be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement and any amendments thereto, which were filed as exhibits to our initial public offering registration statement, for a complete description of the terms and conditions of the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of ordinary shares issuable on exercise of the warrants will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. Warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable unless at the time of exercise we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to those ordinary shares. Under the warrant agreement, we have agreed to maintain a current prospectus relating to the ordinary shares issuable upon the exercise of the warrants until the warrants expire or are redeemed. However, we cannot assure you that we will be able to be able to keep the prospectus included in such registration statement current. The warrants may be deprived of any value and the market for the warrants may be limited if there is no registration statement in effect covering the ordinary shares issuable upon the exercise of the warrants or if the prospectus relating to the ordinary shares issuable on the exercise of the warrants is not current. In the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will we be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised and unredeemed.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of ordinary shares to be issued to the warrant holder to the nearest whole number of shares.

Purchase Option

Concurrently with our initial public offering, we sold to our underwriters for $100 an option to purchase up to a total of 225,000 units, exercisable at $10 per unit.

Dividends

We have not paid any dividends on our ordinary shares to date. The payment of future dividends, if any, will depend on our revenues and earnings, if any, capital requirements and general financial condition. The payment of dividends will be within the discretion of our then-board of directors. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, it does not anticipate the board declaring any dividends in the foreseeable future.

Differences in Corporate Law between the Cayman Islands and the United States

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law or recent English statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

The Companies Law is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. Previously Cayman Islands law did not provide for mergers as that expression is understood under United States corporate law. However, the Companies (Amendment) Law, 2009 which came into force on May 11, 2009 introduced a new mechanism for mergers and consolidations between Cayman Islands companies (and between Cayman Islands companies and foreign companies if the merged company or consolidated company will continue to be a Cayman Islands company). Merger means the merging of two or more constituent companies into a sole remaining constituent company or surviving company and the vesting of the assets and liabilities of the constituent companies in the surviving company. Consolidation means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of the constituent companies in the consolidated company. The directors of each constituent company must approve a written plan of merger or consolidation (the “Plan”). The Plan must contain certain prescribed information including the basis of converting the shares in each constituent company into shares of the consolidated company or surviving company and the rights attached thereto; any proposed amendments to the memorandum and articles of the surviving company in a merger or the proposed new memorandum and articles of the consolidated company in a consolidation and details of all secured creditors. The Plan must be approved by the shareholders of each constituent company by either:

(a)	a majority in number representing 75% in value of the shareholders voting together as one class; or

(b)
a special resolution of the shareholders voting together as one class if the shares to be issued to each shareholder in the consolidated company or in the surviving company are to have the same rights and economic value as the shares held in the constituent company.

Shareholders do not need to approve a merger between a Cayman parent company and a Cayman subsidiary. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

The Plan must be filed with the Registrar of Companies together with supporting documents including a  declaration (i) of solvency (debts as they fall due), (ii) that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies, (iii) of the assets and liabilities of each constituent company, (iv) that no proceedings are outstanding and that no order has been made or resolution passed to wind up the constituent company or to appoint a receiver, trustee or administrator in any jurisdiction (v) that no scheme, order, compromise or arrangement has been made in any jurisdiction whereby the rights of creditors have been suspended or restricted and an undertaking that a copy of the certificate of merger or consolidation will be given to members and creditors of the constituent company and published in the Cayman Islands Gazette.

A certificate of merger or consolidation is issued by the Registrar of Companies which is prima facie evidence of compliance with all statutory requirements in respect of the merger or consolidation.

The effective date of a merger or consolidation is the date the Plan is registered by the Registrar of Companies although the Plan may provide for an effective date up to 90 days after the date of registration.

A dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation unless (i) an open market on a recognized stock exchange or interdealer quotation system exists for the shares at the end of the dissent period (see below) and (ii) the merger or consolidation consideration consists of shares of the surviving or consolidated company or depository receipts in respect thereof; shares or depository receipts of any other company which are listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than 2000 holders on the effective date of the merger or consolidation; cash in lieu of fractional shares or depository receipts. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

The following procedure will otherwise apply:

1.	The dissentient shareholder must give written notice of objection (“notice of objection”) to the constituent company before the vote to approve the merger or consolidation.

2.
Within 20 days of the vote approving the merger or consolidation the constituent company must give written notice of the approval (“approval notice”) to all dissentient shareholders who served a notice of objection.

3.
Within 20 days (“dissent period”) of the approval notice a dissentient shareholder must give a written notice of dissent (“notice of dissent”) to the constituent company demanding payment of the fair value of his shares.

4.
Within 7 days of the expiry of the dissent period or within 7 days of the date on which the plan of merger or consolidation is filed with the Registrar of Companies (whichever is later) the constituent company, surviving company or consolidated company must make a written offer (“fair value offer”) to each dissentient shareholder to purchase their shares at a price determined by the company to be their fair value.

5.
If the company and the dissentient shareholders fail to agree on the price within 30 days of the fair value offer (“negotiation period”) then within 20 days of the expiry of the negotiation period the company must apply to the Grand Court of the Cayman Islands to determine the fair value of the shares held by all dissentient shareholders who have served a notice of dissent and who have not agreed the fair value with the company.

All rights, benefits, immunities, privileges and property (including business and goodwill) of each of the constituent companies will vest in the surviving or consolidated company which will be liable for all debts, contracts, obligations, mortgages, charges, security interests and liabilities of each constituent company. Existing claims, proceedings, judgments, orders or rulings applicable to each constituent company will automatically apply to the surviving company or the consolidated company.

In addition there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the required vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take-over offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith, collusion or breach of the Companies Law.

If an arrangement and reconstruction or take-over offer is approved or accepted, the dissenting shareholder(s) are unlikely to have any rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a “fraud on the minority.”

Enforcement of Civil Liabilities. The Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our Cayman Islands counsel has advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation provided that (a) such federal or state courts of the United Sates had proper jurisdiction over the parties subject to such judgment; (b) such federal or state courts of the United States did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if its directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

Transfer Agent and Warrant Agent

We have retained Continental Stock Transfer & Trust Company as our transfer agent and warrant agent for our securities.

Special Meeting of Shareholders

Our articles of association provide that special meetings of its shareholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our articles of association provide that shareholders seeking to bring business before our annual meeting of shareholders, other than to nominate candidates for election as directors at our annual meeting of shareholders must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. Our articles of association also specify certain requirements as to the form and content of a shareholders’ meeting. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. CFAC’s articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

We have entered into or will enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our articles of association. We believe that these provisions and agreements are necessary to attract qualified directors. Our memorandum and articles of association also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Cayman Islands law would permit indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors.

Our articles of association also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit it and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Quotation

Our ordinary shares, warrants and units have been traded on the NASDAQ Global Market since May 5, 2010 under the symbols BWOW, BWOWW and BWOWU, respectively. Prior to May 5, 2010, our units were quoted on the Over-the-Counter Bulletin Board under the symbol WJHUF and after the ordinary shares and warrants began separate trading on July 22, 2008, our ordinary shares and warrants were also quoted on the Over-the-Counter Bulletin Board, under the symbols WJHCF and WJHWF, respectively. Prior to April 9, 2010, our ordinary shares, warrants and units traded under the symbols CFQCF, CFQWF and CFQUF, respectively. The change in our trading symbols related to the change in our name from China Fundamental Acquisition Corporation to Wowjoint Holdings Limited.

SELLING SECURITY HOLDERS AND THE SECURITIES BEING OFFERED

This prospectus relates to 1,944,444 warrants issued to private placement investors preceeding our initial public offering, and 1,944,444 ordinary shares underlying these warrants that may be sold from time to time by the selling security holders named in this prospectus. It also relates to up to 4,256,250 ordinary shares which are issuable by Wowjoint Holdings Limited upon the exercise of warrants issued in our initial public offering pursuant to a prospectus dated May 15, 2008. It also relates to 1,064,222 ordinary shares and 1,064,222 warrants (and 1,064,222 ordinary shares underlying these warrants) that were originally issued to the founders of China Fundamental Acquisition Corporation; 598,500 ordinary shares originally issued in a private placement in connection with the acquisition of Beijing Wowjoint Machinery Co., Ltd.; and 225,000 ordinary shares and 225,000 warrants comprising units subject to a unit purchase option issued to the underwriter in the initial public offering of China Fundamental Acquisition Corporation.

The selling security holders may from time to time offer and sell any or all of our shares set forth below pursuant to this prospectus. When we refer to “selling security holders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling security holders’ interests in our shares other than through a public sale.

The following table sets forth:

•	the name of the selling security holders for whom we are registering shares for resale to the public,

•	the number of shares that the selling security holders beneficially owned prior to the offering for resale of the shares under this prospectus,

•	the number of shares that may be offered for resale for the account of the selling security holders pursuant to this prospectus, and

•
the number and percentage of shares to be beneficially owned by the selling security holders after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling security holders).

We cannot advise you as to whether the selling security holders will in fact sell any or all of such shares. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

In connection with China Fundamental's initial public offering, all of  its existing shareholders at the time, including the purchaser of  its private placement warrants, placed  the ordinary shares and warrants they owned before the offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers (as discussed below), these securities, excluding the private placement warrants,  are not transferable during the escrow period and will not be subject to  release from escrow until August 22, 2010 — six months after our consummation of a business combination.

Holders of these securities  held in escrow are not be able to sell or transfer their securities except (1) to an entity’s beneficiaries upon its liquidation, (2) to relatives and trusts for estate planning purposes, (3) by virtue of the laws of descent and distribution upon death, (4) pursuant to a qualified domestic relations order, (5) to  China Fundamental's existing shareholders and persons affiliated with them or (6) by private sales with respect to up to 33% of the existing shareholders’ ordinary shares made at or prior to the consummation of  the business combination at prices no greater than the price at which the ordinary shares were originally purchased, in each case where the transferee agrees to the terms of the escrow agreement. The existing shareholders and their permitted transferees will retain all other rights as shareholders with respect to the existing shareholders’ ordinary shares, including, without limitation, the right to vote their ordinary shares and the right to receive cash dividends, if declared.

1,064,063 ordinary shares and the same number of warrants originally issued to China Fundamental's founders at the time China Fundamental was established in December 2007 are currently subject to this escrow agreement, although they will be eligible for release from escrow on August 22, 2010 — six months after the date of the business combination. The shareholders of the escrowed shares retain their rights as shareholders, including the right to vote, and hence the escrowed shares are included in the beneficial ownership amounts reflected in the table below.

A total of  1,944,444 private placement warrants were also subject to this escrow, and were not transferable during the escrow period.  However, these private placement warrants became eligible for release from the escrow  upon the consummation of  the business combination on February 22, 2010 and are being registered for resale on behalf of selling security holders, along with the ordinary shares underlying the warrants

In connection with the business combination, China Fundamental issued 5,700,000 ordinary shares to Beijing Wowjoint’s prior shareholders in consideration, of which approximately 65% (3,696,735 ordinary shares) were placed in escrow for a four year period ending February 22, 2014.

This table is prepared solely based on information supplied to us by the listed selling security holders, any Schedules 13D or 13G, and other public documents filed with the SEC, and assumes the sale of all of the shares offered hereby. For purposes of calculating the percentage ownership, any shares that each selling security holder has the right to acquire within 60 days under the warrants noted above have been included in the total number of shares outstanding for that person, in accordance with Rule 13d-3 under the Exchange Act.

None of the selling security holders are broker dealers or affiliates of broker dealers except for Chardan Capital Markets, LLC.  At the time it acquired its shares and warrants, Chardan Capital Markets, LLC did not have any agreements, understandings or arrangements with any other persons, either directly or indirectly, to dispose of the securities.   The selling security holders, and any broker-dealer executing sell orders on behalf of the selling security holders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933.  Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933 .

	Shares Beneficially Owned Before the Offering(1)			Shares Beneficially Owned After the Offering(1)(3)
Name of Selling Shareholder	Number	Percent	Number of Shares to be Sold(2)	Number	Percent
Ralco Capital Limited(4)	788,415	9.9%	788,415	—	*
Rising Year Group Limited(5)	776,583	9.7%	776,583	—	*
Globis International Investments L.L.C.(6)	322,190	4.1%	322,190	—	*
Globis Capital Partners L.P.(6)	225,534	2.8%	225,534	—	*
Globis Overseas Fund Ltd.(6)	96,657	1.2%	96,657	—	*
Oliveira Capital, LLC(7)	644,381	8.1%	644,381	—	*
Chardan Capital Markets, LLC(8)	672,222	8.5%	672,222	—	*
Red Stone Group Limited(10)	256,500	3.2%	128,250	128,250	1.6%
Mui Hoo Lui Chung(11)	256,500	3.2%	128,250	128,250	1.6%
Wowjoint International, Inc.(12)	342,000	4.3%	342,000	—	*
Amy Kong(13)	10,000	*	10,000	—	*
Q.Y. Ma(14)	11,350	*	11,350	—	*
Tan Xia Wei(15)	11,350	*	11,350	—	*

     *     less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC. Based on 7,949,965 shares of China Fundamental issued and outstanding as of November 30, 2010, excluding earn-out shares and securities issuable under purchase option.

(2)	Includes ordinary shares underlying warrants owned by the selling security holders.

(3)
Represents the amount of shares that will be held by the selling security holders after completion of this offering based on the assumptions that (a) all shares, including shares issuable upon exercise of the warrants, registered for sale by the registration statement of which this prospectus forms part will be sold and (b) that no other ordinary shares are acquired or sold by the selling security holders prior to completion of this offering. However, the selling security holders may sell all, some or none of the shares and warrants offered pursuant to this prospectus and may sell other ordinary shares or warrants that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares or warrants pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.

(4)
Ralco Capital Limited is the holding company of Mr. Chun Yi Hao, a current director of Wowjoint Holdings Limited and the former chief executive officer and director of China Fundamental before its acquisition of Beijing Wowjoint. Mr Hao’s business address is Room 2301, World-Wide House, 19 Des Voeux Road, Central, Hong Kong. The selling security holder acquired such securities in a private placement prior to China Fundamental’s initial public offering and in connection with the formation of China Fundamental.

(5)
Rising Year Group Limited is the holding company of Ms. Hope Ni, the former chairman of the board of directors of China Fundamental before its acquisition of Beijing Wowjoint. Ms. Ni’s business address is House 96, Giverny, Hebe Heaven, Saikung, Hong Kong. The selling security holder acquired such securities in a private placement prior to China Fundamental’s initial public offering and in connection with the formation of China Fundamental.

(6)
Paul Packer is the general partner of the selling security holder and has the sole voting and dispositive power over the shares owned by the selling security holder. The address for the selling security holder is 60 Broad Street, 38th Floor, New York, NY 10004. The selling security holder acquired such securities in a private placement prior to China Fundamental’s initial public offering.

(7)
Mr. Steven Oliveira has sole voting power and dispositive power with respect to the ordinary shares owned by Oliveira Capital, LLC. The business address of Mr. Steven Oliveira and Oliveira Capital, LLC is 18 Fieldstone Court, New City, NY 10956. Includes 44,413 ordinary shares and 44,413 warrants being held in escrow until August 22, 2010, and private placement warrants to purchase 555,555 shares. The selling security holder acquired such securities in a private placement prior to China Fundamental’s initial public offering.

(8)
Chardan Capital Markets, LLC served as the lead underwriter in our initial public offering, and is an underwriter for the shares being offered. Its business address is 17 State Street, Suite 1600, New York, NY 1004. The selling security holder acquired such securities in a private placement prior to China Fundamental’s initial public offering. Also includes an option to purchase up to 225,000 units, each consisting of one ordinary share and one warrant, with the warrants exercisable at $5.00 per share.

(9)	The warrants become exercisable upon the consummation of the business combination with Beijing Wowjoint for $5.00 per ordinary share and expire at 5:00 p.m., New York City time on May 15, 2015.

(10)
Red Stone Group Limited acquired such securities through a private placement to accredited investors in connection with the business combination with Beijing Wowjoint. Its sole director and sole shareholder, with sole voting power and dispositive power,  is Yee Fun Lui at 863 Lai Chi Kok Road, Hong Kong.

(11)
Mui Hoo Lui Chung acquired such securities through a private placement to accredited investors in connection with the business combination with Beijing Wowjoint. His address is Falt B, 46/F Tower 8, 863 Lai Chi Kok Road, Banyan Garden, Kowloon, Hong Kong.

(12)
Wowjoint International, Inc. acquired such securities through a private placement to accredited investors in connection with the business combination with Beijing Wowjoint. Zhang Hui and Wang Xu are the only shareholders of Wowojoint International, Inc. Its address is c/o its director, Xu Wang, at 11/F, AXE Centre, 151 Gloucester Road, Wanchai, Hong Kong. Wang Xu is an officer of the company.

(13)
Ms. Kong’s business address is c/o House 96, Giverny, Hebe Heaven, Saikung, Hong Kong. The selling security holder was transferred these shares from Rising Year Group Limited, the holding company of Ms. Hope Ni, the former Chairman of the Board of China fundamental.

(14)
Dr. Ma is a former director of China Fundamental. His business address is c/o House 96, Giverny, Hebe Heaven, Saikung, Hong Kong. The selling security holder acquired such securities in a private placement prior to China fundamental’s initial public offering and in connection with the formation of china fundamental.

(15)
Tan Xia Wei is a former special advisor to China fundamental. His business address is c/o Room 2301, World-Wide House, 19 Des Voeux Road, Central, Hong Kong, Apartment 16B, Hong Kong. The selling security holder acquired such securities in a private placement prior to China fundamental’s initial public offering and in connection with the formation of China Fundamental.

DETERMINATION OF OFFERING PRICE

The offering price of the ordinary shares offered hereby is determined by reference to the exercise price of the warrants, which is $5.00 per ordinary share.

TAXATION

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

No Cayman Islands stamp duty will be payable by you in respect of the issue or transfer of ordinary shares. However, an instrument transferring title to an ordinary share, if brought to or executed in the Cayman Islands, would be subject to Cayman Islands stamp duty.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain United States federal income tax considerations relating to an investment in our ordinary shares by U.S. Holders (as defined below) pursuant to this offering.  This summary is written on the basis that investors will hold their ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code (the “Code”) and is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect.  This summary does not discuss all aspects of United States federal income taxation which may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, financial institutions, insurance companies, brokerdealers, partnerships and their partners, and tax-exempt organizations (including private foundations)), holders who are not U.S. Holders, holders who own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that will hold equity shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, except as set forth below, this summary does not discuss any United States federal income tax considerations relating to an investment in our warrants, or any non-United States, state, or local tax considerations.  Investors are urged to consult their tax advisors regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our ordinary shares or warrants.

General

For purposes of this summary, a “U.S. Holder” is a beneficial owner of ordinary shares that is for United States federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation created in, or organized under the law of, the United States or any State or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership is a beneficial owner of the ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership.

Passive Foreign Investment Company Considerations

A non-United States corporation, such as the Company, will be treated as a "passive foreign investment company" (a "PFIC"), for United States federal income tax purposes, if either (i) 75% or more of its gross income consists of certain types of "passive" income or (ii) 50% or more of its assets (determined on the basis of a quarterly average) produce or are held for the production of passive income.  For this purpose, our unbooked intangibles are taken into account and passive income generally includes dividends, rents, royalties, and gains from the sale or other disposition of passive assets.  A non-U.S. corporation will be treated as owning a proportionate share of the assets and income of any other corporation in which it owns, directly, or indirectly, 25% or more (by value) of the stock.

Because we were a blank check company, with no current active business, until the consummation of the business combination on February 22, 2010, we believe that we were classified as a PFIC for the 2009 taxable year.  After the acquisition of Beijing Wowjoint, we may still be classified as a PFIC depending on the value of our ordinary shares and nature of our income and assets.  If we are or become classified as a PFIC for any year during which a U.S. Holder holds our ordinary shares, and the U.S. Holder does not make a "mark-to-market" election as described below, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ordinary shares.  Because there are uncertainties in the application of the relevant rules and PFIC status is a fact-intensive determination made on an annual basis, no assurance can be given that we are not or will not become classified as a PFIC.

Dividends

Subject to the PFIC rules discussed below, any cash distributions paid on ordinary shares out of our earnings and profits, as determined under United States federal income tax principles, will be includible in the gross income of a U.S. Holder as dividend income. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be treated as a "dividend" for United States federal income tax purposes.  For taxable years beginning before January 1, 2011, a non-corporate recipient of dividend income will generally be subject to tax on dividend income from a "qualified foreign corporation" at a maximum United States federal tax rate of 15% rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the United States.  Provided that our ordinary shares are readily tradable on the NASDAQ Global Market, any dividends paid on ordinary shares should qualify for the lower rate.

Dividends generally will be treated as income from foreign sources for United States foreign tax credit purposes. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes (excluding any dividend distribution taxes incurred by us) imposed on dividends received on ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such holder elects to do so for all creditable foreign income taxes.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder's adjusted tax basis in such ordinary shares. Any such capital gain or loss will be long-term if the ordinary shares have been held for more than one year and will generally be considered a United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including a pledge, of ordinary shares.  Under the PFIC rules:

•	such excess distribution or gain will be allocated ratably over the U.S. Holder's holding period for the ordinary shares;

•
such amount allocated to the current taxable year and any taxable years in the U.S. Holder's holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income;

•
such amount allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

•	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than the current taxable year or a pre-PFIC year.

If we are a PFIC for any taxable year during which you hold our ordinary shares and any of our non-United States subsidiaries is also a PFIC, you would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules.  You should consult your tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

The "QEF election" regime, which serves as an alternative to the foregoing rules, is not available.

As a further alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election, provided that the ordinary shares qualify as being regularly traded on the NASDAQ Global Market.  If a U.S. Holder makes this election, the holder will generally (i) include in income as ordinary income for each taxable year the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such loss is allowed only to the extent of the amount previously included in income as a result of the mark-to-market election.  The U.S. Holder's adjusted tax basis in the ordinary shares would be adjusted to reflect any ordinary income or loss resulting from the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC.  Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to any indirect interest in any lower-tier PFICs that we may own.  Although a mark-to-market election may be made with respect to our ordinary shares, such election is not available with respect to an investment in our warrants.  A U.S. Holder who determines to make a mark-to-market election is urged to consult its tax advisor regarding the application and effect of the mark-to-market election.

Under recently enacted legislation, each U.S. Holder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require.  In addition, if you hold ordinary shares in any year in which we are a PFIC, you will be required to file Internal Revenue Service Form 8621 regarding distributions received on the ordinary shares, any gain realized on the disposition of the ordinary shares, and any "reportable election."  In the case of a U.S. Holder who has held ordinary shares during any taxable year in respect of which we were classified as a PFIC and continue to hold such ordinary shares (or any portion thereof) and has not previously determined to make a mark-to-market election, and who is now considering making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ordinary shares.

Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ordinary shares and warrants if we are or become classified as a PFIC, including the possibility of making a mark-to-market election.

Backup Withholding and Information Reporting

Recently enacted legislation imposes new reporting requirements on certain U.S. investors in connection with holding interests of a foreign company, including our ordinary shares, either directly or through a "foreign financial institution". This new legislation also imposes penalties if such investor is required to submit such information to the Internal Revenue Service and fails to do so. In addition, U.S. Holders may be subject to information reporting to the Internal Revenue Service with respect to dividends on and proceeds from the sale or other disposition of our ordinary shares. Dividend payments with respect to our ordinary shares and proceeds from the sale or other disposition of our ordinary shares are not generally subject to U.S. backup withholding (provided that certain certification requirements are satisfied). U.S. Holders should consult their tax advisors regarding the application of the United States information reporting and backup rules to their particular circumstances.

PLAN OF DISTRIBUTION

We are registering the 6,200,694 ordinary shares issuable upon exercise of warrants, and 1,944,444 warrants on behalf of the selling security holders. As used in this prospectus, the term “selling security holders” includes pledgees, transferees or other successors-in-interest selling shares received from the selling security holders as pledgors, assignees, borrowers or in connection with other non-sale-related transfers after the date of this prospectus. This prospectus may also be used by transferees of the selling security holders, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of ordinary shares. Selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale or non-sale related transfer. We will not receive any of the proceeds from sales by the selling security holders.

We expect that the selling security holders will sell their ordinary shares primarily through sales on the NASDAQ Global Market or any other stock exchange, market or trading facility on which our ordinary shares may be traded or in private transactions. We expect that the warrants may be sold on the NASDAQ Global Market or any stock exchange, market or trading facility on which our warrants are traded or in private transactions. Sales of our ordinary shares, including the ordinary shares underlying the warrants, and the warrants may be made at fixed or negotiated prices, and may be effected by means of one or more of the following transactions, which may involve cross or block transactions:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	transactions in which broker-dealers may agree with one or more selling security holders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	a combination of any of the above or any other method permitted pursuant to applicable law.

The selling security holders will have the sole discretion not to accept any purchase offer or make any sale of their ordinary shares or warrants if they deem the purchase price to be unsatisfactory at a particular time. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Broker-dealers engaged by selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser, in amounts to be negotiated. Selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

In connection with sales of ordinary shares or warrants, or interests therein, selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of ordinary shares in the course of hedging the positions they assume. Selling security holders may also engage in short sales, puts and calls or other transactions in our securities or derivatives of our securities and may sell and deliver ordinary shares in connection with these transactions.

Selling security holders and broker-dealers or agents involved in an arrangement to sell any of the offered ordinary shares may, under certain circumstances, be deemed to be “underwriters” with respect to securities they sell within the meaning of the Securities Act. Any profit on such sales and any discount, commission, concession or other compensation received by any such underwriter, broker-dealer or agent, may be deemed an underwriting discount and commission under the Securities Exchange Act of 1934 (the “Exchange Act”). No selling security holder has informed us that they have an agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares or warrants. If a selling security holder should notify us that they have a material arrangement with a broker-dealer for the resale of their ordinary shares or warrants, we would be required to amend the registration statement of which this prospectus forms a part, and file a prospectus supplement to describe the agreement between the selling security holder and broker-dealer or agent, provide required information regarding the plan of distribution, and otherwise revise the disclosure in this prospectus as needed. We would also file the agreement between the selling security holder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

We have agreed to pay certain fees and expenses incurred by us incident to the registration of our ordinary shares and warrants, including SEC filing fees. Each selling security holder will be responsible for all costs and expenses in connection with the sale of their ordinary shares or warrants, including brokerage commissions or dealer discounts.

There can be no assurance that the selling security holders will sell any or all of the ordinary shares, warrants or ordinary shares underlying the warrants registered pursuant to the registration statement of which this prospectus forms a part.

Selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and ordinary sales or warrants by them. The foregoing may affect the marketability of such securities. To comply with the securities laws of certain jurisdictions, if applicable, the ordinary shares and warrants will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

Selling security holders and other persons participating in the sale or distribution of the shares or warrants offered hereby, will be subject to applicable provisions of the Exchange Act and rules and regulations promulgated thereunder, including, without limitation, Regulation M. With certain exceptions, Regulation M restricts certain activities of, and limits the timing of purchases and sales of any of the shares or warrants by, selling security holders, affiliated purchasers and any broker-dealer or other person who participates in the sale or distribution. Under Regulation M, these persons are precluded from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security subject to the distribution until the distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these limitations may affect the marketability of the shares and warrants offered by this prospectus.

Pursuant to the terms of the warrants, the ordinary shares will be distributed to those warrant holders who surrender the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with this distribution.

SEC registration fee	$1,775.78
Legal fees and expenses	$65,000
Accounting fees and expenses	$15,000
Miscellaneous	$18,224.22
Total	$100,000.00

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Conyers Dill & Pearman, Hong Kong.

EXPERTS

The consolidated financial statements of Authentic Genius Limited and Subsidiaries (“AGL”) as of December 31, 2009, August 31, 2008 and 2009 and for respective transition period the four months ended December 31, 2009, and the years ended August 31, 2009 and 2008 have been included in this prospectus in reliance on the report of Sherb & Co. LLP (“Sherb”), Certified Public Accountants, an independent registered public accounting firm, appearing elsewhere in this registration statement upon the authority of Sherb as experts in accounting and auditing.

The financial statements of China Fundamental (“CFAC”) as of December 31, 2009 and for the year then ended included in this prospectus have been audited by Sherb & Co. LLP (“Sherb”), Certified Public Accountants, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this prospectus and are included herein in reliance upon the authority of Sherb as experts in accounting and auditing.

The financial statements of CFAC as of December 31, 2008 and for the year then ended included in this prospectus have been audited by UHY Vocation HK CPA Limited (“UHY”), an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this prospectus and are included herein in reliance upon the authority of UHY as experts in accounting and auditing.

The financial statements of CFAC as they relate to the period from December 12, 2007 (inception) to December 31, 2009, included in this prospectus, have portions which have been audited by UHY and Sherb, both independent registered public accounting firms, to the extent that their aforementioned audited periods are included in the period from December 12, 2007 (inception) to December 31, 2009.  Their reports, related to this period, appearing elsewhere in this prospectus and are included herein in reliance upon the authority of UHY and Sherb as experts in accounting and auditing.

The term of UHY’s engagement, with regards to CFAC, ended upon completion of the audit for the year ended December 31, 2008. Following the consummation of the acquisition of AGL by CFAC on February 22, 2010, AGL’s accounting firm, Sherb, an independent registered public accounting firm, assumed the auditing of CFAC for the year ended December 31, 2009. There has been no disagreement between CFAC, or any of the consolidated entities subsequent to the February 22, 2010 acquisition, with UHY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to UHY’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Subsequent to the February 22, 2010 acquisition, Sherb assumed the audit functions for the consolidated entity to be referred to as Wowjoint Holding Limited and Subsidiaries. There is no audit report referred to, or included, in this prospectus as it relates to the consolidated entity Wowjoint Holding Limited and Subsidiaries subsequent to the February 22, 2010 merger.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to the shares to be sold in this offering. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports and information regarding issuers that file electronically with the SEC. We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and we file reports, prospectus and other information with the SEC.

INDEX TO FINANCIAL STATEMENTS

China Fundamental Acquisition Corporation

Authentic Genius Limited and its Subsidiaries

Report of Independent Registered Public Accounting Firm	F-44
Consolidated Balance Sheets as of December 31, 2009 and 2008, and August 31, 2009 and 2008	F-45
Consolidated Statements of Operations for the four months ended December 31, 2009 and 2008, and the year ended August 31, 2009 and 2008	F-46
Consolidated Statements of Changes in Shareholders’ Equity for the four months ended December 31, 2009 and 2008, and the year ended August 31, 2009 and 2008	F-47
Consolidated Statements of Cash Flows for the four months ended December 31, 2009 and 2008, and the year ended August 31, 2009 and 2008	F-48
Notes to Audited Financial Statements	F-49

CHINA FUNDAMENTAL ACQUISITION CORPORATION

Report of Independent Registered Public Accounting Firm

To the Directors and Shareholders of
China Fundamental Acquisition Corporation

We have audited the accompanying balance sheet of China Fundamental Acquisition Corporation as of December 31, 2009, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years ended December 31, 2009, and for the period from December 12, 2007 (inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of China Fundamental Acquisition Corporation as of December 31, 2008 and for the year then ended, and for the period December 12, 2007 (inception) through December 31, 2008, were audited by other auditors whose report dated June 26, 2009, expressed an unqualified opinion on these statements. We did not audit the period December 12, 2007 (inception) through December 31, 2008 which include total expenses and net income of $335,514 and $60,481 respectively. The statements of operations, changes in shareholders’ equity, and cash flows for the period December 12, 2007 (inception) through December 31, 2008 were audited by another auditor whose report has been furnished to us, and our opinion, insofar as it relates to the amounts for this period, is based solely on the report of the other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditor provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditor, the financial statements referred to above present fairly, in all material respects, the financial position of China Fundamental Acquisition Corporation as of December 31, 2009 and the results of its operations and its cash flows for the year ended December 31, 2009, and the period from December 12, 2007 (inception) through December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ Sherb & Co., LLP
Certified Public Accountants
New York, New York
September 15, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
China Fundamental Acquisition Corporation

We have audited the accompanying balance sheets of China Fundamental Acquisition Corporation (a corporation in the development stage) (the “Company”) as of December 31, 2008 and 2007 and the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2008 and the period from December 12, 2007 (inception) to December 31, 2007 and 2008.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material aspects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and for the period from December 12, 2007 (inception) to December 31, 2007 and 2008, in conformity with in the United States generally accepted accounting principles.

/s/ UHY Vocation HK CPA Limited
Certified Public Accountants

Hong Kong
June 26, 2009

CHINA FUNDAMENTAL ACQUISITION CORPORATION
BALANCE SHEETS

	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$50,259	$312,988
Cash held in trust	33,952,053	33,980,204
Prepayments and other receivables	12,556	12,274
Total current assets	34,014,868	34,305,466
Deferred merger cost	1,379,140
Total assets	$35,394,008	$34,305,466

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accrued expenses	$1,360,716	$214,600
Deferred underwriting fee	1,191,749	1,191,749
Total current liabilities	2,552,465	1,406,349

Ordinary shares subject to possible redemption (1,489,687 shares at redemption value)	11,867,884	11,867,884
Commitments and contingencies

Shareholders' equity

Preferred stock, $ 0.001 par value per share, authorized1,000,000 shares, none issue or outstanding	—	—
Ordinary shares, $ 0.001 par value per share, authorized 49,000,000 shares, issued and outstanding 5,320,312 shares (including 1,489,687 shares subject to possible redemption) at December 31, 2009 and 2008	5,320	5,320
Additional paid-in capital	20,965,432	20,965,432
Earnings (deficit) accumulated during the development stage	2,907	60,481
Total shareholders' equity	20,973,659	21,031,233
Total liabilities and shareholders' equity	$35,394,008	$34,305,466

See Notes to Audited Financial Statements.

CHINA FUNDAMENTAL ACQUISITION CORPORATION
STATEMENTS OF OPERATIONS

	For the year ended December 31, 2009	For the year ended December 31, 2008	December 12, 2007 (inception) to December 31, 2009

Revenue	$—	$—	$—
General and administrative expenses	179,430	330,517	514,944
Loss from operations	$(179,430)	$(330,517)	$(514,944)
Interest income, net	121,856	395,995	517,851
Net (loss) income	$(57,574)	$65,478	$2,907

Weighted average number of shares outstanding – basic and diluted	5,320,312	5,320,312
Net income (loss) per share - basic and diluted	$(0.01)	$0.01

See Notes to Audited Financial Statement

CHINA FUNDAMENTAL ACQUISITION CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Additional	(Deficit) Earnings Accumulated During the Development	Total Shareholders'
	Shares	Amount	Paid-In Capital	Stage	Equity
Issuance of ordinary shares and warrants to initial shareholders	1,257,813	$1,258	$23,742	$—	$25,000
Net loss from December 12, 2007 (inception) to December 31, 2007	—	—	—	(4,997)	(4,997
Balances at December 31, 2007	1,257,813	$1,258	$23,742	$(4,997)	$20,003
Repurchase of 179,688 ordinary shares and warrants from initial shareholders at nominal cost	(179,688)	(180)	180	—	—
Proceeds from sale of 3,750,000 units through public offering net of underwriters' discount and offering expenses amounting to $2,701,653 (includes 1,312,499 shares subject to possible redemption)	3,750,000	3,750	27,294,597	—	27,298,347
Proceeds subject to possible redemption of 1,312,499 shares ordinary shares subject to possible redemption	—	—	(10,501,304)	—	(10,501,304)
Issuance of purchase option to the underwriters	—	—	100	—	100
Proceeds from sale of 1,944,444 warrants at $0.90 per warrant	—	—	1,750,000	—	1,750,000
Proceeds from sale of 506,250 units through over-allotment option, net of underwriters' discount and offering expenses amounting to $141,572(includes 177,188 shares subjected to possible redemption)	506,250	506	3,766,172	—	3,766,678
Proceeds subject to possible redemption of 177,188 shares ordinary shares subject to possible redemption	—	—	(1,368,069)	—	(1,368,069)
Repurchase and cancellation of 14,063 ordinary shares at nominal cost	(14,063)	(14)	14	—	—
Net income for the year	—	—	—	65,478	65,478
Balances at December 31, 2008	5,320,312	$5,320	$20,965,432	$60,481	$21,031,233
Net income for the year	—	—	—	(57,574)	(57,574)
Balances at December 31, 2009	5,320,312	$5,320	$20,965,432	$2,907	$20,973,659

See Notes to Audited Financial Statement

CHINA FUNDAMENTAL ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2009	For the year ended December 31, 2008	December 12, 2007 (inception) to December 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(57,574)	$65,478	$2,907
Changes in operating assets and liabilities
Increase in prepayments and other receivables	(282)	(12,274)	(12,566)
Increase in accrued expenses	(233,024)	211,024	(22,000)
Net cash used in operating activities	(290,880)	264,228)	(31,649)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposit in cash and cash equivalents held in trust	28,151	(33,980,204)	(33,952,053)
Net cash used in investing activities	28,151	(33,980,204)	(33,952,053)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of units to initial shareholders	—	—	25,000
Proceeds from notes payable to shareholders	—	40,000	70,000
Repayment of notes payable to shareholders	—	(70,000)	(70,000)
Proceeds from issuance of private placement warrants	—	1,750,000	1,750,000
Proceeds from sale of underwriters’ purchase option	—	100	100
Gross proceeds from issuance of ordinary shares and warrants through public offering	—	30,000,000	30,000,000
Gross proceeds from allotment of ordinary shares	—	4,050,000	4,050,000
Payment of underwriters' discount and offering expenses incurred from issuance and allotment of shares	—	(1,791,139)	(1,791,139)
Net cash provided by financing activities	—	33,978,961	34,033,961

NET INCREASE IN CASH AND CASH EQUIVALENTS	(262,729)	262,985	50,259
Cash and cash equivalents at beginning of period	312,988	50,003	—
Cash and cash equivalents at end of period	$50,259	$312,988	$50,259

Supplementary disclosure of non-cash financing activities:
Accrual of deferred underwriting fee charged to additional paid in capital	$—	$1,191,749	$1,191,749
Accrual of accrued registration costs charged to additional paid in capital	$—	$3,576	$3,576
Fair value of underwriters’ purchase option charged to additional paid in capital	$—	$883,544	$883,544
Accretion of trust account relating to ordinary shares subject to possible redemption	—	138,509	138,509

See Notes to Audited Financial Statement

CHINA FUNDAMENTAL ACQUISITION CORPORATION
(A CORPORATION IN THE DEVELOPMENT STAGE)
NOTES TO AUDITED FINANCIAL STATEMENTS

Note 1 – Organization and Business Operations

China Fundamental Acquisition Corporation (“CFAC”) was incorporated in Cayman Islands on December 12, 2007 for the purpose of effecting a merger, stock exchange, asset acquisition, reorganization or other similar business combination or contractual arrangements with one or more operating businesses. All activity from December 12, 2007 through December 31, 2009 relates to CFAC’s formation and capital raising activities. CFAC has selected December 31 as its fiscal year end.

CFAC is considered to be a development stage company and as such the financial statements presented herein are presented in accordance with ASC 915 “development stage entities.

The registration statement for CFAC’s initial public offering (“Offering”) was declared effective on May 15, 2008. CFAC consummated the Offering on May 21, 2008 and the over-allotment on May 28, 2008 and received net proceeds of approximately $32.8 million, which includes $1.75 million from the private placement warrants (the “Private Placement Warrants”) described in Note 5. CFAC’s management intends to apply substantially all of the net proceeds of the Offering toward consummating a Business Combination. The initial Target Business must have a fair market value equal to at least 80% of the balance in the trust account at the time of such acquisition. However, there is no assurance that CFAC will be able to successfully affect a Business Combination.

An amount of approximately $33.9 million (or approximately $7.97 per unit) of the net proceeds of the Offering and the sale of the Private Placement Warrants was deposited in a Trust Account to be invested in permitted United States government securities and money market funds. There may be released to CFAC from the Trust Account (i) interest income earned on the Trust Account balance to pay any tax obligations of CFAC, and (ii) up to an aggregate amount of $850,000 in interest earned on the Trust Account to fund expenses related to investigation and selecting a Target Business and CFAC’s other working capital requirements. As of December 31, 2009, CFAC has drawn $473,742 from the trust account for operating expenses.

The placing of funds in the Trust Account may not protect those funds from third party claims against CFAC. Although CFAC will seek to have all vendors and service providers (which would include any third parties engaged to assist in any way in connection with a search for a target business) and prospective target businesses execute agreements with CFAC waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that third party will execute such agreements, nor is there any guarantee that, even if such entities execute such agreements. Third party will not seek recourse against the Trust Account or that a court would not conclude that such agreements are not legally enforceable. CFAC’s Chairman of the Board and Chief Executive Officer (the “executive’) have agreed to be liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by CFAC for services rendered or contracted for or products sold to CFAC. However, there can be no assurance that they will be able to satisfy those obligations. Furthermore, the “executive’ will not have any personal liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business). Additionally, in the case of a prospective target business that did not execute a waiver, such liability will only be in an amount necessary to ensure that public shareholders receive no less than approximately $8.00 per share upon liquidation. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally as referred above, up to an aggregate of $850,000 of interest earned on the Trust Account balance may be released to CFAC to fund working capital requirements and additional amounts may be released to CFAC as necessary to satisfy tax obligations.

CFAC, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for shareholders approval. Shareholders that vote against such proposed Business Combination and exercise their redemption rights are, under certain conditions described below, entitled to redeem their share into a pro-rata distribution from the Trust Account (the “Redemption Right”). The actual per share redemption price will be equal to the amount in the Trust Account (inclusive of any interest thereon), calculated as of two business days prior to the proposed Business Combination, divided by the number of shares sold in the Offering, or approximately $7.97 per share based on the value of the Trust Account as of December 31, 2008. As a result of the Redemption Right, $11,867,884 (representing 34.99% of cash held in trust as of closing date of the Offering and over-allotment) has been classified as ordinary shares subject to possible redemption on the accompanying balance sheet as of December 31, 2008. CFAC’s shareholders prior to the Offering (“Existing Shareholders”) have agreed to vote their 1,064,062 founding ordinary shares (after repurchase and cancellation of 14,063 shares disclosed in Note 5) in accordance with the manner in which the majority of the ordinary shares offered in the Offering are voted by CFAC’s public shareholders (“Public Shareholders”) with respect to a Business Combination.

In the event that a majority of the outstanding ordinary shares voted by the Public Shareholders vote for the approval of a Business Combination and holders owning 35% or more of the outstanding ordinary shares do not vote against the Business Combination and do not exercise (their Redemption Rights, the Business Combination may then be consummated.

With respect to a Business Combination which is approved and consummated, any Public Shareholder who voted against the Business Combination may contemporaneously with or prior to such vote exercise their Redemption Right and their ordinary shares would be cancelled and returned to the status of authorized but un-issued shares. The per share redemption price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of ordinary shares held by Public Shareholders at the consummation of the offering. Accordingly, Public Shareholders holding less than 35% of the aggregate number of shares owned by all Public Shareholders may seek redemption of their shares in the event of a Business Combination.

By a special resolution passed on May 13, 2008, CFAC’s Memorandum and Articles of Association has been amended and restated that CFAC will continue in existence only until 24 months or 36 months (if possible extension is approved) from the completion of the Offering. If CFAC has not completed a Business Combination by such date, its corporate existence will be ceased and it will be dissolved and liquidated for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering. In connection with any proposed Business Combination submitted for shareholder approval, CFAC will also submit to shareholders a proposal to amend its Certificate of Incorporation to provide for CFAC’s perpetual existence, thereby removing this limitation on CFAC’s corporate life.

Note 2 – Offering and Private Placement of Warrants

In the Offering, effective May 15, 2008 (closed on May 21, 2008), CFAC sold to the public 3,750,000 units (the “Units” or a “Unit”) at a price of $8.00 per Unit. On May 28, 2008, CFAC consummated the closing of the sale of 506,250 Units which were sold subject to the over-allotment (“Over-allotment”) option. Net proceeds from the Offering and the Over-allotment were a total of approximately $31.0 million, which was net of $3.0 million in underwriting fees and other offering expenses. Each unit consists of one share of CFAC’s ordinary shares and one warrant (a “Warrant”).

Simultaneously with the Closing of the Offering, CFAC sold to the Private Placement Investors 1,944,444 Private Placement Warrants for an aggregate purchase price of  $l,750,000.

CFAC’s Private Placement Investors purchased a total of 1,944,444 Private Placement Warrants at $0.90 per Warrant (for an aggregate purchase price of $ 1,750,000) privately from CFAC. These purchases took place simultaneously with the consummation of the Offering. All of the proceeds received from this purchase were placed in the Trust Account. The Private Placement Warrants purchased are identical to the Warrants underlying the Units offered in the Offering except that the Warrants may not be called for redemption and the Private Placement Warrants may be exercisable on a “cashless basis”, at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchaser has agreed that the Private Placement Warrants will not be sold or transferred by them, except for estate planning purposes, until after CFAC has completed a Business Combination. CFAC believed the purchase price of $0.90 per Private Placement Warrant represented the fair value of such warrants on the date of purchase and, accordingly, no compensation expense was recognized in respect to the issuance of Private Placement Warrants at the date of the Offering. CFAC’s basis for concluding that the purchase price of the private placement warrants approximated fair value was based on the trading prices of warrants issued in offerings of similarly-situated public companies. CFAC reviewed the trading prices of nineteen structured blank check initial public offerings in which the issuer sold units similar to those being offered in the Offering. In each of those offerings, the units consisted of one share and one warrant at an offering price of $8.00 per unit, with an exercise price of $5.00 for the warrant. CFAC believed that those issuers are comparable to CFAC because they were structured blank check offerings seeking to complete a business combination, with the same offering structure, same percentage of equity held by management and placed in trust and approximately the same percentage of the unit purchase price held in the trust account, CFAC believed that the warrants sold in its offering (and therefore the private placement warrants) were comparable to the warrants sold in the initial public offerings of comparable issuers since they had the same exercise price, the units had the same offering price, the exercise price of the warrants as a percentage of the per unit amount in trust was approximately the same, the warrants were not exercisable at the time of issuance and the warrants will be worthless if the issuer does not complete a business combination. In addition, CFAC noted that the average trading prices and median trading prices of the warrants at the time of separation of the units in the nineteen comparable offerings were $0.94 and $0.67, respectively.

Note 3 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars, CFAC’s functional currency, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Cash and Cash Equivalents

Included in cash and cash equivalents are deposits with financial institutions with maturities of three months or less. Cash and cash equivalents are carried at cost, which approximates fair value.

Concentration of Credit Risk

CFAC maintains cash in a bank deposit account in Hong Kong which is covered by Deposit Protection Scheme protected by Hong Kong SAR Government’s exchange fund. The protection limit of cash balances in the bank deposit account will be unlimited balances until the end of year 2010.

Fair Value Measurements

ASC 820, "Fair Value Measurements and Disclosures" (“ASC 820”), previously FASB Statement (“SFAS”) No. 157, "Fair Value Measurements and Disclosures”, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (also referred to as an exit price). ASC 820 establishes a hierarchy for inputs used in measuring fair value that gives the highest priority to observable inputs and the lowest priority to unobservable inputs. Valuation techniques used to measure fair value shall maximize the use of observable inputs.

The following table presents certain of CFAC’s assets that are measured at fair value as of December 31, 2009. In general, fair values determined by Level I inputs utilize quoted prices in active markets and the fair values described below were determined through market, observable and corroborated sources.

Description	December 31, 2009	(Level I)	December 31, 2008	(Level I)
Cash and cash equivalents	$50,259	$50,259	$312,988	$312,988
Cash and cash equivalents held in trust	$33,952,053	$33,952,053	$33,980,204	$33,980,204

In accordance with the provisions of ASC 820. Fair Value Measurements and Disclosures, CFAC has elected to defer implementation of ASC 820 as it relates to its non-financial assets and non-financial liabilities and is evaluating the impact, if any, this standard will have units financial statements.

Income Taxes

CFAC follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities, if any, are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date, No income tax benefit has been provided on the net loss of $57,574 for the year ended December 31, 2009 as Cayman Islands exempted-companies are currently not subject to income taxes within the Cayman Islands.

Earnings Per Share

CFAC computes earnings (loss) per share (“EPS”) in accordance with Statement of Financial Accounting Standards No. 128, “Earnings per Share” (“SFAS No. 128”), and SEC Staff Accounting Bulletin No.98 (“SAB 98”). SFAS No. 128 requires companies with complex capital structures to present basic and diluted EPS. Basic BPS is measured as the income or loss available to ordinary shareholders divided by the weighted average ordinary shares outstanding for the period. Diluted EPS is similar to basic BPS but presents the dilutive effect oil a per share basis of potential ordinary shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Income (loss) per ordinary share is computed by dividing net income (loss) available to ordinary stockholders by the weighted average number of ordinary shares outstanding during the respective periods. Basic and diluted loss per ordinary share are the same for all periods presented because all potentially dilutive securities are anti-dilutive.

At December 31, 2009, potentially dilutive securities consisted of outstanding warrants and options to acquire an aggregate of 7,264,756 ordinary shares, as follows:

Existing shareholders warrants	1,064,062
Private placement warrants	1,944,444
Public warrants	4,256,250
Total	7,264,756

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management lo make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In June 2009, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 168, the FASB ASC and Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162). ASC 105-10 establishes the FASB ASC as the source of authoritative accounting principles recognized by the FASB to be applied in preparation of financial statements in conformity with generally accepted accounting principles in the United States of America. The adoption of this standard has no impact on the Company’s consolidated financial statements. However, reference to specific accounting standards have been changed to refer to appropriate section of the ASC. Subsequent revisions to GAAP by the FASB will be incorporated into ASC through issuance of Accounting Standards Updates (“ASU”).

Effective January 1, 2009, the Company adopted ASC 805 (formerly SFAS No. 141 R, Business Combinations). ASC 805 requires an acquirer to measure the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. The adoption of ASC 805 did not have any effect on the Company’s consolidated financial statements.

Effective January 1, 2009, the Company adopted ASC 810-10 (formerly SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements). This Statement establishes accounting and reporting standards that require the ownership interests in subsidiaries’ non-parent owners be clearly presented in the equity section of the balance sheet; requires the amount of consolidated net income attributable to the parent and to the non-controlling interest be clearly identified and presented on the face of the consolidated statement of income; requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently; requires that when a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value and the gain or loss on the deconsolidation of the subsidiary be measured using the fair value of any non-controlling equity; requires that entities provide disclosures that clearly identify the interests of the parent and the interests of the non-controlling owners. The adoption of ASC 810-10 did not have a significant effect on the Company’s consolidated financial statements.

On April 1, 2009, the FASB approved ASC 805 (formerly FSP FAS 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies), which amends Statement 141R and eliminates the distinction between contractual and non-contractual contingencies. Under ASC 805, an acquirer is required to recognize at fair value an asset acquired or liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value cannot be determined, the acquirer applies the recognition criteria in SFAS No. 5, Accounting for Contingencies and Interpretation 14, “Reasonable Estimation of the amount of a Loss – and interpretation of FASB Statement No. 5,” to determine whether the contingency should be recognized as of the acquisition date or after it. The adoption of ASC 805 did not have a material effect on the Company’s consolidated financial statements.

ASC 320-10 (formerly FSP FAS 115-2 and FAS 124-2) amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. It did not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. We adopted ASC 320-10 for our interim and annual reporting periods ending after June 15, 2009. ASC 320-10 does not require disclosures for periods presented for comparative purposes at initial adoption. ASC 320-10 requires comparative disclosures only for periods ending after initial adoption. The adoption of ASC 320-10 did not have a material effect on the Company’s consolidated financial statements.

On April 9, 2009, the FASB also approved ASC 825-10 (formerly FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments ) to require disclosures about fair value of financial instruments in interim period financial statements of publicly traded companies and in summarized financial information required by APB Opinion No. 28, Interim Financial Reporting. We are required to adopt ASC 825-10 for our interim and annual reporting periods ending after June 15, 2009. ASC 825-10 does not require disclosures for periods presented for comparative purposes at initial adoption. ASC 825-10 requires comparative disclosures only for periods ending after initial adoption. The adoption of ASC 825-10 did not have a material effect on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” as incorporated into FASB ASC 820, “Fair Value Measurements and Disclosures”. The guidance relates to determining fair values when there is no active market or where the price inputs being used represent distressed sales. It reaffirms what FASB ASC 820 states is the objective of fair value measurement—to reflect how much an asset would be sold for in an orderly transaction (as opposed to a distressed or forced transaction) at the date of the financial statements under current market conditions. Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive. This guidance is effective for interim and annual periods ended after June 15, 2009, but entities may early adopt this guidance for the interim and annual periods ended after March 15, 2009. The adoption of such standard did not have a material impact on the Company’s consolidated financial statements.

In August 2009, the FASB issued FASB ASU 2009-05, “Measuring Liabilities at Fair Value”. FASB ASU 2009-05 amends FASB ASC 820, “Fair Value Measurements”. Specifically, FASB ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities or similar liabilities when traded as assets and/or 2) a valuation technique that is consistent with the principles of FASB ASC 820 of the Accounting Standards Codification (e.g. an income approach or market approach). FASB ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption of such standard did not have a material impact on the Company’s consolidated financial statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events”, (FASB ASC 855-10”) which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements. The statement is effective for interim and annual periods ended after June 15, 2009. The standard was subsequently amended by FASB ASU 2010-09 which exempts an entity that is an SEC filer from the requirement to disclose the date through which subsequent events have been evaluated.

In September 2009, the Emerging Issues Task Force reached final consensus on FASB ASU 2009-13, “Revenue Arrangements with Multiple Deliverables”. FASB ASU 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting, and how the arrangement consideration should be allocated among the separate units of accounting. This ASU will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The adoption of such standard did not have a material impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued FASB ASU 2009-17, Consolidation (“FASB ASC 810): Improvements to Financial Reporting by Enterprises involved with Variable Interest Entities. This ASU amends the FASB Accounting Standards Codification for statement No.167. In June 2009, the FASB issued SFAS No.167, Amendments to FASB Interpretation No. 46 (R), which requires an enterprise to perform an analysis and ongoing reassessments to determine whether the enterprises variable interest or interests give it a controlling financial interest in a variable interest entity and amends certain guidance for determining whether an entity is a variable interest entity. It also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprises involvement in a variable interest entity. SFAS No.167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009 and for all interim reporting periods after that, with early application prohibited. The adoption of such standard did not have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update 2010-05 (ASU 2010-05), “Compensation – Stock Compensation (Topic 718)”. This standard codifies EITF Topic D-110 Escrowed Share Arrangements and the Presumption of Compensation and is effective immediately. The provisions of ASU 2010-05 did not have a material effect on the Company’s consolidated financial statements and is effective immediately.

In January 2010, the FASB issued Accounting Standards Update 2010-06 (ASU 2010-06), “Fair Value Measurements and Disclosures (Topic 820)”: Improving Disclosures about Fair Value Measurements. This amendment to Topic 820 has improved disclosures about fair value measurements on the basis of input received from the users of financial statements. This is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. Early adoption is permitted. The provisions of ASU 2010-06 did not have a material effect on the Company’s consolidated financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-09 (ASU 2010-09), "Subsequent Events (Topic 855)." The amendments remove the requirements for an SEC filer to disclose a date, in both issued and revised financial statements, through which subsequent events have been reviewed. Revised financial statements include financial statements revised as a result of either correction of an error or retrospective application of U.S. GAAP. ASU 2010-09 is effective for interim or annual financial periods ending after June 15, 2010. The Company is evaluating the provisions of ASU 2010-09 and the effect it may have on the Company’s consolidated financial statements.

In February 2010, the FASB issued Accounting Standards Update 2010-10 (ASU 2010-10), "Consolidation (Topic 810)." The amendments to the consolidation requirements of Topic 810 resulting from the issuance of Statement 167 are deferred for a reporting entity's interest in an entity (1) that has all the attributes of an investment company or (2) for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies. An entity that qualifies for the deferral will continue to be assessed under the overall guidance on the consolidation of variable interest entities in Subtopic 810-10 (before the Statement 167 amendments) or other applicable consolidation guidance, such as the guidance for the consolidation of partnerships in Subtopic 810-20. The deferral is primarily the result of differing consolidation conclusions reached by the International Accounting Standards Board ("IASB") for certain investment funds when compared with the conclusions reached under Statement 167. The deferral is effective as of the beginning of a reporting entity's first annual period that begins after November 15, 2009, and for interim periods within that first annual reporting period, which coincides with the effective date of Statement 167. Early application is not permitted. The provisions of ASU 2010-10 are effective for the Company beginning in 2010. The adoption of ASU 2010-10 did not have a material impact on the Company’s consolidated financial statements.

In March 2010, the FASB issued Accounting Standards Update 2010-11 (ASU 2010-11), "Derivative and Hedging (Topic 815)." All entities that enter into contracts containing an embedded credit derivative feature related to the transfer of credit risk that is not only in the form of subordination of one financial instrument to another will be affected by the amendments in this Update because the amendments clarify that the embedded credit derivative scope exception in paragraph 815-15-15-8 through 15- 9 does not apply to such contracts. ASU 2010-11 is effective at the beginning of the reporting entity's first fiscal quarter beginning after June 15, 2010. The Company is evaluating the provisions of ASU 2010-11 and the effect it may have on the Company’s consolidated financial statements.

In April 2010, the FASB issued Accounting Standards Update 2010-13 (ASU 2010-13), "Compensation—Stock Compensation (Topic 718)." This Update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The provision of ASU 2010-13 are not expected to have a material effect on the Company’s consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 4 – Equity Transaction

On May 21, 2008, CFAC sold to the public 3,750,000 Units at a price of $8.00 per Unit. Each Unit consists of one share of CFAC’s ordinary shares and one Redeemable Ordinary Share Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from CFAC one share of ordinary shares at an exercise price of $5.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Offering and expiring four years from the effective date of the Offering. CFAC may redeem the Warrants, at a price of $0.01 per Warrant upon 30 days’ notice while the Warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $10.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Offering, CFAC is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. CFAC will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. CFAC paid the underwriters of the Offering underwriting discounts and commissions of $1,050,000 of the gross Offering proceeds and $141,749 of the gross proceeds from the exercise of the over-allotment (discussed below) which closed on May 28, 2008. CFAC and the underwriters have agreed that payment of the balance of the underwriting discounts and commissions of $1,050,000 from the Offering and $141,749 from the over-allotment (aggregating $1,191,749) will not be payable unless and until CFAC completes a Business Combination and the underwriters have waived their right to receive such payment upon CFAC’s liquidation if it is unable to complete a Business Combination. The deferred underwriting fee has been accrued and charged to additional paid-in capital.

On May 28, 2008, CFAC consummated the sale of 506,250 Units which were sold subject to the over-allotment option. Each Unit sold in the Offering and pursuant to the over-allotment option consisted of one ordinary share, $.001 par value per share, and one Warrant, each to purchase one ordinary share of CFAC. The 4,256,250 Units sold in the Offering, including the 506,250 Units sold subject to the over-allotment option, were sold at an Offering price of $8.00 per Unit, generating gross proceeds of $34,050,000 and net proceeds of$32,241,954.

CFAC issued a unit purchase option, for $100, to the underwriters in the Offering, to purchase up to a total of 225,000 units at an   exercise price $10.00 per unit. The units issuable upon exercise of this option are identical to the units offered in the Offering. CFAC accounted for the fair value of the unit purchase option, inclusive of the $100, as an expense of the Offering resulting in a charge directly to shareholders’ equity. CFAC estimated that the fair value of this unit purchase option was $883,544 ($3.93 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 59.58%, (2) risk-free interest rate of 4.16% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon CFAC’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash.

CFAC will have no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying (he unit purchase option. The holders of the unit purchase option will not be entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

Pursuant to letter of agreements which the Existing Shareholders entered into with CFAC and the underwriters, the Existing Shareholders will waive their right to receive distributions with respect to their founding shares upon CFAC’s liquidation.

CFAC’s Private Placement Investors purchased a total of 1,944,444 Private Placement Warrants at $0.90 per Warrant (for an aggregate purchase price of $ 1,750,000) privately from CFAC. These purchases took place simultaneously with the consummation of the Offering. All of the proceeds received from this purchase were placed in the Trust Account. The Private Placement Warrants purchased are identical to the Warrants underlying the Units offered in the Offering except that the Warrants may not be called for redemption and the Private Placement Warrants may be exercisable on a “cashless basis”, at the holder’s option, so long as such securities are held by such purchaser or his affiliates. Furthermore, the purchaser has agreed that the Private Placement Warrants will not be sold or transferred by them, except for estate planning purposes, until after CFAC has completed a Business Combination. CFAC believed the purchase price of $0.90 per Private Placement Warrant represented the fair value of such warrants on the date of purchase and, accordingly, no compensation expense was recognized in respect to the issuance of Private Placement Warrants at the date of the Offering. CFAC’s basis for concluding that the purchase price of the private placement warrants approximated fair value was based on the trading prices of warrants issued in offerings of similarly-situated public companies. CFAC reviewed the trading prices of nineteen structured blank check initial public offerings in which the issuer sold units similar to those being offered in the Offering. In each of those offerings, the units consisted of one share and one warrant at an offering price of $8.00 per unit, with an exercise price of $5.00 for the warrant. CFAC believed that those issuers are comparable to CFAC because they were structured blank check offerings seeking to complete a business combination, with the same offering structure, same percentage of equity held by management and placed in trust and approximately the same percentage of the unit purchase price held in the trust account, CFAC believed that the warrants sold in its offering (and therefore the private placement warrants) were comparable to the warrants sold in the initial public offerings of comparable issuers since they had the same exercise price, the units had the same offering price, the exercise price of the warrants as a percentage of the per unit amount in trust was approximately the same, the warrants were not exercisable at the time of issuance and the warrants will be worthless if the issuer does not complete a business combination. In addition, CFAC noted that the average trading prices and median trading prices of the warrants at the time of separation of the units in the nineteen comparable offerings were $0.94 and $0.67, respectively.

No Warrants issued in connection with the Offering can be net-cash settled. CFAC has no obligation to settle the warrants for cash in the absence of an effective registration statement or under any other circumstances.

The Existing Shareholders at the inception of the Company and the holders of the Private Placement Warrants (or underlying securities) are entitled to registration rights with respect to their ordinary shares and warrants or Private Placement Warrants (or underlying securities) pursuant to an agreement signed on the closing date of the Offering. The Existing Shareholders are entitled to demand that CFAC register their ordinary shares commencing six months after the consummation of a Business Combination. The holders of the Private Placement Warrants (or underlying securities) are entitled to demand that CFAC register these securities commencing upon the consummation of a Business Combination. In addition, the Existing Shareholders and holder of the Private Placement Warrants  (or underlying securities) have certain “piggy-back” registration rights on registration statements filed after CFAC’s consummation of a Business Combination.

Note 5 – Deferred Merger Cost

As discussed in note 8, CFAC merged with and into Authentic Genius Limited and its subsidiaries On February 22. . In this merger, the Company issued 5,700,000 common shares in exchange for all of the issued and outstanding common stock of Authentic Genius Limited and thus incurred merger cost $ 1,379,140 as at December 31, 2009, including underwriter fee $315,657, lawyer cost $ 532,918and other professional cost $530,565. Because the merger cost is related with share issuance, it is deferred as of December 31, 2009 will be charged to paid-in-capital at the date of acquisition completed. Other merger cost, except for share issuance cost mentioned above, is charged to expenses when incurred.

Note 6- Commitments and Contingencies

CFAC presently utilizes office space provided by Olympic Spring Limited, a related party. CFAC has agreed to pay Olympic Spring Limited, a total of $7,500 per month for office space, administrative services and secretarial support for a period commencing on the effective date of the Offering and ending on the consummation of a Business Combination. Upon consummation of a Business Combination or its liquidation, CFAC will cease paying these monthly fees. Included in general and administrative expenses is $90,000 for the year ended December 31, 2009 in costs with respect to this agreement.

Note 7 – Ordinary and Preferred Shares

Ordinary shares issued and outstanding included an aggregate of 140,625 shares and warrants that were subject to repurchase and cancellation by the initial shareholders to the extent that the underwriters’ over-allotment was not exercised in full so that the initial shareholders collectively would own 20% of the issued and outstanding ordinary shares and warrants after the Offering. On May 28, 2008, Chardan Capital Markets, LLC, the underwriter, completed the exercise of its over-allotment option for a total of 506,250 units. The partial exercise of the over-allotment option generated proceeds of $3,908,250 net of the underwriters’ discounts and commissions, including deferred underwriters’ discounts and commissions of $141,749. Chardan Capital Markets, EEC waived such over-allotment option with respect to the remaining 56,250 units which such option entitled them to purchase. As a result, 14,063 ordinary shares and warrants were repurchased at nominal cost and cancelled.

As of December 31 2009, 7,264,756 and 450,000 ordinary shares have been reserved for issuance upon exercise of outstanding warrants and underwriter’s unit purchase option. CFAC is authorized to issue 1,000,000 shares of preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters and CFAC’s Amended and Restated Memorandum and Articles of Association will prohibit CFAC, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with CFAC’s ordinary shares on a Business Combination.

Notes 8 Subsequent Events

On February 22, 2010, AGL, along with Beijing Xin Fu Industry Consulting Co., Ltd (“BXFI”) and Beijing Wowjoint Machinery Co., Ltd (“BWMC”) , and Giant Nova Holdings Limited (“Giant Nova”), a British Virgin Island company (a “BVI”) completed a Share Purchase Agreement (“Share Purchase”) with CFAC. Under the terms of the Share Purchase CFAC will acquire 100% of the outstanding shares, and or equity, of AGL and Giant Nova for 5,700,000 shares of CFAC. Subsequent to the Share Purchase the share holders of AGL and Giant Nova, collectively to be referred to as Beijing Wowjoint, will have a majority of the shares of CFAC, and accordingly will have control of the consolidated CFAC entity to be referred to as Wowjoint Holdings Limited. The owners of BWMC are the largest shareholders of Giant Nova. In accordance with the Share Purchase, Giant Nova’s shareholders will receive a substantial majority of shares under the Share Purchase; accordingly the BWMC shareholders will hold a majority position in Wowjoint Holdings Limited. Of the 5,700,000 shares issued a total of 3,696,735 shares will be held in escrow to be released on February 22, 2014

The acquisition will be accounted for as a “reverse acquisition” since, immediately following completion of the transaction, the shareholders of Beijing Wowjoint, of which BWMC shareholders are the majority holders thereof, will have effective control of CFAC through (1) their approximately 55% shareholder interest in the combined entity, (2) majority representation on the board of directors, and (3) being named to all of the senior executive officer positions. For accounting purposes, Beijing Wowjoint will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Beijing Wowjoint, i.e., a capital transaction involving the issuance of share by CFAC for the shares of Beijing Wowjoint. Accordingly, CFAC’s assets (primarily cash and cash equivalents), liabilities and results of operations will be consolidated with those of Beijing Wowjoint beginning on the acquisition date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction will be charged to additional paid-in capital.

In accordance with the Share Purchase, the issuance to Realink, one of shareholders of Giant Nova, of up to 500,000 additional shares if the following performance targets are achieved (1) 200,000 earn-out shares in the event that the closing price per share of Wowjoint Holdings Limited is at or above US$10.00 for 180 days out of 360 days during the period from the acquisition closing date to the second anniversary of the closing date; (2) 200,000 earn-out shares in the event that the closing price per share is at or above US$13.80 for 180 days out of 360 days during the period from the acquisition closing date to the third anniversary of the closing date; and (3) 100,000 earn-out shares in the event that the average daily trading volume is no less than 200,000 shares for three consecutive months during the period from the closing date of the acquisition to the second anniversary of the closing date. Upon issuance, such shares will be recorded as an adjustment to the accounting acquiree’s basis in the reverse acquisition (i.e., as an adjustment at par value to ordinary shares and additional paid-in capital).

WOWJOINT HOLDINGS LTD. AND SUBSIDIARIES

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30,
	2010	2009

ASSETS
Current Assets:
Cash and cash equivalents	$7,242,300	$1,293,148
Accounts receivable, net of allowance for doubtful accounts of $1,352,326 and $801,994 at June 30, 2010 and 2009, respectively	10,700,129	20,831,113
Other receivables respectively, net of allowance for doubtful accounts of $0 and $96,197 at June 30, 2010 and 2009, respectively	133,011	261,789
Advances to suppliers	1,463,016	3,162,646
Inventories	7,287,711	2,399,013
Costs and estimated earnings in excess of billings	1,730,507	3,351,066
Due from the related parties	83,513	42,630
Total Current Assets	28,640,187	31,341,405

Property, plant and equipment, net of accumulated depreciation of $748,698 and $486,371 at June 30, 2010 and 2009, respectively	1,714,895	1,735,421
Intangible asset, net	1,031,598	1,052,706
Restricted cash	371,358	237,694
Prepaid expense – Long-term	53,380	3,919

Total Assets	$31,811,418	$34,371,145

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term loans	$736,300	$731,850
Accounts payable and accrued expenses	5,015,956	2,967,446
Advances from customers	1,931,223	937,030
Taxes payable	4,225,419	8,416,617
Billings in excess of costs and estimated earnings	1,190,861	3,399,499
Other payables	431,090	106,636
Total Current Liabilities	13,530,849	16,559,078

Shareholders’ Equity:
Ordinary Shares, ($0.001 par value per share, authorized 49,000,000 shares, issued and outstanding 7,945,965 and 5,700,000 at June 30, 2010 and 2009)	7,950	5,700
Additional paid in capital	10,300,247	3,571,963
Statutory surplus reserves	2,674,537	1,122,095
Retained earnings	4,349,241	12,266,273
Accumulated other comprehensive income	948,594	846,036
Total Shareholders’ Equity	18,280,569	17,812,067

Total Liabilities and Shareholders’ Equity	$31,811,418	$34,371,145

 See Notes to Financial Statements

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For Six Month Ended June 30,
	2010	2009

Sales
Machinery sales	$2,652,391	$24,303,733
Technical service	1,641,866	475,943
Total sales	4,294,257	24,779,676

Cost of goods sold
Machinery sales	2,302,707	16,909,716
Technical service	1,112,855	156,286
Cost of goods sold	3,415,562	17,066,002
Gross profit	878,695	7,713,674

Operating expenses:
General and administrative expenses	1,862,964	1,133,804
Selling expenses	341,130	162,833
Total operating expenses	2,204,094	1,296,637

(Loss) income from operations	(1,325,399)	6,417,037

Other expenses:
Interest expense	15,442	17,103
Bank expense	15,947	9,528
Foreign currency exchange loss	15,719	113,293
Other (gain) expense	(37,747)	(350)
Total other expenses	9,361	139,574

(Loss) income before income taxes	(1,334,760)	6,277,463

Income taxes (benefit) expenses	(147,327)	470,809

Net (loss) income	(1,187,433)	5,806,654

Other comprehensive income:
Unrealized foreign currency Translation adjustment	94,442	16,841

Comprehensive (loss) income	$(1,092,991)	$5,823,495

Earnings per share
Basic	$(0.17)	$1.02
Diluted	$(0.17)	$1.02

Weighted average number of shares used in computing earnings per share
Basic	7,194,485	5,700,000
Diluted	7,194,485	5,700,000

See Notes to Financial Statements.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF THE SHAREHOLDERS’ EQUITY
(UNAUDITED)

			Additional	Statutory	Retained	Other
	Ordinary Shares		Paid-in	Surplus	Earnings	Comprehensive
	Shares	Amount	Capital	Reserve	(Deficit)	Income	Total

Balance, January 1, 2010	5,700,000	$5,700	$3,571,963	$2,674,537	$5,536,674	$854,152	$12,643,026
Recapitalization on reverse acquisition	2,249,965	2,250	6,728,284				6,730,534
Net loss					(1,187,433)		(1,187,433)
Unrealized foreign currency translation gain						94,442	94,442
Subtotal							(1,092,991)

Balance, June 30, 2010	7,949,965	$7,950	$10,300,247	$2,674,537	$4,349,241	$948,594	$18,280,569

See Notes to Financial Statements.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For Six Month Ended June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,187,433)	$6,116,263
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121,838	110,567
Bad debt expense	3,343	249,025
Changes in operating assets and liabilities:
Accounts receivable	2,706,761	(4,866,436)
Other receivables	(90,342)	29,993
Advances to suppliers	(672,857)	5,967
Inventories	(3,652,383)	1,130,565
Costs and estimated earnings in excess of billings	590,742	(2,140,135)
Prepaid expense – Short-term	(48,096)	832
Accounts payables and accrued expenses	578,873	(2,108,102)
Other payables	753,364	(50,649)
Advances from customers	1,451,560	(5,093,800)
Taxes payable	(1,001,603)	3,924,034
Billings in excess of costs and estimated earnings	407,875	3,399,449
Total adjustments	1,149,075	(5,408,650)
Net cash (used in) provided by operating activities	(38,358)	707,623

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(192,740)	(110,401)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by acquisition	6,910,534	—
Restricted cash	(183,265)	(237,616)
Due from related parties	(21,595)	(39,326)
Net cash provided from (used in) financing activities	6,705,674	(276,942)

NET INCREASE IN CASH	6,474,576	320,280

EFFECT OF EXCHANGE RATE CHANGES ON CASH	92,438	17,201

CASH, BEGINNING OF PERIOD	675,286	955,667

CASH, END OF PERIOD	$7,242,300	$1,293,148

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest paid	$15,442	17,103
Income tax paid	$75,361	$45,057

See Notes to Financial Statements.

 WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
 (UNAUDITED)

Note 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Wowjoint Holdings Ltd (“Wowjoint”), formerly known as China Fundamental Acquisition Corporation (“CFAC”), was incorporated in Cayman Islands on December 12, 2007. Wowjoint Holdings Ltd and its subsidiaries (together, the “Company”) are in the business of design, manufacturing and sales of a complete line of portable, re-locatable and stationary non-standard heavy duty construction equipment and machinery used in various engineering fields, such as bridge, road and railway construction, as well as in areas of heavy capacity lifting and transporting of concrete beams, boats and shipping containers.

As of June 30, 2010, details of Wowjoint Holdings Ltd’s subsidiaries are as follows

Subsidiaries	Date of Incorporation	Place of incorporation	Percentage of ownership	Principal Activity

Authentic Genius Limited. (“AGL”)	June 22, 2009	Hong Kong	100%	Investing holding

Giant Nova Holdings Limited. (“Giant Nova”)	June 18, 2009	the British Virgin	100%	Investing holding

Beijing Xin Fu Industry Consulting Co., Ltd. (“BXFI”)	August 31, 2009	the People’s Republic of China (“PRC”)	100%	Investing holding

Beijing Wowjoint Machinery Co., Ltd (“BWMC”)	March 3, 2004	PRC	100%	Design and manufacture heavy duty construction equipment and machinery

Beijing Wowjoint Lease Co., Ltd (“BWLC”)	May 10, 2010	PRC	100%	Lease and sell equipment and machinery
Note: AGL, Giant Nova, BXFI, BWMC and BWLC are collectively to be referred to as “Beijing Wowjoint”, unless specific reference is made to an entity.

Acquisition

CFAC was formed as a Special Purpose Acquisition Company, a SPAC, whereby they raised funds in an initial public offering with the intent to apply substantially all net proceeds from the public offering to a business combination. CFAC’s initial public offering was completed in May 2008

Acquisition of Beijing Wowjoint

On November 30, 2009, CFAC entered into a share purchase agreement with Beijing Wowjoint and all of shareholders of Beijing Wowjoint,   pursuant to which CFAC would acquire all of the outstanding ordinary shares of Beijing Wowjoint. On February 12, 2010, CFAC held a special meeting of its shareholders, during which the acquisition of Beijing Wowjoint was approved.

On February 22, 2010, CFAC consummated its acquisition (the “Acquisition”). At the closing of the acquisition, CFAC acquired all common stock of Beijing Wowjoint from its shareholders for a total consideration of 5,700,000 ordinary shares of the Company. Of the 5,700,000 shares issued, a total of 3,696,735 shares will be held in escrow to be released on February 22, 2014. Subsequent to the acquisition, CFAC changed its name to Wowjoint Holding Limited (“Wowjoint”)

The transaction enabled the shareholders of Beijing Wowjoint, to obtain a majority voting interest in CFAC, a non-operating public company with a significant amount of cash. The Acquisition will be accounted for as a “reverse acquisition” since, immediately following completion of the transaction, the shareholders of Beijing Wowjoint immediately after to the acquisition will have effective control of China Fundamental through (1) their approximately 55% shareholder interest in the combined entity, (2) majority representation on the board of directors, and (3) being named to all of the senior executive officer positions. For accounting purposes, Beijing Wowjoint will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Beijing Wowjoint, i.e., a capital transaction involving the issuance of share by CFAC for the shares of Beijing Wowjoint. Accordingly, the combined assets, liabilities and results of operations of Beijing Wowjoint became the historical financial statements of CFAC at the closing of the Acquisition, and CFAC assets (primarily cash and cash equivalents), liabilities and results of operations will be consolidated with those of Beijing Wowjoint beginning on the acquisition date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction will be charged to additional paid-in capital. No step-up in basis or intangible asset or goodwill will be recorded in this transaction. Subsequent to the Acquisition, CFAC will be known as Wowjoint.

In connection with the Acquisition, holders of 1,374,089 shares of CFAC’s, from CFAC’s public offering (the “Offering”) and Over-allotment (the “Over-allotment”) from May 2008, elected to redeem their shares for cash at $7.96 per share. In order to facilitate the Acquisition being approved by CFAC shareholders, CFAC, Beijing Wowjoint and their respective affiliates entered into privately negotiated “forward contracts” transactions to purchase 1,696,258 ordinary shares of CFAC from shareholders who had indicated their intention to vote against the Acquisition and seek redemption of their shares for cash. These transactions were entered into prior to the meeting of CFAC shareholders to approve the Acquisition, but would not be completed until the Acquisition was consummated. The redemption purchase and the forward contracts were paid out of funds of CFAC. Prior to the Acquisition, a total of 5,320,312 shares of CFAC were outstanding, subsequent to the redemption and forward contracts a total of 2,249,965 were outstanding.

In addition to the 2,249,965 CFAC shares outstanding prior to the Acquisition, upon completion of the Acquisition on February 22, 2010, warrants underlying 7,264,756 shares exercisable at $5.00 per share became exercisable and have a life until the fourth anniversary of Offering, or until May 15, 2012. CFAC may redeem the warrants, at a price of $0.01 per warrant upon 30 days’ notice while the warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $10.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the warrants issued in the Offering, CFAC is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. CFAC will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. The CFAC warrants are comprised of (i) 1,064,062 shares underlying the warrants issued to the shareholders that established CFAC (the “Existing Shareholders”) in a 1:1 proportion to the actual shares issued for CFAC’s establishment, (ii) 1,944,444 shares underlying the warrants sold to investors in a private placement (the “Private Placement Warrants”), sold simultaneously as CFAC was closing the Offering in May 2008, and (iii) 4,256,250 shares underlying the warrants included in the Offering and Over-allotment from May 2008. Included in these warrants are the warrants issued with the 1,374,089 shares that were redeemed, and warrants issued with the 1,696,258 shares that were re-purchased in forward contracts. The shareholders electing to redeem their shares and sell the shares in the forward contracts were permitted to retain the warrants that they had received in the Offering and Over-allotment.

The Existing Shareholders and the holders of the Private Placement Warrants are entitled to registration rights with respect to their outstanding ordinary shares and shares underlying their warrants pursuant to an agreement signed on the closing date of the Offering. The Existing Shareholders are entitled to demand that CFAC register their ordinary shares commencing six months after the consummation of the Acquisition. The holders of the Private Placement Warrants are entitled to demand that CFAC register these securities commencing upon the consummation of the Acquisition. In addition, the Existing Shareholders and holder of the Private Placement Warrants have certain “piggy-back” registration rights on registration statements filed after CFAC’s consummation of the Acquisition.

As CFAC was a non-operating public shell company before the transaction, no step-up in basis or intangible assets or goodwill will be recorded in this transaction and the cost incurred in connection with such transaction have been charged directly to additional paid-in capital. The net book value of acquired assets and liabilities on February 22, 2010 is as follows:

Cash	$6,910,534
Accounts payables and accrued liabilities	184,410
Net assets acquired	$6,726,124

Earn-out Shares

Pursuant to an earn-out provision in the share purchase agreement, CFAC has agreed to issue Realink Group Limited (“Realink”), one of shareholders of Wowjoint, up to 500,000 additional shares if the following performance targets are achieved:

●
200,000 earn-out shares in the event that the closing price per share is at or above US$10.00 for 180 days out of 360 days during the period from the acquisition closing date to the second anniversary of the closing date.

●
200,000 earn-out shares in the event that the closing price per share is at or above US$13.80 for 180 days out of 360 days during the period from the acquisition closing date to the third anniversary of the closing date.

●
100,000 earn-out shares in the event that average daily trading volume is no less than 200,000 shares for six consecutive months during the period from the closing date of the acquisition to the second anniversary of the closing date.

Upon issuance, such shares will be recorded as an adjustment to the accounting acquiree’s basis in the reverse acquisition (i.e., as an adjustment at par value to ordinary shares and additional paid-in capital), and will be included in the calculations of earnings per share from that date.

Reorganization of Beijing Wowjoint prior to Acquisition

(a) On August 3, 2009, AGL established Beijing Xin Fu Industry Consulting Co., Ltd. (“BXFI”), a wholly-owned foreign enterprise (a “WOFE”) under the law of PRC.

On August 25, 2009, BXFI entered into contractual agreements with Beijing Wowjoint Machinery Co., Ltd. (“BWMC”) and its shareholders, as described below, by which BXFI is deemed the primary beneficiary of BWMC and BWMC being deemed a subsidiary of AGL under the requirements of the U.S. generally accepted accounting principles (“GAAP”).

In accordance with GAAP, BWMC is deemed a variable interest entity (a “VIE”) of BXFI, the primary beneficiary, and is required to be consolidated by BXFI, as BXFI is subject to a majority of the risk of loss for the VIE, or is entitled to receive a majority of the VIE’s residual returns. VIE’s are entities in which their primary beneficiary, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities. The results of VIE’s, are treated as that of a subsidiary, and are included in the consolidated statements of operations from the effective date of Acquisition.

The assets, liabilities, and non-controlling interest of a consolidated VIE are accounted for as if the entities were consolidated based on voting interests and the usual accounting rules for which the VIE operates are applied as they would to a consolidated subsidiary as follows:

-	Carrying amounts of the VIE are consolidated into the financial statements of BXFI as the primary beneficiary (referred as “Primary Beneficiary” or “PB”)

-	Inter-company transactions and balances, such as revenues and costs, receivables and payables between or among the Primary Beneficiary and the VIE(s) are eliminated in their entirety

-	There is no direct ownership interest by the Primary Beneficiary in the VIE, equity of the VIE is eliminated with an offsetting credit to minority interest.

Based on the contractual agreements, BXFI provides consulting services to BWMC and is entitled to (1) receive a substantial portion of the economic benefits from BWMC; (2) exercise effective control over BWMC and (3) has an exclusive option to purchase all or part of the equity interest in BWMC when and to the extent permitted by the PRC laws. By the virtue of the contractual agreements, BXFI consolidates the operating results, assets and liabilities in BWMC’s financial statements.

The followings are brief description of contracts entered between BXFI and BWMC:

(1) Exclusive Technical Consulting and Services Agreement.  BXFI entered into an Exclusive Technical Consulting and Service Agreement with BWMC, pursuant to which, BXFI exclusively provides consulting services to BWMC in exchange for a percentage of BWMC’s revenue as determined by BXFI. This agreement enables the transfer of substantial portion of economic interests from BWMC to BXFI.

(2) Equity Pledge Agreement.  BXFI, BWMC and its shareholders have entered into an Equity Pledge Agreement, pursuant to which, each of the shareholders of BWMC has pledged all of its equity interests in BWMC to BXFI to guarantee the payment of service fees under the Exclusive Technical Consulting and Service Agreement.

(3) Voting Rights Proxy Agreement.  BXFI and shareholders of BWMC have entered into a Voting Rights Proxy Agreement, pursuant to which, each of the shareholders of BWMC has granted to BXFI and its designated person the power to exercise all voting rights of such shareholder.

(4) Exclusive Purchase Option Agreement.  BXFI and shareholders of BWMC have entered into an Exclusive Call Option Agreement, pursuant to which, each of the shareholders of BWMC has irrevocably and unconditionally granted BXFI or its designated person an exclusive call option to purchase, at any time if and when permitted by the PRC laws, all or any portion of the equity interests in BWMC at the price equal to five percent (5%) of the actual capital contribution made by each shareholder.

The consideration BWMC and its shareholders received for entering into the contractual agreements was of a nominal amount. The contractual agreements were entered into to protect BWMC against possible future foreign ownership restrictions that might currently apply to BWMC. The contractual agreements affords BXFI, and its VIE namely BWMC, the opportunity to access capital market outside of the PRC, which would otherwise not be available to BWMC. If at such time in the future possible PRC ownership restrictions were to be eased with regards to BWMC, and should AGL obtain financing from foreign sources, the structure of the contractual agreements are such that control could go from that of a VIE relationship to that of direct ownership with ease and limited restrictions under PRC laws.

AGL’s wholly-owned subsidiary, BXFI, is the recipient of all the benefits of the contractual relationships. If BXFI is not be able to perform its services under the terms of the contractual agreements, the agreements and the VIE structure would not be in effect. AGL entered into the contractual relationship with the objective of obtaining financing from foreign sources, without which its BXFI subsidiary could not fulfill its contractual agreements with BWMC.

(b) On June 8, 2010, the ownership of Beijing Wowjoint Machinery Co., Ltd (“BWMC”) was transferred to Beijing Xin Fu Industry Consulting Co., Ltd (“BXFI’). BXFI formerly had no direct equity ownership interest in Beijing Wowjoint and relied on contractual arrangements with Beijing Wowjoint and its shareholders to substantially control and operate BWMC. After the transfer was completed, the Company directly owns 100% of its operating entity BWMC.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
 (UNAUDITED)

Note 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”). The basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the accounting principles of PRC (“PRC GAAP”). The Company’s functional currency is the Chinese Renminbi (RMB); however the accompanying consolidated financial statements have been translated and presented in United States Dollars (USD). All significant inter-company transactions and balances have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates, and such differences may be material to the financial statements. Significant estimates include the allowance for doubtful accounts, the allowance for obsolete inventory, the useful lives of plant and equipment, intangible assets, long-term prepaid expenses, and accruals for taxes due.

Principles of Consolidation

The consolidated financial statements include the financial statements of Wowjoint and its subsidiaries. All significant inter-company transactions, balances and unrealized profits and losses have been eliminated on consolidation.

As discussed in Note 1 “Organization and Description of Business”,
1)
the financial positions and results of BWMC were consolidated in the financial statements of the Company because BWMC was determined a variable interest entity of the Company. On August 4, 2010, BWMC became a subsidiary of the Company.

2)	the financial positions and results of BWLC were consolidated in the financial statements of the Company from the incorporation date, May 10, 2010.

Cash and Cash Equivalents

Cash and cash equivalents represent cash on hand and held with banks, including demand deposits, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less when purchased. At June 30, 2010 and 2009, the Company’s bank balances held in Chinese institutions of approximately $6.3 million and $1.3 million, respectively, were uninsured.

Restricted cash

Restricted cash represents amounts held by banks, which are not available for the Company’s general use, as security for issuance of letters of credit, bank acceptance bills, bank borrowings and bank drafts. Upon maturity of the letters of credit and repayment of bank acceptance bills, bank borrowings and bank drafts, the deposits are released by the bank and become available for general use by the Company.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

Accounts Receivable

The Company records accounts receivable net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customer’s historical payment history, its current credit-worthiness and current economic trends. The amount of the provision, if any, is recognized in the consolidated statements of operations within the general and administrative expenses. Accounts are written off after appropriate collection efforts are conducted. The allowance for doubtful accounts for six month ended June 30, 2010 and 2009 are $3,343 and $249,025, respectively.

Inventories

Inventories other than inventoried cost relating to long-term contracts are stated at the lower of cost or market utilizing the moving average method. Inventoried costs relating to long-term contracts are stated at the actual production cost and tolling cost, and applicable overhead, not in excess of realizable value.  An allowance is established when management determines that the carrying value of certain inventories may not be realizable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales. The provision for inventory obsolescence accounts for six month ended June 30, 2010 and 2009 are $116,326 and $0, respectively.

The Company nets advances and progress bills on long-term contracts against inventoried cost in the Consolidation Statement of Financial Position. Advances and progress billings in excess of related inventory are reported in billings in excess of related cost.

Plant and Equipment

Plant and equipment is recorded at cost and depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for major additions or improvements, which extend the useful lives of assets, are capitalized. Minor replacements, maintenance and repairs, which do not improve or extend the lives of the assets, are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in current operations. In accordance with GAAP, the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Depreciation is computed on a straight-line basis over the following estimated useful lives:

Plant	20years
Furniture and fixtures	5 years
Equipment	5 years
Automobiles	5 years

Construction in Progress

Construction in progress consists of costs incurred for construction projects that have not yet been completed. Once these projects are completed, the costs will be transferred to the appropriate property, plant and equipment category.

Impairment of Long-lived Assets

In accordance with GAAP, the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the assets estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during Six month periods ended June 30, 2010 and 2009.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted ASC 820-Fair Value Measurements and Disclosure or ASC 820 for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
 (UNAUDITED)

ASC 820 defines fair value as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Cash and cash equivalents include money market securities and commercial paper that are considered to be highly liquid and easily tradable. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within the fair value hierarchy.

In addition, the Company did not elect the fair value options for any of its qualifying financial instruments.

Revenue Recognition

The Company generates revenue from the design, engineering, manufacturing and sales of customized heavy lifting and carrier equipment used in various engineering projects involving the construction of bridges, highways, railways and other applications requiring lifting and carrying capability.

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Contract Accounting
In accounting for long-term engineering and construction-type contracts, the Company follows the provisions of ASC 605-35-05-7 Percentage-of-Completed-Method (formerly the AICPA’s Statement of Position 81-1 Accounting for Performance of Construction-Type and Certain Production-Type Contracts). The Company recognizes revenues using the percentage of completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion. Contract prices and cost estimates are reviewed periodically as work progresses and adjustments proportionate to the percentage of completion are reflected in contract revenues and gross profit in the reporting period when such estimates are revised. This method of revenue recognition requires the Company to prepare estimates of costs to complete contracts in progress. In making such estimates, judgments are required to evaluate contingencies such as potential variances in schedule, the cost of materials and labor, and productivity; and the impact of change orders, liability claims, contract disputes, and achievement of contractual performance standards which may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. The asset, “costs and estimated earnings in excess of billings,” represents revenues recognized in excess of amounts billed. The liability, “billings in excess of costs and estimated earnings”, represents billings in excess of revenues recognized.

Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as advances from customers. Advances from customers as of June 30, 2010 and 2009 amounted to $1,931,223 and $937,030 respectively.

The Company also generates technical services income in accordance with terms stated in the agreements with its customers.

The Company’s revenue consists of the invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and a sales discount is normally not granted after products are delivered.

Service Revenue
The Company provides technical and consultation service to its customers. Service revenue is recognized when the service is performed.

Spare Parts revenue
The Company recognizes sales of spare parts upon delivery.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

Advertising Expenses

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising expenses as incurred and classifies these expenses under selling expenses, which amounted to $35,623 and $21,633 for six month ended June 30, 2010 and 2009, respectively.

Research and Development

The Company expenses all research and development expenses as incurred and classifies these expenses under general and administrative expenses, which amounted to $220,873 and $542 for six month ended June 30, 2010 and 2009, respectively.

Income Taxes

The Company is subject to the Income Tax Law of the People’s Republic of China. Income taxes are accounted for under FASB ASC-740 Income Taxes or ASC 740. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards. Any deferred tax assets and liabilities would be measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) Law of China replaced the existing China laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT applicable to high technology corporations is 15%.

The Company has received a 50% tax exemption (Tax Exemption Certificate) from the tax authorities in the PRC for the corporate enterprise income tax for the calendar years ended 2008 and 2009. The reduced income tax rate for the company is 7.5% and will be effective until December 31, 2009. From January 1, 2010, the income tax rate applicable to the company is 15%.

Accumulated Other Comprehensive Income

The accounts of Beijing Wowjoint were maintained and its financial statements were expressed in Chinese Renminbi (RMB). Such financial statements were translated into United States Dollars (USD) in accordance with GAAP, with the RMB as the functional currency. All balance sheet items, assets and liabilities are translated at the current exchange rates of the balance sheet dates, shareholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with GAAP as a component of shareholders’ equity.

During six month period ended June 30, 2010 and 2009, the transactions of Beijing Wowjoint were denominated and recorded in RMB at the rates of exchange in effect when the transactions occur. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Accumulated other comprehensive income consisted of unrealized gains or losses resulting from the translation of financial statements from RMB to US dollars. For the six month ended June 30, 2010 and 2009, the unrealized foreign currency translation adjustments were gains of $94,442 and $16,841, respectively.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

Segment Reporting

GAAP requires the use of the management approach model for segment reporting. The management approach model is based on how a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Based on this model, the Company has one reportable business segment, the manufacture and marketing of non-standard heavy lifting and carrying equipment in China.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s business may be influenced by changes in PRC governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

Recent Accounting Pronouncements

The following is a list of recent accounting pronouncements summarized below:

-
In April 2010, the FASB issued Accounting Standards Update 2010-13 (ASU 2010-13), "Compensation—Stock Compensation (Topic 718)." This Update provides amendments to Topic 718 to clarify that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance~~,~~ or service condition. Therefore, an entity would not classify such an award as a liability if it otherwise qualifies as equity. The amendments in ASU 2010-13 are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. The provision of ASU 2010-13 are not expected to have a material effect on the Company’s consolidated financial statements.

-
In March 2010, the FASB issued Accounting Standards Update 2010-11 (ASU 2010-11), "Derivative and Hedging (Topic 815)."  All entities that enter into contracts containing an embedded credit derivative feature related to the transfer of credit risk that is not only in the form of subordination of one financial instrument to another will be affected by the amendments in this Update because the amendments clarify that the embedded credit derivative scope exception in paragraph 815-15-15-8 through 15-9 does not apply to such contracts.  ASU 2010-11 became effective at the beginning of the reporting entity's first fiscal quarter beginning after June 15, 2010.  The provisions of ASU 2010-11 are not expected to have a material effect on the Company’s consolidated financial statements.

-
In February 2010, the FASB issued Accounting Standards Update 2010-10 (ASU 2010-10), "Consolidation (Topic 810)."  The amendments to the consolidation requirements of Topic 810 resulting from the issuance of Statement 167 are deferred for a reporting entity's interest in an entity (1) that has all the attributes of an investment company or (2) for which it is industry practice to apply measurement principles for financial reporting purposes that are consistent with those followed by investment companies.  An entity that qualifies for the deferral will continue to be assessed under the overall guidance on the consolidation of variable interest entities in Subtopic 810-10 (before the Statement 167 amendments) or other applicable consolidation guidance, such as the guidance for the consolidation of partnerships in Subtopic 810-20.  The deferral is primarily the result of differing consolidation conclusions reached by the International Accounting Standards Board ("IASB") for certain investment funds when compared with the conclusions reached under Statement 167.  The deferral is effective as of the beginning of a reporting entity's first annual period that begins after November 15, 2009, and for interim periods within that first annual reporting period, which coincides with the effective date of Statement 167.  Early application is not permitted.  The provisions of ASU 2010-10 are effective for the Company beginning in 2010. The adoption of ASU 2010-10 did not have a material impact on the Company’s consolidated financial statements.

-
In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
On March 5, 2010, the FASB issued authoritative guidance to clarify the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Specifically, only one form of embedded credit derivative qualifies for the exemption – one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. This guidance also has transition provisions, which permit entities to make a special one-time election to apply the fair value option to any investment in a beneficial interest in securitized financial assets, regardless of whether such investments contain embedded derivative features. This guidance is effective on the first day of the first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of any fiscal quarter beginning after March 5, 2010. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In March 2010, FASB issued an authoritative pronouncement regarding the effect of denominating the exercise price of a share-based payment awards in the currency of the market in which the underlying equity securities trades and that currency is different from (1) entity’s functional currency, (2) functional currency of the foreign operation for which the employee provides services, and (3) payroll currency of the employee. The guidance clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should be considered an equity award assuming all other criteria for equity classification are met. The pronouncement will be effective for interim and annual periods beginning on or after December 15, 2010, and will be applied prospectively. Affected entities will be required to record a cumulative catch-up adjustment for all awards outstanding as of the beginning of the annual period in which the guidance is adopted. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In April 2010, the FASB issued Update No. 2010-17, or ASU 2010-17, Revenue Recognition—Milestone Method, which updates the guidance currently included under topic 605, Revenue Recognition. ASU 2010-17 provides guidance on defining the milestone and determining when the use of the milestone method of revenue recognition for research or development transactions is appropriate. It provides criteria for evaluating if the milestone is substantive and clarifies that a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved, if the milestone meets all the criteria to be considered substantive. ASU 2010-17 is effective for milestones achieved in fiscal years, and interim periods within those years, beginning after June 15, 2010 and should be applied prospectively. Early adoption is permitted. The Company is currently evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In April 2010, the FASB issued an authoritative pronouncement on effect of denominating the exercise price of a share-based payment award in the currency of the market in which the underlying equity securities trades and that currency is different from (1) entity's functional currency, (2) functional currency of the foreign operation for which the employee provides services, and (3) payroll currency of the employee. The pronouncement clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition, and therefore should be considered an equity award assuming all other criteria for equity classification are met. The pronouncement is for interim and annual periods beginning on or after December 15, 2010, and will be applied prospectively. Affected companies will be required to record a cumulative catch-up adjustment for all awards outstanding as of the beginning of the annual period in which the guidance is adopted. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
The FASB issued Accounting Standards Update (ASU) No. 2010-20. Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, on July 21, 2010, requiring companies to improve their disclosures about the credit quality of their financing receivables and the credit reserves held against them. The extra disclosures for financing receivables include aging of past due receivables, credit quality indicators, and the modifications of financing receivables. This guidance is effective for interim and annual periods ending on or after December 15, 2010.  The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to the consolidated statements.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

Note 3 – ACCOUNTS RECEIVABLE

A significant percentage of contract value is billed upon the delivery of the equipment to our customers. Accounts represent billed amounts. Unbilled amounts represent sales for which billings have not been presented to customers at year end. Please see note 14.

Accounts receivable consisted of the following:

	June 30,
	2010	2009
Amount billed	$11,080,793	$20,269,767
Retainage, due upon completion of contracts and acceptance by the owners	971,662	1,363,290
Accounts receivable	$12,052,455	$21,633,057
Less: Allowance for doubtful accounts	(1,352,326)	(801,944)
Accounts receivables, net	$10,700,129	$20,831,113
 The balance billed but not paid by customers pursuant to retainage provisions in long-term contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company’s experience in recent years, the retention balances at June 30, 2010 are expected to be collected in 2010, except for approximately $0.57 million in 2011.

Note 4 –ALLOWANCES FOR DOUBTFUL RECEIVABLES

Allowances for doubtful receivables are comprised of allowances for accounts receivable and allowances for other receivables. The Company provided allowance for doubtful debts in the aggregate amount of 3,343 and made provision for doubtful debts in the aggregate amount of 249,025 during the six month ended June 30, 2010 and 2009, respectively.

Analysis of allowances for accounts receivable is as follows:

	June 30,
	2010	2009
Beginning of the period	$1,348,983	$552,969
Allowances (reversed) made during the period	3,343	249,025
Closing balance	$1,352,326	$801,994
Analysis of allowances for other receivable is as follows:

	June 30,
	2010	2009
Beginning of the period	$—	$69,197
Allowances made during the period	—	—
Write off during the period	—	—
Closing balance	$—	$69,197

Note 5 – ADVANCES TO SUPPLIERS

The Company advances to certain vendors for the purchase of materials. As of June 30, 2010 and 2009, the advances to suppliers amounted to $1,463,016 and $3,162,646, respectively.

Note 6 –INVENTORIES

Inventories are summarized as follows:

	June 30,
	2010	2009
Inventoried cost	$3,995,407	$—
Raw materials	3,292,304	2,399,013
Total	$7,287,711	$2,399,013

Inventoried cost relating to long-term contracts in progress as of June 30, 2010 is $3,995,407 because the Company began construction of additional equipment in anticipation of future orders and sales.

Inventoried cost relating to long-term contracts in progress as of June 30, 2009 is zero because they are net against advances and progress billings from those contracts.

Note 7 – PLANT AND EQUIPMENT

Plant and equipment consisted of the following:

	June 30,
	2010	2009
Plant	$1,249,131	$1,241,581
Furniture and fixtures	255,955	150,444
Equipment	688,906	518,009
Automobiles	269,601	267,972
	2,463,593	2,178,006
Construction in progress	—	43,786
Less: Accumulated depreciation	(748,698)	(486,371)
Plant and equipment, net	$1,714,895	$1,735,421

Plant and equipment are recorded at cost basis. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

Depreciation for financial reporting purposes is provided using the straight line method over the estimated useful lives of the assets. The Company had depreciation expenses of $107,781 and $96,884 for six month ended June 30, 2010 and 2009, respectively.

Note 8 – INTANGIBLE ASSETS

Land Use Right
According to the laws of the PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 40 years.

Land use rights consisted of the following:

	June 30,
	2010	2009
Land use rights	$1,100,371	$1,093,721
Less: Accumulated amortization	(68,773)	(41,015)
	$1,031,598	$1,052,706

Total amortization expenses of land use right for six month ended June 30, 2010 and 2009 amounted to $14,057 and $13,683, respectively.

Amortization expenses of the intangible asset for the next five years after June 30, 2010 are as follows:

Year ended June 30, 2011	$27,287
Year ended June 30,2012	27,287
Year ended June 30,2013	27,287
Year ended June 30,2014	27,287
Year ended June 30,2015	27,287
Thereafter	895,163
$1,031,598

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

Note 9 – SHORT-TERM LOANS

Short-term loans were as follows:

	June 30,
Description	2010	2009

Loan payable to Da Zhongsi Branch of Beijing Bank, interest at 6.57% annually, due by October 31, 2009, with collateral consisting of buildings and land use rights.	$—	$731,850

Loan payable to Da Zhongsi Branch of Beijing Bank, interest at 5.31% annually, due by November 13, 2010, with collateral consisting of buildings and land use rights.	736,300	—
	$736,300	$731,850

The interest expense was $15,442 and $17,103 for six month ended June 30, 2010 and 2009, respectively.

Note 10 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses are the following:

	June 30,
	2010	2009
Accounts payable	$4,840,097	$2,827,287
Accrued expenses	32,819	12,166
Accrued warranty cost	143,040	127,993
Total	$5,015,956	$2,967,446
The Company’s equipments are typically sold with one year warranty from the date of sales against defects in materials, Warranty cost is accrued as revenue is recognized. Cost of warranties is estimated based on the Company’s experience in recent years. Actual warranty costs when incurred are charged against accrued warranty liability.

Note 11 – OTHER PAYABLES

Other payables comprised of the following:

	June 30,
	2010	2009
Payable to employees	$75,198	$33,775
Payable to other companies	355,892	72,861
Total	$431,090	$106,636

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

Note 12 – TAX PAYABLES

Tax payables are summarized as follows:

	June 30,
	2010	2009
VAT tax payables and other tax payables	$4,210,718	$7,204,668
Income tax liability	14,701	1,211,949
Total taxes payable	$4,225,419	$8,416,617
Enterprises or individuals, who sell commodities, engage in repair and maintenance or import or export goods in the PRC are subject to a value added tax in accordance with Chinese Laws. The VAT standard rate is 17% of the gross sale price.  A credit is available whereby VAT paid on the purchases of semi-finished products or raw materials used in the production of the Company’s finished products can be used to offset the VAT due on the sales of the finished products. The VAT payable balance is included in taxes payable.

Note 13– INCOME TAXES

On March 16, 2007, the National People’s Congress of China approved the new Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), which is effective from January 1, 2008.

Prior to January 1, 2008, the CIT rate applicable to corporations in the PRC was 33%, which is composed of 30% national income tax and 3% local income tax.  After January 1, 2008, under the New CIT Law, the corporate income tax rate applicable to our subsidiaries is 25%. The New CIT Law has an impact on the deferred tax assets and liabilities of the Company. The Company adjusted deferred tax balances as of December 31, 2009 based on their best estimate and will continue to assess the impact of such new law in the future. The effects arising from the enforcement of the New CIT Law have been reflected in the accounts.  Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The key changes in the new law are:

-	The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pay a reduced rate of 15%; and

-
Companies established before March 16, 2008 will continue to enjoy tax holiday treatment approved by the local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

The Company is a high technology company and enjoys the benefit of a reduced income tax rate at 15%. The applicable new EIT for the Company is 7.5% until December 31, 2009. .

In accordance with the New CIT Law, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income.  The definition of “place of effective management" refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise. As of December 31, 2009, no detailed interpretation or guidance has been issued to define “place of effective management”. Furthermore, as of December 31, 2009, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company were to have non-PRC incorporated entities are they are deemed PRC tax residents, such entities would be subject to PRC tax under the New CIT Law.  The Company has analyzed the applicability of this law, as of December 31, 2009, and the Company has not accrued for PRC tax on such basis.  The Company will continue to monitor changes in the interpretation or guidance of this law.

The New CIT Law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China.  Such dividends were exempted from PRC tax under the previous income tax law and regulations.  The foreign invested enterprise is subject to the withholding tax starting from January 1, 2008.  There were no dividends distributed in the six months ended June 30, 2010 and 2009.

The table below summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the statutory rate in the PRC and the actual tax provision:

	June 30,
	2010	2009
Income tax (benefit) provision at PRC statutory rate	$(333,000)	$1,570,000
Abatement of taxes – Technology enterprises	98,000	(628,000)
Additional abatement	-	(471,000)
Temporary difference	1,000	-
Benefit of loss on Cayman Island company	87,000	-
Tax (benefit) provision	$(147,000)	$471,000

The Company uses FASB ASC 740 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”)). – An Interpretation of FASB Statement No. 109, Accounting for Income Taxes.  The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  As of June 30, 2010 the Company does not have a liability for unrecognized tax expenses.

The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will not be realized. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The ultimate realization of a deferred tax asset is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible for tax purposes. Valuation allowances have been established for deferred tax assets based on a more likely than not threshold. The Company believes it is more-likely-than-not that the Company will realize the benefits of these deductible differences. The amount of the deferred tax assets considered to be realizable, however, could be reduced in the near term if estimates of future taxable income during the tax loss carry forward periods are reduced. As of June 30, 2010 the Company’s deferred tax asset that has been netted against the Company’s corporate income tax liability.

Note 14 – RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. The due from related parties represented the loans to the entities controlled by the Company’s shareholders.

The amounts were unsecured, non-interest bearing and due on demand. As of June 30, 2010 and 2009, amounts due from related parties amounted to $83,513 and $42,630 respectively.

WOWJOINT HOLDINGS LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR SIX MONTH ENDED JUNE 30, 2010 AND 2009
(UNAUDITED)

Note 15 – COST AND ESTIMATED EARNINGS AND BILLINGS

The current assets, “costs and estimated earnings in excess of billings” on contract in progress, represent cumulative revenues recognized in excess of the cumulative amount billed to the customer. Included in cost and estimated earnings in excess of billings are unbillable receivable on contracts, or portions of contracts, that have been recorded in sales on attainment of sales or revenue criteria, though appropriately recognized, cannot be billed yet under the contracts as of the balance sheet.

As of June 30, 2010 and 2009, costs and estimated earnings in excess of billings are as follows:

	June 30,
	2010	2009
Contract costs incurred plus recognized profits less recognized losses to date	$5,974,603	$37,198,765
Less: Progress billings to date	(4,244,096)	(33,847,699)
Costs and estimated earnings in excess of billings	$1,730,507	$3,351,066
During the six month ended in June 30, 2010, ten contracts amounting to $17,162,059 were completed. Once the contracts are completed, any billed revenue that has not been collected is reported as trade accounts receivable. During the six month ended in June 30, 2009, none of long term construction equipment sales contracts were completed.

The timing of when we bill our customers is generally based on advance billing terms or contingent upon completion of certain phases of the work, as stipulated in the contract. Costs and estimated earnings in excess of billings at June 30, 2010 and 2009 are typically billed within one year.

The current liability, “billings in excess of costs and estimated earnings” on contract, represents the amount billed in excess of revenues recognized. Based on normal sales contract terms, our customers pay 20%-30% of total contract value as a deposit.  Payments received on contracts not yet started are recorded as advances from customers. Billings in excess of costs and estimated earnings” are payments received on contracts that have been started and where the payment on the contract exceeds work progress to date. With the contract and work progresses, billings in excess of costs and estimated earnings will gradually decrease to zero.

As of June 30, 2010 and 2009, billings in excess of cost and estimated earnings are as follows.

	June 30,
	2010	2009
Progress billings to date	$1,942,682	$10,652,379
Less: Contract costs incurred plus recognized
Profits less recognized losses to date	(751,821)	(7,252,880)
Billings in excess of costs and estimated earnings	$1,190,861	$3,399,499

 Note 16 – ORDINARY SHARES

Prior to acquisition, CFAC has issued and outstanding 5,320,312 ordinary shares.

As described in note1, Wowjoint issued 5,700,000 ordinary shares to Beijing Wowjoint’s shareholders on February 22, 2010. In connection with the acquisition, the holders of 1,374,089 of the ordinary shares sold in CFAC's initial public offering properly elected to redeem their shares. Wowjoint also entered into "forward contracts" to purchase 1,696,258 ordinary shares in privately negotiated transactions from shareholders who would otherwise have voted against the business combination.

After giving effect to the issuance of 5,700,000 ordinary shares to Wowjoint’s shareholders, the redemptions and the forward contract payments, there are 7,949,965 ordinary shares of Wowjoint outstanding as of June 30, 2010.

The movement of ordinary shares during six month period ended in June 30, 2010 is summarized below:

Issued and outstanding shares of CFAC prior to acquisition	5,320,312
Shares redeemed	(1,374,089)
Shares under forward contact	(1,696,258)
2,249,965
Shares issued to Beijing Wowjoint’s shareholders	5,700,000
Outstanding shares as at June 30, 2010	7,949,965

Note 17 – STATUTORY SURPLUS RESERVE

In accordance with the laws and regulations of PRC, it is required that before an enterprise registered in the PRC distributes profits, it must first satisfy all tax liabilities, provide for losses in previous years, and make allocations to its statutory surplus reserves. The Company’s PRC subsidiaries are required to transfer 10% of their after-tax profits to a statutory surplus reserve until the reserve balance reaches 50% of its registered capital, which must be completed prior to dividend distribution. Statutory surplus reserves may be utilized to offset prior years’ losses or to increase registered capital. Usage of the statutory surplus reserves should not result in its balance falling below 25% of registered capital, unless the reserves are used to reduce incurred losses. At June 30, 2010 and 2009, the balance of statutory surplus reserves was $2,674,537 and $1,122,095, respectively.

Note 18 – EARNINGS PER SHARE

Basic and diluted earnings per share have been calculated as follows

	Six month period Ended June 30,
	2010	2009
Net (loss) income, basic and diluted	$(1,187,433)	$5,806,654
Weight average number of shares outstanding, basic and diluted	7,194,485	5,700,000
Earnings per share, basic and diluted	$(0.17)	$1.02

For accounting period prior to the date of reverse acquisition, the number of shares included in the earnings per share calculation has been retroactively restated to reflect the number of shares to which Beijing Wowjoint shareholders are entitled in share purchase agreement.

As disclosed in note 1, an earn-out provision in the share purchase agreement provides up to an additional 500,000 ordinary shares, the issuance of which is contingent upon certain performance. As such contingency has not been met as of June 30, 2010, the above basic and diluted earnings per share have not included these issuable ordinary shares. In addition, diluted earnings per share exclude 1,786,056 ordinary shares issuable upon the assumed conversion of warrants for six month ended June 30, 2010, since the effect is anti-dilutive.

Note 19 – MAJOR CUSTOMERS AND VENDORS

There were two vendors from which the Company purchased more than 10% of its raw materials for six month ended June 30, 2010, with each vendor accounting for about 14% and 11%, respectively, of its raw material purchases.

There was one vendor from which the Company purchased more than 10% of its raw materials for six month ended June 30, 2009, accounting for about 10%, of its raw material purchases.

There were two customers accounting for over 10% of the total sales for six month ended June 30, 2010, with each customer accounting for about 52% and 33%, respectively, of total sales over this period.

There were two customers that accounted for over 10% of the total sales for six month period ended June 30, 2009, with each customer accounted for about 58% and 34%, respectively, of total sales over this period.

Note 20 – SUBSEQUENT EVENTS

The Company has evaluated all events and transactions that occurred after June 30, 2010 up through the date that the financial statements were issued.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Directors
Authentic Genius Limited and Subsidiaries

We have audited the accompanying consolidated balance sheets of Authentic Genius Limited and its Subsidiaries as of December 31, 2009, August 31, 2009 and 2008 and the related consolidated statements of operations, shareholders’ equity and cash flows for the four months ended December 31, 2009 and the years ended August 31, 2009 and 2008.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Authentic Genius Limited as of December 31, 2009, August 31, 2009 and 2008 and the results of its operations and its cash flows for the four months ended December 31, 2009 and the years ended August 31, 2009 and 2008 in conformity with accounting principles generally accepted in the United States.

/s/ Sherb & Co., LLP
Certified Public Accountants

New York, New York
September 15, 2010

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,		August 31,
	2009	2008	2009	2008
		(unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$675,286	$955,667	$1,895,224	$1,438,074
Accounts receivable, net of allowance for doubtful accounts
of $1,348,983, $552,969, $800,865, and $445,220, respectively	13,410,233	16,213,702	14,447,402	12,727,729
Other receivables, net of allowance for doubtful accounts
of $0, $69,197, $69,197, and $69,157, respectively	42,669	291,782	234,482	222,636
Advances to suppliers	790,159	3,168,613	1,831,154	9,322,928
Inventories, net of advances and progress billings	3,635,328	3,529,578	2,866,164	4,982,319
Costs and estimated earnings in excess of billings	2,321,249	1,210,931	5,649,470	1,954,173
Due from the related parties	61,918	3,304	31,104	420,267
Total Current Assets	20,936,842	25,373,577	26,955,000	31,068,126

Property, plant and equipment, net of accumulated depreciation of $640,917 $389,487, $543,554 $331,951 at December 31, 2009 and 2008, respectively	1,629,936	1,721,904	1,677,484	1,541,073
Intangible asset, net	1,039,603	1,065,941	1,046,740	1,073,418
Restricted cash	188,093	78	237,531	—
Prepaid expense – Long-term	5,284	4,751	3,637	5,298

Total Assets	$23,799,758	$28,166,251	$29,920,392	$33,687,915

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Short-term loans	$732,250	$731,550	$730,866	$730,439
Accounts payable and accrued expenses	4,437,085	5,075,548	4,099,650	5,364,128
Advances from customers	479,663	6,030,830	452,821	5,584,255
Taxes payable	5,227,022	4,182,466	5,144,881	2,427,542
Billings in excess of costs and estimated earnings	23,215	—	541,126	11,148,832
Other payables	257,497	157,285	1,008,152	124,727
Due to related parties	—	—	—	156,606
Total Current Liabilities	11,156,732	16,177,679	11,977,496	25,536,529

Shareholders’ Equity:
Common stock ($0.129 par value, 10,000 shares authorized,
10,000 issued and outstanding)	1,290	1,290	1,290	1,290
Additional paid in capital	3,576,373	3,576,373	3,572,301	3,576,373
Statutory surplus reserves	2,674,537	1,122,095	2,674,537	1,122,095
Retained earnings	5,536,674	6,459,619	10,872,455	2,641,108
Accumulated other comprehensive income	854,152	829,195	822,313	810,520
Total Shareholders’ Equity	12,643,026	11,988,572	17,942,896	8,151,386

Total Liabilities and Shareholders’ Equity	$23,799,758	$28,166,251	$29,920,392	$33,687,915

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Four-Months Ended		For the Year Ended
	December 31,		August 31,
	2009	2008	2009	2008
		(unaudited)
Sales:
Machinery sales	$1,323,808	$17,133,885	$42,049,311	$35,869,810
Technical service	372,406	74,451	2,572,848	363,629
Total sales	1,696,214	17,208,336	44,622,159	36,233,439

Cost of goods sold
Machinery sales	5,932,317	12,223,943	29,440,609	30,031,571
Technical sales	233,163	66,472	1,858,805	147,070
Total cost of goods sold	6,165,480	12,290,415	31,299,414	30,178,641

Gross (loss) profit	(4,469,266)	4,917,921	13,322,745	6,054,798

Operating expenses:
General and administrative expenses	1,385,754	653,944	2,167,525	1,551,256
Selling expenses	366,644	53,681	258,554	144,727
Total operating expenses	1,752,398	707,625	2,426,079	1,695,983

(Loss) income from operations	(6,221,664)	4,210,296	10,896,666	4,358,815

Other expenses:
Interest expense	10,178	9,492	21,574	24,844
Bank expense	5,687	1,673	11,876	19,329
Foreign currency exchange loss	-	38,998	203,761	-
Other expense	39,861	32,013	36,508	3,303
Total other expenses	55,726	82,176	273,719	47,476

Loss (income) before income taxes	(6,277,390)	4,128,120	10,622,947	4,311,339

Income taxes - (benefit) expense	(941,609)	309,609	839,158	371,986

Net loss (income)	(5,335,781)	3,818,511	9,783,789	3,939,353

Other comprehensive income:
Unrealized foreign currency translation adjustment	35,911	18,167	11,793	563,716

Comprehensive income	$(5,299,870)	$3,836,678	$9,795,582	$4,503,069

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF THE SHAREHOLDERS’ EQUITY

	Common Stock		Additional	Statutory Surplus	Retained (Deficits)	Accumulated Other
	Shares	Amount	Paid-in Capital	Reserves	Earnings	Comprehensive Income	Total

Balance, September 1, 2007	10,000	$1,290	$3,576,373	$438,915	$(615,065)	$246,804	$3,648,317
Appropriation to statutory surplus reserves	—	—	—	683,180	(683,180)	—	—
Comprehensive income:
Net income	—	—	—	—	3,939,353	—	3,939,353
Unrealized foreign currency translation adjustment	—	—	—	—	—	563,716	563,716
Subtotal							4,503,069

Balance, August 31, 2008	10,000	1,290	3,576,373	1,122,095	2,641,108	810,520	8,151,386

Appropriation to statutory surplus reserves	—	—	—	1,552,442	(1,552,442)	—	—
Comprehensive income:
Net income	—	—	—	—	9,783,789	—	9,783,789
Unrealized foreign currency translation adjustment	—	—	—	—	—	7,721	7,721
Subtotal							9,791,510

Balance, August 31, 2009	10,000	1,290	3,576,373	2,674,537	10,872,455	818,241	17,942,896

Comprehensive income
Net income	—	—	—	—	(5,335,781)	—	(5,335,781)
Unrealized foreign currency translation adjustment	—	—	—	—	—	35,911	35,911
Subtotal							(5,299,870)

Balance, December 31, 2009	10,000	$1,290	$3,576,373	$2,674,537	$5,536,674	$854,152	$12,643,026

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Four Months Ended		For the Year Ended
	December 31,		August 31,
	2009	2008	2009	2008
		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(5,335,781)	$3,818,511	$9,783,789	$3,939,353
Adjustments to reconcile net income
net cash provided by operating activities:
Depreciation and amortization	106,569	66,674	240,209	169,134
Bad debt expense	548,118	107,789	355,130	228,277

Others	—	—	(4,072)	—
Changes in operating assets and liabilities:
Accounts receivable	489,051	(3,593,722)	(2,066,133)	(4,600,412)
Other receivables	191,813	(69,186)	(11,425)	590,023
Advances to suppliers	1,040,995	6,154,315	7,491,849	(4,403,824)
Inventories, net of advances and progress billings	(769,164)	1,452,741	2,117,548	(1,527,956)
Costs and estimated earnings in excess of billings	3,328,221	743,242	(3,691,505)	(121,192)

Prepaid expense - Short-term	(1,647)	547	—	187,240
Accounts payables and accrued expenses	337,435	(288,580)	(1,266,707)	197,194
Other payables	(750,655)	32,558	837,845	6,841
Advances from customers	26,842	446,575	(5,131,017)	2,677,148
Taxes payable	82,141	1,755,432	2,713,973	838,197
Billings in excess of costs and estimated earnings	(517,911)	(11,148,832)	(10,606,612)	3,724,867
Total adjustments	4,111,808	(4,030,447)	(9,020,917)	(2,034,463)

Net cash (used in) provided by operating activities	(1,223,973)	(521,936)	762,872	1,904,890

CASH FLOWS FROM INVESTING ACTIVITIES
Intangible assets	-	-	-	(1,042,651)
Purchase of property, plant and equipment	(49,815)	(238,367)	(346,669)	(1,095,555)
Net cash used in investing activities	(49,815)	(238,367)	(346,669)	(2,138,206)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of short-term loans	(732,150)	(730,350)	(730,342)	(279,071)
Proceeds from short-term loans	732,150	730,350	730,342	976,748
Restricted cash	49,438	(78)	(237,361)	—
Due from related parties	(30,814)	416,963	389,129	(309,957)
Due to related parties	-	(156,606)	(156,585)	149,582
Net cash provided by (used in ) financing activities	18,624	260,279	(4,817)	537,302

NET DECREASE (INCREASE) IN CASH	(1,255,164)	(500,024)	411,386	303,986

EFFECT OF EXCHANGE RATE CHANGES ON CASH	35,226	17,617	45,764	937,524

CASH, BEGINNING OF PERIOD	1,895,224	1,438,074	1,438,074	196,564

CASH, END OF PERIOD	$675,286	$955,667	$1,895,224	$1,438,074

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Interest paid	$10,178	$9,492	$31,281	$29,801
Income tax paid	$58,250	$16,044	$99,086	$99,747

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Note 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

The consolidated financial statements include the financial statements of Authentic Genius Limited (referred to herein as “AGL”), its subsidiary, and variable interest entities (“VIEs”), where AGL is deemed the primary beneficiary.  AGL, its consolidated subsidiary and VIEs are collectively referred to herein as the “Company”, “we” and “us”.

Authentic Genius Limited (“AGL”) was incorporated in Hong Kong as a holding company on June 22, 2009.  AGL incorporated a wholly owned subsidiary, Beijing Xin Fu Industry Consulting Co., Ltd. (“BXFI”) in Beijing, People’s Republic of China (“PRC”), as a wholly foreign owned enterprise (“WFOE”) on August 3, 2009.

On August 25, 2009, BXFI entered into contractual agreements with Beijing Wowjoint Machinery Co., Ltd. (“BWMC”) and its shareholders, as described below, by which BXFI is deemed the primary beneficiary of BWMC and BWMC being deemed a subsidiary of AGL under the requirements of the U.S. generally accepted accounting principles (“GAAP”).

In accordance with GAAP, BWMC is deemed a VIE of BXFI, the primary beneficiary, and is required to be consolidated by BXFI, as BXFI is subject to a majority of the risk of loss for the VIE, or is entitled to receive a majority of the VIE’s residual returns. VIE’s are entities in which their primary beneficiary, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities. The results of VIE’s, are treated as that of a subsidiary, and are included in the consolidated statements of operations from the effective date of Acquisition.

The assets, liabilities, and non-controlling interest of a consolidated VIE are accounted for as if the entities were consolidated based on voting interests and the usual accounting rules for which the VIE operates are applied as they would to a consolidated subsidiary as follows:

-	Carrying amounts of the VIE are consolidated into the financial statements of BXFI as the primary beneficiary (referred as “Primary Beneficiary” or “PB”)

-	Inter-company transactions and balances, such as revenues and costs, receivables and payables between or among the Primary Beneficiary and the VIE(s) are eliminated in their entirety

-	There is no direct ownership interest by the Primary Beneficiary in the VIE, equity of the VIE is eliminated with an offsetting credit to minority interest

Based on the contractual agreements, BXFI provides consulting services to BWMC and is entitled to (1) receive a substantial portion of the economic benefits from BWMC; (2) exercise effective control over BWMC and (3) has an exclusive option to purchase all or part of the equity interest in BWMC when and to the extent permitted by the PRC laws. By the virtue of the contractual agreements, BXFI consolidates the operating results, assets and liabilities in BWMC’s financial statements.

The following are brief descriptions of contracts entered between BXFI and BWMC:

(1) Exclusive Technical Consulting and Services Agreement .  BXFI entered into an Exclusive Technical Consulting and Service Agreement with BWMC, pursuant to which, BXFI exclusively provides consulting services to BWMC in exchange for a substantial amount of services fees.  This agreement enables the transfer of substantial portion of economic interests from BWMC to BXFI.

(2) Equity Pledge Agreement ..  BXFI, BWMC and its shareholders have entered into an Equity Pledge Agreement, pursuant to which, each of the shareholders of BWMC has pledged all of its equity interests in BWMC to BXFI to guarantee the payment of service fees under the Exclusive Technical Consulting and Service Agreement.

(3) Voting Rights Proxy Agreement .  BXFI and shareholders of BWMC have entered into a Voting Rights Proxy Agreement, pursuant to which, each of the shareholders of BWMC has granted to BXFI and its designated person the power to exercise all voting rights of such shareholder.

(4) Exclusive Purchase Option Agreement .  BXFI and shareholders of BWMC have entered into an Exclusive Call Option Agreement, pursuant to which, each of the shareholders of BWMC has irrevocably and unconditionally granted BXFI or its designated person an exclusive call option to purchase, at any time if and when permitted by the PRC laws, all or any portion of the equity interests in BWMC at the price equal to five percent (5%) of the actual capital contribution made by each shareholder.

The consideration BWMC and its shareholders received for entering into the contractual agreements was of a nominal amount. The contractual agreements were entered into to protect BWMC against possible future foreign ownership restrictions that might currently apply to BWMC. The contractual agreements afford BXFI and its VIE, namely BWMC, the opportunity to access capital markets outside of the PRC, which would otherwise not be available to BWMC. If at such time in the future possible PRC ownership restrictions were to be eased with regards to BWMC, and should AGL obtain financing from foreign sources, the structure of the contractual agreements are such that control could go from that of a VIE relationship to that of direct ownership with ease and limited restrictions under PRC laws.

AGL’s wholly-owned subsidiary, BXFI, is the recipient of all the benefits of the contractual relationships. If BXFI is not be able to perform its services under the terms of the contractual agreements, the agreements and the VIE structure would not remain in effect. AGL entered into the contractual relationship with the objective of obtaining financing from foreign sources, without which its subsidiary BXFI could not fulfill its contractual agreements with BWMC.

BWMC was incorporated on March 3, 2004 in Beijing, PRC as a limited liability company. On September 20, 2006, BWMC registered a 100% wholly owned branch, Beijing Wowjoint Machinery Co., Ltd Tongzhou Branch  (the “Branch”) in Tongzhou District, Beijing, PRC.

BWMC is in the business of design, manufacturing and sales of a complete line of portable, re-locatable and stationary non-standard heavy duty construction equipment and machinery used in various engineering fields, such as bridge, road and railway construction, as well as in areas of heavy capacity lifting and transporting of concrete beams, boats, shipping containers.  Its product line includes launching gantries, tyre trolleys, special carriers, marine hoists and other special purpose equipment used in the lifting and carrying of heavy equipment.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Note 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”). The basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the accounting principles of PRC (“PRC GAAP”). The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying consolidated financial statements have been translated and presented in United States Dollars (USD). All significant inter-company transactions and balances have been eliminated.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates, and such differences may be material to the financial statements. Significant estimates include the allowance for doubtful accounts, the allowance for obsolete inventory, the useful lives of plant and equipment, intangible assets, long-term prepaid expense, and accruals for taxes due.

Principles of Consolidation

The consolidated financial statements include the accounts of AGL, BXFI, BWMC and the Branch. All material inter-company accounts, transactions and profits have been eliminated in consolidation.

According to GAAP, a variable interest entity (VIE) is required to be consolidated by a company if that company is subject to a majority of the risk of loss for the VIE or is entitled to receive a majority of the VIE’s residual returns. VIEs are those entities in which the Company, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with ownership of the entities, and therefore the Company is the primary beneficiary of these entities. The results of subsidiaries or variable interest entities acquired during the year are included in the consolidated statements of operations from the effective date of acquisition.

The assets and  liabilities of a consolidated variable interest entity are accounted for as if the entities were consolidated based on voting interests and the usual accounting rules for which the VIE operates are applied as they would to a consolidated subsidiary as follows:
•	the financial positions and results of BWMC are consolidated into the financial statements of BXFI as the primary beneficiary
•	Inter-company transactions and balances, such as revenues and costs, receivables and payables between or among BXFI and BWMC are eliminated in their entirety

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions mainly in the PRC. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. Non-performance by these institutions could expose the Company to losses for amounts in excess of insured balances. At December 31, 2009 and 2008, August 31, 2009 and 2008, the Company’s bank balances held in Chinese institutions of approximately $0.7 million, $1.0 million, $1.9 million and 1.4 million, respectively, were uninsured. The Company has not experienced, nor does it anticipate, non-performance by these institutions.

Restricted cash

Restricted cash represents amounts held by banks, which are not available for the Company’s general use, as security for issuance of letters of credit, bank acceptance bills, bank borrowings and bank drafts. Upon maturity of the letters of credit and repayment of bank acceptance bills, bank borrowings and bank drafts, the deposits are released by the bank and become available for general use by the Company.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Accounts Receivable

The Company records accounts receivable net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, the customers’ historical payment history, its current credit-worthiness and current economic trends. The amount of the provision, if any, is recognized in the consolidated statements of operations within the general and administrative expenses. Accounts are written off after appropriate collection efforts are conducted. The allowance for doubtful accounts as of December 31, 2009 and 2008 are $478,961, $38,592, respectively. The allowance for doubtful accounts as of August 31, 2009 and 2008 are $800,865 and 445,220, respectively.

Inventories

Inventories other than inventoried cost relating to long-term contracts are stated at the lower of cost or market utilizing the moving average method. Inventoried costs relating to long-term contracts are stated at the actual production cost and tolling cost, and applicable overhead, not in excess of realizable value.  An allowance is established when management determines that the carrying value of certain inventories may not be realizable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates and reflected in cost of sales. There were no allowances deemed necessary by management as of December 31, 2009 and 2008, August 31, 2010 and 2009.

The Company net advances and progress billings on long-term contracts against inventoried cost in the Consolidation Statement of Financial Position. Advances and progress billings in excess of related inventory are reported in billings in excess of related cost.

Property, Plant and Equipment

Plant and equipment is recorded at cost and depreciation is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for major additions or improvements, which extend the useful lives of assets, are capitalized. Minor replacements, maintenance and repairs, which do not improve or extend the lives of the assets, are charged to operations as incurred. Disposals are removed at cost less accumulated depreciation, and any resulting gain or loss is reflected in current operations. In accordance with GAAP, the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Depreciation is computed on a straight-line basis over the following estimated useful lives:

Plant	20 years
Furniture and fixtures	5 years
Equipment	5 years
Automobiles	5 years

Construction in Progress

Construction in progress consists of costs incurred for construction projects that have not yet been completed. These predominantly relate to the Company’s expansion of its retail stores. Once these projects are completed, the costs will be transferred to the appropriate property, plant and equipment category.

Impairment of Long-lived Assets

In accordance with GAAP, the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the assets estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the four months ended December 31, 2009 and 2008, nor for the years ended August 31, 2009 and 2008.

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted ASC 820-Fair Value Measurements and Disclosure or ASC 820 for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

ASC 820 defines fair value as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Cash and cash equivalents include money market securities and commercial paper that are considered to be highly liquid and easily tradable. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within the fair value hierarchy.

In addition, the Company did not elect the fair value options for any of its qualifying financial instruments.

Revenue Recognition

The Company generates revenue from the design, engineering, manufacturing and sales of customized heavy lifting and carrier equipment used in various engineering and construction of bridge, highways, railway and other applications requiring the lifting and carrying capability.

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition.  In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.  The following policies reflect specific criteria for the various revenues streams of the Company:

Contract Accounting
In accounting for long-term engineering and construction-type contracts, the Company follows the provisions of the AICPA’s Statement of Position 81-1—Accounting for Performance of Construction-Type and Certain Production-Type Contracts. The Company recognizes revenues using the percentage of completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion. Contract price and cost estimates are reviewed periodically as work progresses and adjustments proportionate to the percentage of completion are reflected in contract revenues and gross profit in the reporting period when such estimates are revised. This method of revenue recognition requires the Company to prepare estimates of costs to complete contracts in progress. In making such estimates, judgments are required to evaluate contingencies such as potential variances in schedule, the cost of materials and labor, and productivity; and the impact of change orders, liability claims, contract disputes, and achievement of contractual performance standards which may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. The asset, “costs and estimated earnings in excess of billings,” represents revenues recognized in excess of amounts billed. The liability, “billings in excess of costs and estimated earnings,” represents billings in excess of revenues recognized.

Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue. Deferred revenue as of December 31, 2009 and 2008, August 31, 2009 and 2008 are $479,663, $6,030,830, $452,821 and $5,584,255, respectively.

The Company also generates technical service incomes in accordance with terms stated in the agreements with its customers.

The Company’s revenue consists of invoiced value of goods, net of a value-added tax (VAT). No product return or sales discount allowance is made as products delivered and accepted by customers are normally not returnable and a sales discount is normally not granted after products are delivered.

Service Revenue
The Company provides technical and consultation service to its customers.  Service revenue is recognized when the service is performed.

Spare Parts revenue
The Company recognizes sales of spare parts upon delivery.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Advertising Expenses

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising expenses as incurred and classifies these expenses under selling expenses, which amounted to $30,826, and $17,044 for the four months ended December 31, 2009 and 2008, respectively. Advertising expenses incurred during the years ended August 31, 2009 and 2008 are $46,739 and $45,879, respectively

Research and Development

The Company expenses all research and development expenses as incurred and classifies these expenses under general and administrative expenses, which amounted to $36,744 and $2,198 for the four month ended December 31, 2009 and 2008, respectively. Research and development expenses incurred during the years ended in August 31, 2009 and 2008 are $2,953 and $46,406, respectively.

Income Taxes

The Company is subject to the Income Tax Law of the People’s Republic of China. Income taxes are accounted for under FASB ASC-740 Income Taxes or ASC 740. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases and tax loss carry forwards. Any deferred tax assets and liabilities would be measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) Law of China replaced the existing China laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% replaced the 33% rate that was applicable to both DES and FIEs. The two year tax exemption, three year 50% tax reduction tax holiday for production-oriented FIEs was eliminated.

The Company has received a 50% tax exemption (Tax Exemption Certificate) from the tax authorities in the PRC for the corporate enterprise income tax for the calendar years ended 2008 and 2009. The reduced income tax rate for the company is 7.5% and will be effective until December 31, 2009.

In addition, the Company is required to pay 17% value added taxes (VAT) at the machinery sales and to pay 5% business tax at the service incomes. The city construction taxes and educational taxes are based on 7% and 3% of the value added taxes and business taxes.

Accumulated Other Comprehensive Income

The accounts of BWMC were maintained and its financial statements were expressed in Chinese Renminbi (RMB). Such financial statements were translated into United States Dollars (USD) in accordance with GAAP, with the RMB as the functional currency. All balance sheet items, assets and liabilities are translated at the current exchange rates of the balance sheet dates, shareholders’ equity is translated at the historical rates and income statement items are translated at the average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with GAAP as a component of shareholders’ equity.

The transactions of BWMC were denominated and recorded in RMB at the rates of exchange in effect when the transactions occur. Exchange gains and losses are recognized for the different foreign exchange rates applied when the foreign currency assets and liabilities are settled. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Accumulated other comprehensive income consisted of unrealized gains or losses resulting from the translation of financial statements from RMB to US dollars. For the four month period ended December 31, 2009 and 2008, the unrealized foreign currency translation adjustments were a gain of $33,301 and $18,167, respectively. For the years ended August 31, 2009 and 2008, the unrealized foreign currency translation adjustments were a gain of $11,793 and $563,716, respectively

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Statement of Cash Flows

In accordance with GAAP, cash flows from the Company’s operations is based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Segment Reporting

GAAP requires the use of the management approach model for segment reporting. The management approach model is based on how a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. Based on this model, the Company has one reportable business segment, manufacture and marketing non-standard heavy lifting and carrying equipment in China.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s business may be influenced by changes in PRC governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Recent Accounting Pronouncements

Recent accounting pronouncements applicable to the Company are summarized below .

-
In October 2009, the FASB issued an ASU regarding accounting for own-share lending arrangements in contemplation of convertible debt issuance or other financing.  This ASU requires that at the date of issuance of the shares in a share-lending arrangement entered into in contemplation of a convertible debt offering or other financing, the shares issued shall be measured at fair value and be recognized as an issuance cost, with an offset to additional paid-in capital. Further, loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs, at which time the loaned shares would be included in the basic and diluted earnings-per-share calculation.  This ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The adoption of this ASU has had minimal to no impact on our consolidated financial statements.

-
In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

-
In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In January 2010, FASB issued ASU No. 2010-02 regarding accounting and reporting for decreases in ownership of a subsidiary.  Under this guidance, an entity is required to deconsolidate a subsidiary when the entity ceases to have a controlling financial interest in the subsidiary.  Upon deconsolidation of a subsidiary, and entity recognizes a gain or loss on the transaction and measures any retained investment in the subsidiary at fair value.  In contrast, an entity is required to account for a decrease in its ownership interest of a subsidiary that does not result in a change of control of the subsidiary as an equity transaction.  This ASU clarifies the scope of the decrease in ownership provisions, and expands the disclosures about the deconsolidation of a subsidiary or de-recognition of a group of assets.  This ASU is effective for beginning in the first interim or annual reporting period ending on or after December 31, 2009.  The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
On March 5, 2010, the FASB issued authoritative guidance to clarify the type of embedded credit derivative that is exempt from embedded derivative bifurcation requirements. Specifically, only one form of embedded credit derivative qualifies for the exemption – one that is related only to the subordination of one financial instrument to another. As a result, entities that have contracts containing an embedded credit derivative feature in a form other than such subordination may need to separately account for the embedded credit derivative feature. This guidance also has transition provisions, which permit entities to make a special one-time election to apply the fair value option to any investment in a beneficial interest in securitized financial assets, regardless of whether such investments contain embedded derivative features. This guidance is effective on the first day of the first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of any fiscal quarter beginning after March 5, 2010. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In March 2010, FASB issued an authoritative pronouncement regarding the effect of denominating the exercise price of a share-based payment awards in the currency of the market in which the underlying equity securities trades and that currency is different from (1) entity’s functional currency, (2) functional currency of the foreign operation for which the employee provides services, and (3) payroll currency of the employee. The guidance clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should be considered an equity award assuming all other criteria for equity classification are met. The pronouncement will be effective for interim and annual periods beginning on or after December 15, 2010, and will be applied prospectively. Affected entities will be required to record a cumulative catch-up adjustment for all awards outstanding as of the beginning of the annual period in which the guidance is adopted. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In April 2010, the FASB issued Update No. 2010-17, or ASU 2010-17, Revenue Recognition—Milestone Method, which updates the guidance currently included under topic 605, Revenue Recognition. ASU 2010-17 provides guidance on defining the milestone and determining when the use of the milestone method of revenue recognition for research or development transactions is appropriate. It provides criteria for evaluating if the milestone is substantive and clarifies that a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved, if the milestone meets all the criteria to be considered substantive. ASU 2010-17 is effective for milestones achieved in fiscal years, and interim periods within those years, beginning after June 15, 2010 and should be applied prospectively. Early adoption is permitted. The Company is currently evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
In April 2010, the FASB issued an authoritative pronouncement on effect of denominating the exercise price of a share-based payment award in the currency of the market in which the underlying equity securities trades and that currency is different from (1) entity's functional currency, (2) functional currency of the foreign operation for which the employee provides services, and (3) payroll currency of the employee. The pronouncement clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition, and therefore should be considered an equity award assuming all other criteria for equity classification are met. The pronouncement is for interim and annual periods beginning on or after December 15, 2010, and will be applied prospectively. Affected companies will be required to record a cumulative catch-up adjustment for all awards outstanding as of the beginning of the annual period in which the guidance is adopted. The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

-
The FASB issued Accounting Standards Update (ASU) No. 2010-20. Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, on July 21, 2010, requiring companies to improve their disclosures about the credit quality of their financing receivables and the credit reserves held against them. The extra disclosures for financing receivables include aging of past due receivables, credit quality indicators, and the modifications of financing receivables. This guidance is effective for interim and annual periods ending on or after December 15, 2010.  The Company is evaluating the potential impact, if any, of this new accounting guidance on its consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, management has not determined whether implementation of such proposed standards would be material to the consolidated statements.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Note 3 – ACCOUNTS RECEIVABLE

Significant percentage of contract value would be billed upon the delivery of the equipment to our customers. Accounts represent billed amount. Unbilled amount represent sales for which billings have not been presented to customers at year end. Please see note 14.

Accounts receivable consisted of the following:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Amount billed	$12,281,860	$9,919,934	$12,699,153	$4,517,745
Retainage, due upon completion of the contacts	2,477,356	6,846,737	2,549,114	8,655,204
Accounts receivable	$14,759,216	$16,766,671	$15,248,267	$13,172,949
Less: Allowance for doubtful accounts	(1,348,983)	(552,969)	(800,865)	(445,220)
Accounts receivables, net	$13,410,233	$16,213,702	$14,447,402	$12,727,729

The balance billed but not paid by customers pursuant to retainage provisions in long-term contracts will be due upon completion of the contacts and acceptances by the owner. Based on the Company’s experience in recent years, the retention balances at December 31, 2009 are expected to be collected in 2010, except for approximately $ 1.31 million expected to be collected in 2011.

Note 4 –ALLOWANCES FOR DOUBTFUL RECEIVABLES

Allowances for doubtful receivables are comprised of allowances for accounts receivable and allowances for other receivables. The Company made provision for doubtful debts in the aggregate amount of $548,118 and $107,789 during the four month period ended December 31, 2009 and 2008, and $355,685 and $228,277 during the years ended August 31, 2009 and 2008, respectively.

Analysis of allowances for accounts receivable is as follows:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Beginning of the period	$800,865	$445,220	$445,220	$286,100
Allowances made during the period	548,118	107,749	355,645	159,120
Closing balance	$1,348,983	$552,969	$800,865	$445,220

Analysis of allowances for other receivable is as follows:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Beginning of the period	$69,197	$69,157	$69,157	$—
Allowances made during the period	—	40	40	69,157
Write off during the period	(69,197)	—	—	—
Closing balance	$—	$69,197	$69,197	$69,157

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Note 5 – ADVANCES TO SUPPLIERS

The Company advances to certain vendors for the purchase of materials. As of December 31, 2009 and 2008 and August 31, 2009 and 2008, the advances to suppliers amounted to $790,159, $3,168,613, $1,831,154 and $9,322,928, respectively.

Note 6 –INVENTORIES

Inventories comprise:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Inventoried cost	$1,087,077	$—	$—	$—
Raw materials	2,548,251	3,529,578	2,722,380	4,194,119
Commercial spare parts	—	—	143,784	788,200
Total	$3,635,328	$3,529,578	$2,866,164	$4,982,319

Inventoried cost relating to long-term contracts in progress as of December 31, 2009 is $1,087,077 related to one customer cancelling their order. All production and tooling costs are recoverable from the new sales order entered on June 8, 2010.

Inventoried cost relating to long-term contracts in progress as of December 31, 2008, August 31, 2009 and 2008 is zero because they are net against advances and progress billings from those contracts.
Note 7 –PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, comprise:
	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Plant	$1,242,260	$1,241,072	$1,283,639	$985,856
Furniture and fixtures	180,038	136,142	157,099	134,064
Equipment	584,176	508,103	543,789	529,862
Automobiles	264,379	226,074	236,511	223,242
	2,270,853	2,111,391	2,221,038	1,873,024
Less: Accumulated depreciation	(640,917)	(389,487)	(543,554)	(331,951)
Plant and equipment, net	$1,629,936	$1,721,904	$1,677,484	$1,541,073

Plant and equipment are recorded at cost basis. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The cost of improvements that extend the life of plant and equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Depreciation for financial reporting purposes is provided using the straight line method over the estimated useful lives of the assets. The Company had depreciation expenses of $97,363, $57,536, $ 211,258 and $ 150,195 for four month period ended December 31, 2009 and 2008, and for the years ended August 31, 2009 and 2008, respectively.

Note 8 – INTANGIBLE ASSETS

Land Use Right
According to the laws of the PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the Chinese government. Land use rights are being amortized using the straight-line method over the lease term of 40 years.

The land use rights consisted of the following:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Land use rights	$1,094,319	$1,093,273	$1,092,250	$1,091,612
Less: Accumulated amortization	(54,716)	(27,332)	(45,510)	(18,194)
	$1,039,603	$1,065,941	$1,046,740	$1,073,418

Total amortization expenses of land use right for four month period ended December 31, 2009 and 2008 and for the years ended August 31, 2009 and 2008 are $9,206, $9,138, $27,287 and $17,377, respectively.

Amortization expenses of the intangible asset for the next five years after December 31, 2009 are as follows:

Year ended December 31, 2010	$27,287
Year ended December 31, 2011	27,287
Year ended December 31, 2012	27,287
Year ended December 31, 2013	27,287
Year ended December 31, 2014	27,287
Thereafter	903,168
$1,039,603

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Note 9 – SHORT-TERM LOANS

The short-term loans were as follows:

	At December 31,		At August 31,
Description	2009	2008	2009	2008
		(unaudited)

Loan payable to Da Zhongsi Branch of Beijing Bank, interest at 7.47% annually, due by November 11, 2008, with the collateral of buildings and land use rights.	$—	$—	$—	$438,263

Loan payable to Da Zhongsi Branch of Beijing Bank, interest at 6.57% annually, due by October 30, 2008, with the collateral of buildings and land use right.	—	—	—	292,176

Loan payable to Da Zhongsi Branch of Beijing Bank, interest at 6.57% annually, due by October 31, 2009, with the collateral of buildings and land use right.	—	731,550	730,866	—

Loan payable to Da Zhongsi Branch of Beijing Bank, interest at 5.31% annually, due by November 13, 2010, with the collateral of buildings and land use right.	732,250	—	—	—
	$732,250	$731,550	$730,866	$730,439

The interest expense was $10,178, $9,492, $21,574 and $24,844 for four month ended December 31, 2009 and 2008, and for the years ended August 31, 2009 and 2008, respectively.

Note 10 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	December 31,		August 31,
	2009	2008	2009	2008
		(unaudited)
Accounts payable	$4,294,832	$4,947,607	$3,955,624	$5,195,570
Accrued expenses	—	—	—	15,413
Payroll and welfare payables	—	—	2,041	25,399
Contingent liabilities	142,253	127,941	141,985	127,746
Total	$4,437,085	$5,075,548	$4,099,650	$5,364,128

Note 11 – OTHER PAYABLES

Other payables comprised of the following:
	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Payable to employees	$29,169	$13,392	$826,597	$978
Payable to other companies	228,328	143,893	181,555	123,749
Total	$257,497	$157,285	$1,008,152	$124,727

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Note 12 – TAX PAYABLES

Tax payables are summarized as follows:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
VAT tax payables and other tax payables	$4,988,518	$3,397,038	$4,188,470	$2,203,098
Income tax payable	238,504	785,428	956,411	223,944
Total taxes payable	$5,227,022	$4,182,466	$5,144,881	$2,427,542

Note 13 – INCOME TAXES

On March 16, 2007, the National People’s Congress of China approved the new Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), which is effective from January 1, 2008.

Prior to January 1, 2008, the CIT rate applicable to corporations in the PRC was 33%, which is composed of 30% national income tax and 3% local income tax.  After January 1, 2008, under the New CIT Law, the corporate income tax rate applicable to our subsidiaries is 25%. The New CIT Law has an impact on the deferred tax assets and liabilities of the Company. The Company adjusted deferred tax balances as of December 31, 2009 based on their best estimate and will continue to assess the impact of such new law in the future. The effects arising from the enforcement of the New CIT Law have been reflected in the accounts.  Beginning January 1, 2008, the new Enterprise Income Tax (“EIT”) law replaced the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”).

The key changes in the new law are:

-	The new standard EIT rate of 25% replaced the 33% rate currently applicable to both DES and FIEs, except for High Tech companies who pay a reduced rate of 15%; and

-
Companies established before March 16, 2008 will continue to enjoy tax holiday treatment approved by the local government for a grace period of the next 5 years or until the tax holiday term is completed, whichever is sooner.

The Company is a high technology company and enjoys the benefit of a reduced income tax rate at 15%. The applicable new EIT for the Company is 7.5% until December 31, 2009. .

In accordance with the New CIT Law, enterprises established under the laws of foreign countries or regions and whose “place of effective management” is located within the PRC territory are considered PRC resident enterprises and subject to the PRC income tax at the rate of 25% on worldwide income.  The definition of “place of effective management" refers to an establishment that exercises, in substance, overall management and control over the production and business, personnel, accounting, properties, etc. of an enterprise. As of December 31, 2009, no detailed interpretation or guidance has been issued to define “place of effective management”. Furthermore, as of December 31, 2009, the administrative practice associated with interpreting and applying the concept of “place of effective management” is unclear. If the Company were to have non-PRC incorporated entities are they are deemed PRC tax residents, such entities would be subject to PRC tax under the New CIT Law.  The Company has analyzed the applicability of this law, as of December 31, 2009, and the Company has not accrued for PRC tax on such basis.  The Company will continue to monitor changes in the interpretation or guidance of this law.

The New CIT Law also imposes a 10% withholding income tax, subject to reduction based on tax treaty where applicable, for dividends distributed by a foreign invested enterprise to its immediate holding company outside China.  Such dividends were exempted from PRC tax under the previous income tax law and regulations.  The foreign invested enterprise is subject to the withholding tax starting from January 1, 2008.  There were no dividends distributed in the four months ended December 31, 2009 and 2008, and during the years ended August 31, 2009 or 2008.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

The table below summarizes the reconciliation of the Company’s income tax provision (benefit) computed at the statutory rate in the PRC and the actual tax provision:

	Four Month Ended		Year Ended
	December 31,		August 31,
	2009	2008	2009	2008
		(unaudited)
Income tax (benefit) provision at PRC statutory rate	$(1,569,000)	$1,033,000	$2,658,000	$1,078,000
Abatement of taxes – Technology enterprises	627,000	(413,000)	(1,062,000)	(431,000)
Additional abatement	-	(310,000)	(797,000)	(323,000)
Permanent difference	-	-	40,000	48,000
Total tax (benefit) expenses	$(942,000)	$310,000	$839,000	$372,000

The Company uses FASB ASC 740 (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”)). – An Interpretation of FASB Statement No. 109, Accounting for Income Taxes.  The Interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under FIN 48, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement.  FIN 48 also provides guidance on recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  As of December 31, 2009 and 2008 and August 31, 2009 and 2008, the Company does not have a liability for unrecognized tax expenses.

The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will not be realized. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The ultimate realization of a deferred tax asset is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible for tax purposes. Valuation allowances have been established for deferred tax assets based on a more likely than not threshold. The Company believes it is more-likely-than-not that the Company will realize the benefits of these deductible differences. The amount of the deferred tax assets considered to be realizable, however, could be reduced in the near term if estimates of future taxable income during the tax loss carry forward periods are reduced. As of December 31, 2009 the Company’s deferred tax asset that has been netted against the Company’s corporate income tax liability.

Note 14 – RELATED PARTIES TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. The due from/to related parties represented the advances from or to the Company’s shareholders.

The amounts were unsecured, non-interest bearing and due on demand. As of December 31, 2009 and 2008, August 31, 2009 and 2008, amount due from related parties were $61,918, $3,304, $31,104 and $420,267, respectively. As of December 31, 2009 and 2008, August 31, 2009 and 2008, the amounts due to related parties were $0, $0, $0 and $156,606, respectively.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Note 15 – COST AND ESTIMATED EARNINGS AND BILLINGS

The current assets, “costs and estimated earnings in excess of billings” on contract in progress, represent cumulative revenues recognized in excess of the cumulative amount billed to the customer. Included in cost and estimated earnings in excess of billings are unbillable receivable on contracts, or portions of contracts, that have been recorded in sales on attainment of sales or revenue criteria, though appropriately recognized, cannot be billed yet under the contracts as of the balance sheet.

Costs and estimated earnings in excess of billings are as follows:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Contract costs incurred plus recognized profits less recognized losses to date	$20,384,927	$13,076,216	$29,414,979	$16,017,440
Less: Progress billings to date	(18,063,678)	(11,865,285)	(23,765,509)	(14,063,267)
Costs and estimated earnings in excess of billings	$2,321,249	$1,210,931	$5,649,470	$1,954,173

During the four month ended in December 31, 2009 and 2008, four contracts amounting to $ 9,795,565 and 3 contracts amounting to $ 4,924,619 completed, respectively. Once the contracts are completed, any billed revenue that has not been collected is reported as account receivables.

The timing of when we bill our customers is generally based on advance billing terms or contingent upon completion of certain phases of the work, as stipulated in the contract. Costs and estimated earnings in excess of billings at December 31, 2009 are typically billed within one year.

The current liability, “billings in excess of costs and estimated earnings” on contract, represents the amount billed in excess of revenues recognized. Based on normal sales contract terms, our customers pay 20%-30% of total contract value as a deposit. Payments received on contracts not yet started are recorded as advances from customers. Billings in excess of costs and estimated earnings” are payments received on contracts that have been started and where the payment on the contract exceeds work progress to date. With the contract and work progresses, billings in excess of costs and estimated earnings will gradually decrease to zero.

Billings in excess of costs and estimated earnings are as follows:

	At December 31,		At August 31,
	2009	2008	2009	2008
		(unaudited)
Progress billings to date	$35,667	$—	$1,314,681	$13,665,654
Less: Contract costs incurred plus recognized
Profits less recognized losses to date	(12,452)	—	(773,555)	(2,516,822)
Billings in excess of costs and estimated earnings	$23,215	$—	$541,126	$11,148,832

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

Note 16 – MAJOR CUSTOMERS AND VENDORS

Major vendors
There was one vendor from which the Company purchased more than 10% of its raw materials for four month period ended December 31, 2009, accounting for about 12%. Accounts payable to the vender as of December 31, 2009, was $0.

There were four vendors from which the Company purchased more than 10% of its raw materials for four month period ended December 31, 2008, each vendor accounting for about 10%, 13%, 14% and 20%, respectively.  Accounts payable to the venders was $0, $37,879, $455,123 and $0, respectively, as of December 31, 2008.

There were four vendors from which the Company purchased more than 10% of its raw materials for the fiscal year ended August 31, 2009, with each vendor individually accounting for about 23%, 22%, 14%, and 12%. Accounts payable to each vender as of August 31, 2009, was $0, $47,214, $0, and $0 respectively.

There was one vendor from which the Company purchased more than 10% of its raw materials for the fiscal year ended August 31, 2008, accounting for about 13%.  Accounts payable to the vender was $178,519 as of August 31, 2008.

Major customers
One customer accounted for 98% of the total sales for four month period ended December 31, 2009. Accounts receivable from this customer as of December 31, 2009, was $720,240.

There was one customer that accounted for over 10% of the total sales for the four month period ended December 31, 2008, accounting for about 69% of total sales for that period. Accounts receivable from this customer as of December 31, 2008, was $6,784,405, respectively.

There were two customers that accounted for over 10% of the total sales for the fiscal year ended August 31, 2009, with each customer individually accounting for about 46%and 16%. Accounts receivable from the two customers as of August 31, 2009, was $158,136 and $1,529,118 respectively.

There were four customers that accounted for over 10% of the total sales for the fiscal year ended August 31, 2008, with each customer individually accounting for about 26%, 20%, 15% and 13%. Accounts receivable from these four customers as of August 31, 2008, was $2,025,697, $3,860,005, $2,161,832 and $982,141, respectively

Note 17 – STATUTORY RESERVE AND STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

i.	Making up cumulative prior years’ losses, if any;

ii.
Allocations to the “Statutory surplus reserve” of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital;

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

iii.
Allocations of 5 to 10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory common welfare fund”, which is established for the purpose of providing employee facilities and other collective benefits to the Company’s employees; and

iv.	Allocations to the discretionary surplus reserve, if approved in the shareholders’ general meeting.

According to the new Company Law of the PRC executed in 2006, the Company is no longer required to reserve the “Statutory common welfare fund”. Accordingly, the Company did not reserve the common welfare fund.

As of December 31, 2009 and 2008, and August 31, 2009 and 2008, the statutory surplus reserve is $2,674,537, $1,122,095, $2,674,537, and $1,122,095, respectively.

Note 18 – SHAREHOLDERS’ EQUITY

BWMC was incorporated in the PRC as a limited company, whereas each of its shareholders owns a percentage of the equity ownership in lieu of a number of ordinary shares. As of December 31, 2009, BWMC has eight shareholders forming 100% equity ownership. Since its capital structure is in a percentage of equity ownership in lieu of the number of ordinary shares, we have categorized the value of ownership as “share capital” included in additional paid in captial.

Note 19 – SUBSEQUENT EVENTS

(a)
On February 22, 2010, AGL, along with BXFI and BWMC, and Giant Nova Holdings Limited (“Giant Nova”), a British Virgin Island company (a “BVI”) completed a Share Purchase Agreement (the “Acquisition”) with China Fundamental Acquisition Corporation (“CFAC”) a Cayman Island company incorporated on December 12, 2007. Under the terms of the Share Purchase CFAC will acquire 100% of the outstanding shares, and or equity, of AGL and Giant Nova for 5,700,000 shares of CFAC. Subsequent to the Share Purchase the share holders of AGL and Giant Nova, collectively to be referred to as Beijing Wowjoint, will have a majority of the shares of CFAC, and accordingly will have control of the consolidated CFAC entity to be referred to as Wowjoint Holdings Limited. The owners of BWMC are the largest shareholders of Giant Nova. In accordance with the Acquisition, Giant Nova’s shareholders will receive a substantial majority of shares under the Acquisition; accordingly the BWMC shareholders will hold a majority position in Wowjoint Holdings Limited. Of the 5,700,000 shares issued a total of 3,696,735 shares will be held in escrow to be released on February 22, 2014.

CFAC was formed as a Special Purpose Acquisition Company, a SPAC, whereby they raised funds in an initial public offering with the intent to apply substantially all net proceeds from the public offering to a business combination. The acquisition will be accounted for as a “reverse acquisition” since, immediately following completion of the transaction, the shareholders of Beijing Wowjoint, of which BWMC shareholders are the majority holders thereof, will have effective control of CFAC through (1) their approximately 55% shareholder interest in the combined entity, (2) majority representation on the board of directors, and (3) being named to all of the senior executive officer positions. For accounting purposes, Beijing Wowjoint will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of Beijing Wowjoint, i.e., a capital transaction involving the issuance of share by CFAC for the shares of Beijing Wowjoint. Accordingly, the combined assets, liabilities and results of operations of Beijing Wowjoint became the historical financial statements of China Fundamental at the closing of the acquisition, and CFAC’s assets (primarily cash and cash equivalents), liabilities and results of operations will be consolidated with those of Beijing Wowjoint beginning on the acquisition date. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction will be charged to additional paid-in capital. No step-up in basis or intangible assets or goodwill will be recorded in the transaction.

In connection with the Acquisition, holders of 1,374,089 shares of CFAC’s, from CFAC’s public offering (the “Offering”) and Over-allotment (the “Over-allotment”) from May 2008, elected to redeem their shares for cash at $7.96 per share. In order to facilitate the Acquisition being approved by CFAC shareholders, CFAC, the Company and their respective affiliates entered into privately negotiated “forward contracts” transactions to purchase 1,696,258 ordinary shares of CFAC from shareholders who had indicated their intention to vote against the Acquisition and seek redemption of their shares for cash. These transactions were entered into prior to the meeting of CFAC shareholders to approve the Acquisition, but would not be completed until the Acquisition was consummated. The redemption purchase and the forward contracts were paid out of funds of CFAC. Prior to the Acquisition, a total of 5,320,312 shares of CFAC were outstanding, subsequent to the redemption and forward contracts a total of 2,249,965 were outstanding.

In addition to the 2,249,965 CFAC shares outstanding prior to the Acquisition, upon completion of the Acquisition on February 22, 2010, warrants underlying 7,264,756 shares exercisable at $5.00 per share became exercisable and have a life until the fourth anniversary of Offering, or until May 15, 2012.  CFAC may redeem the warrants, at a price of $0.01 per warrant upon 30 days’ notice while the warrants are exercisable, only in the event that the last sale price of the ordinary shares is at least $10.00 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In accordance with the warrant agreement relating to the warrants issued in the Offering, CFAC is only required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. CFAC will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. The CFAC warrants are comprised of (i)  1,064,062 shares underlying the warrants issued to the shareholders that established CFAC (the “Existing Shareholders”) in a 1:1 proportion to the actual shares issued for CFAC’s establishment, (ii) 1,944,444 shares underlying the warrants sold to investors in a private placement (the “Private Placement Warrants”), sold  simultaneously as CFAC was closing the Offering in May 2008, and (iii) 4,256,250 shares underlying the warrants included in the Offering and Over-allotment  from May 2008. Included in these warrants are the warrants issued with the 1,374,089 shares that were redeemed, and warrants issued with the 1,696,258 shares that were re-purchased in forward contracts. The shareholders electing to redeem their shares and sell the shares in the forward contracts were permitted to retain the warrants that they had received in the Offering and Over-allotment.

AUTHENTIC GENIUS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR FOUR MONTH PERIOD ENDED DECEMBER 31, 2009 AND 2008
AND THE YEARS ENDED AUGUST 31, 2009 AND 2008

The Existing Shareholders and the holders of the Private Placement Warrants are entitled to registration rights with respect to their outstanding ordinary shares and shares underlying their warrants pursuant to an agreement signed on the closing date of the Offering. The Existing Shareholders are entitled to demand that CFAC register their ordinary shares commencing six months after the consummation of the Acquisition. The holders of the Private Placement Warrants are entitled to demand that CFAC register these securities commencing upon the consummation of the Acquisition. In addition, the Existing Shareholders and holder of the Private Placement Warrants have certain “piggy-back” registration rights on registration statements filed after CFAC’s consummation of the Acquisition.

In accordance with the Acquisition, the issuance to Realink, one of shareholders of Giant Nova, of up to 500,000 additional shares if the following performance targets are achieved (1) 200,000 earn-out shares in the event that the closing price per share of Wowjoint Holdings Limited is at or above US$10.00 for 180 days out of 360 days during the period from the acquisition closing date to the second anniversary of the closing date; (2) 200,000 earn-out shares in the event that the closing price per share is at or above US$13.80 for 180 days out of 360 days during the period from the acquisition closing date to the third anniversary of the closing date; and (3) 100,000 earn-out shares in the event that the average daily trading volume is no less than 200,000 shares for three consecutive months during the period from the closing date of the acquisition to the second anniversary of the closing date. Upon issuance, such shares will be recorded as an adjustment to the accounting acquiree’s basis in the reverse acquisition (i.e., as an adjustment at par value to ordinary shares and additional paid-in capital), and will be included in the calculations of earnings per share from that date.

(b)
On August 4, 2010, the Company announced that the ownership of Beijing Wowjoint Machinery Co., Ltd (“BWMC”) was transferred to Beijing Xin Fu Industry Consulting Co., Ltd (“BXFI’). BXFI formerly had no direct equity ownership interest in Beijing Wowjoint and relied on contractual arrangements with Beijing Wowjoint and its shareholders to substantially control and operate BWMC. After the transfer was completed, the Company directly owns 100% of its operating entity BWMC.

(c)	The Company has evaluated all events and transactions that occurred after December 31, 2009 up through the date that the financial statements were issued.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provisions may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provides for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

In December 2007, we sold the following securities without registration under the Securities Act:

Shareholders	Number of Ordinary Shares and Warrants
Ralco Capital Limited(1)	624,235
Rising Year Group Limited(2)	622,078
Q.Y. Ma	5,750
Tan Xiao Wei	5,750

(1)	Ralco Capital Limited is 100% owned by our former chief executive officer and current director, Mr. Chun Yi Hao.

(2)	Rising Year Group Limited is 100% owned by the former chairman of our board of directors, Ms. Hope Ni.

Such securities were sold on December 12, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to accredited investors. The ordinary shares and warrants issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.02 per unit (if one ordinary share and one warrant were treated as consisting, together, a single unit).

In January, 2008, Ralco Capital Limited sold 45,000 of our ordinary shares and warrants to Oliveira, including 5,870 ordinary shares and warrants that are subject to forfeiture to the extent that the underwriters do not exercise their over-allotment option. In January, 2008, Rising Year Group Limited transferred 22,500 of our ordinary shares and warrants to Globis International Investments LLC, 15,750 ordinary shares and warrants to Globis Capital Partners L.P., and 6,750 ordinary shares and warrants to Globis Overseas Fund Ltd. The ordinary shares and warrants transferred to the Globis entities included, in the aggregate, 5,870 ordinary shares and warrants that were subject to forfeiture to the extent that the underwriters did not exercise their over-allotment option. All of the foregoing transfers were made at $0.02 per share. Rising Year Group Limited also subsequently transferred 10,000 ordinary shares to Amy Kong, a senior vice president of the company. The transfers were made in reliance upon exemptions from registration pursuant to the so-called Section 4(1-1/2) exemption. The transfers were made between accredited and sophisticated individuals with no underwriting discounts or commissions being paid with respect to such transfers. Furthermore, the transferees acknowledged that they were acquiring the shares for their account for investment purposes only and that they had no present intention of selling or otherwise disposing of the shares in violation of the securities laws of the United States. On April 14, 2008, we repurchased from Ralco Capital Limited and Rising Year Group Limited an aggregate of 179,688 ordinary shares and warrants at nominal cost, leaving 1,078,125 ordinary shares and warrants outstanding (14,063 of which were forfeited on a pro rata basis, as the underwriters did not exercise their over-allotment option in full).

In addition, our private placement investors purchased from us an aggregate of 1,944,444 warrants at $0.90 per warrant (for a total purchase price of $1,750,000). This purchase took place on a private placement basis in connection with our initial public offering. This issuance was made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

In connection with our initial public offering, we granted the underwriters for $100 a unit purchase option to purchase an aggregate of 225,000 units, consisting of one ordinary share and one ordinary share purchase unit, at an exercise price of $10 per unit. The securities were sold in reliance on the exemption from registration contained in Section 4(2) of the Securities Act since they were sold to the underwriters of our initial public offering. No underwriting discounts or commissions were paid with respect to such securities.

On February 22, 2010, we acquired Beijing Wowjoint by purchasing all of its outstanding shares from existing shareholders of Beijing Wowjoint in exchange for the issuance of an aggregate of 5,700,000 of our newly issued ordinary shares. Concurrent with the closing, 3,696,735 of these acquisition shares were delivered into an escrow account. In addition, 500,000 earn-out shares will be issued to the Sellers in the event certain earnings and share price thresholds are achieved. Such shares were granted pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to accredited investors.

In the second quarter of 2010, a warrant to purchase 60,000 of our ordinary shares at a strike price equal to $10.00 will be issued in a Section 4(2) private placement transaction to our investor relations firm, Hayden Communications International Inc. as a compensation for certain investor relations services to be provided.

Item 8. Exhibits.

Exhibit No.	Description
1.1	Second Amended Memorandum and Articles of Association (included as Annex A to the Proxy Statement filed under cover of Form 6-K on January 13, 2010 and incorporated herein by reference)**

1.2	Certificate of Incorporation*

4.1	Specimen Unit Certificate†

4.2	Specimen Ordinary Share Certificate†

4.3	Specimen Public Warrant Certificate†

4.4	Specimen Private Warrant Certificate (Incorporated by reference to exhibit 4.4 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

4.5	Form of Unit Purchase Agreement Granted to the Underwriters (Incorporated by reference to exhibit 10.8 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

4.6
Form of Warrant Agreement by and between CFAC and Continental Stock Transfer & Trust Company (Incorporated by reference to exhibit 4.5 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

5.1	Opinion of Conyers Dill & Pearman†

8.1	List of Subsidiaries***

10.1
Form of Securities Escrow Agreement among Continental Stock Transfer & Trust Company, certain officers, directors and shareholders and the Registrant (Incorporated by reference to exhibit 10.1 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.2
Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to exhibit 10.2 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.3
Form of Registration Rights Agreement among the Registrant and our Private Placement Investors (Incorporated by reference to exhibit 10.4 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.4
Amended and Restated Warrant Purchase Agreement between Registrant and our Private Placement Investors (Incorporated by reference to exhibit 10.5 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.5	Unit Purchase Option to be granted to the underwriters (Incorporated by reference to exhibit 10.8 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.6
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Chun Yi Hao (Incorporated by reference to exhibit 10.9 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.7
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Globis Overseas Fund Ltd. (Incorporated by reference to exhibit 10.16 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.8
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Hope Ni (Incorporated by reference to exhibit 10.10 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.9
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Q.Y. Ma (Incorporated by reference to exhibit 10.11 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.10
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Tan Xiao Wei (Incorporated by reference to exhibit 10.12 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.11
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Ralco Capital Limited (Incorporated by reference to exhibit 10.13 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.12
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Rising Year Group Limited (Incorporated by reference to exhibit 10.14 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.13
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Oliveira Capital, LLC (Incorporated by reference to exhibit 10.15 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.14
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Globis International Investments LLC (Incorporated by reference to exhibit 10.16 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.15
Letter Agreement among the Registrant, Chardan Capital Markets, LLC and Globis Capital Partners L.P. (Incorporated by reference to exhibit 10.7 of CFAC’s Registration Statement on Form F-1 filed on April 29, 2008 (File No. 333-150489))

10.16	Share Purchase Agreement, dated November 30, 2009, among CFAC and the other parties named thereto†

10.17
Form of Escrow Agreement among China Fundamental Acquisition Corporation, Realink Group Limited, Yabin Liu, Fude Zhang, Yasheng Liu, Liguo Liu and Mintz & Fraade, P.C. (Incorporated by reference to exhibit 4.1 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.18	Employment Agreement, dated February 22, 2010 between Wowjoint and Yabin Liu. (Incorporated by reference to exhibit 4.2 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.19	Employment Agreement, dated February 22, 2010 between Wowjoint and Fude Zhang. (Incorporated by reference to exhibit 4.3 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.20	Employment Agreement, dated February 22, 2010 between Wowjoint and Liguo Liu. (Incorporated by reference to exhibit 4.4 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.21	Employment Agreement, dated February 22, 2010 between Wowjoint and Yasheng Liu. (Incorporated by reference to exhibit 4.5 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.22
Lock-up Agreement, dated February 22, 2010 among China Fundamental Acquisition Corporation, Giant Nova Holdings Limited, Authentic Genius Limited, Realink Group Limited, Yabin Liu, Fude Zhang, Yasheng Liu and Liguo Liu (Incorporated by reference to exhibit 4.6 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.23
Earn-Out Agreement dated February 18, 2010 between China Fundamental Acquisition Corporation and Realink Group Limited (Incorporated by reference to exhibit 4.7 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.24
Exclusive Technical Consulting and Services Agreement, dated August 25, 2009, between Beijing Xin Fu Industry Consulting Co., Ltd. and Beijing Wowjoint Machinery Co., Ltd. (Incorporated by reference to exhibit 4.8 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.25
Equity Pledge Agreement, dated August 25, 2009, among Beijing Xin Fu Industry Consulting Co., Ltd and Anning Li, Liguo Liu, Yabin Liu, Yasheng Liu, Pingyi Wang, Fude Zhang, Beijing Wan Qiao Mechanical and Electrical Equipment Co., and Ting Ding (Incorporated by reference to exhibit 4.9 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.26
Voting Rights Proxy Agreement, dated August 25, 2009, among Beijing Xin Fu Industry Consulting Co., Ltd and Anning Li, Liguo Liu, Yabin Liu, Yasheng Liu, Pingyi Wang, Fude Zhang, Beijing Wan Qiao Mechanical and Electrical Equipment Co., and Ting Ding

10.27	Executive Employment Agreement, dated March 12, 2010, between China Fundamental Acquisition Corporation and Anthony Hung†

10.28	Investor Relations Consulting Agreement, dated March 12, 2010 between Wowjoint Holdings Limited and Hayden Communications International, Inc.†

10.29	Exclusive Call Option Agreement, dated August 25, 2009, among Beijing Xin Fu Industry Consulting Co. Ltd. and the shareholders of Beijing Wowjoint (Incorporated by reference to exhibit 4.11 of CFAC’s shell company report on Form 20-F filed on March 10, 2010)

10.30	Lease Agreement, dated July 17, 2009, between Beijing Wowjoint and Beijing Hantian Xinda Technology Development Co.††

10.31	Credit Agreement, dated November 10, 2009, between Beijing Wowjoint and Bank of Beijing††

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)†

23.2	Consent of UHY Vocation HK CPA Limited, an independent registered public accounting firm††

23.3	Consent of Sherb & Co. LLP, Certified Public Accountants & Consultants, an independent registered public accounting firm††

23.4	Consent of Sherb & Co. LLP, Certified Public Accountants & Consultants, an independent registered public accounting firm††

24.1	Power of Attorney†

†	Previously filed

††	Filed herewith

Item 9. Undertakings.

(a)	The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China on November 30, 2010.

WOWJOINT HOLDINGS LIMITED

By:	/s/ Anthony Hung
Name: Anthony Hung Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Yabin Liu	*	November 30, 2010
Chief Executive Officer and Director (principal executive officer)
Anthony Hung	/s/ Anthony Hung	November 30, 2010
Acting Chief Financial Officer (principal financial officer)
Joy Fu	*	November 30, 2010
Comptroller (principal accounting officer)
Fude Zhang	*	November 30, 2010
Chief Technical Officer and Director
Chun Yi Hao	*	November 30, 2010
Director
Jibing Li	*	November 30, 2010
Director
Chun Liu	*	November 30, 2010
Director

*	By	/s/ Anthony Hung
Anthony Hung
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Wowjoint Holdings Limited, has signed this registration statement or amendment thereto in New York, New York on November 30, 2010.

Authorized U.S. Representative

By:	/s/ Alan P. Fraade
Name: Alan P. Fraade Title: Member, Mintz & Fraade, P.C. Date: November 30, 2010